FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282944-06

BANK5 2026-5YR23

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,174,288,991

(Approximate Total Mortgage Pool Balance)

$991,466,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Wells Fargo Bank, National Association

Bank of America, National Association

JPMorgan Chase Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2026-5YR23

June 22, 2026

MORGAN STANLEY Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager	J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager
Academy Securities, Inc. Co-Manager		Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-282944) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK5 2026-5YR23

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange (“NYSE”), the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the NYSE.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/Aaa(sf)/AAA(sf)	$3,800,000		30.000%	(7)	2.42	1 – 55	15.4%	43.5%
Class A-2(8)	AAAsf/Aaa(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	15.4%	43.5%
Class A-3(8)	AAAsf/Aaa(sf)/AAA(sf)		(8)(9)	30.000%	(7)(8)	(9)	(9)	15.4%	43.5%
Class X-A	AAAsf/Aaa(sf)/AAA(sf)	$780,902,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/NR/A(sf)	$210,564,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/A1(sf)/AAA(sf)	$108,768,000	(8)	20.250%	(7)(8)	5.00	60 – 60	13.5%	49.5%
Class B(8)	AA-sf/NR/AA(low)(sf)	$58,568,000	(8)	15.000%	(7)(8)	5.00	60 – 60	12.7%	52.8%
Class C(8)	A-sf/NR/A(low)(sf)	$43,228,000	(8)	11.125%	(7)(8)	5.00	60 – 60	12.2%	55.2%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB(sf)	$36,257,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BBB(low)(sf)	$20,917,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	B-sf/NR/BB(sf)	$15,339,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/B(sf)	$22,311,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/NR	$29,284,541	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB(low)(sf)	$36,257,000		7.875%	(7)	5.00	60 – 60	11.7%	57.2%
Class E	BB-sf/NR/BB(high)(sf)	$20,917,000		6.000%	(7)	5.00	60 – 60	11.5%	58.4%
Class F	B-sf/NR/BB(low)(sf)	$15,339,000		4.625%	(7)	5.00	60 – 60	11.3%	59.2%
Class G	NR/NR/B(low)(sf)	$22,311,000		2.625%	(7)	5.00	60 – 60	11.1%	60.5%
Class H	NR/NR/NR	$29,284,541		0.000%	(7)	5.00	60 – 60	10.8%	62.1%

Non-Offered Eligible Vertical Interests(12)

Class or Interest	Expected Ratings (Fitch/Moody’s/ Morningstar DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$58,714,449.56	N/A	(14)	4.90	1 – 60	N/A	N/A
RR Interest(13)	NR/NR/NR	$0	N/A	(14)	N/A	N/A	N/A	N/A
(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“Morningstar DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). The Morningstar DBRS ratings shown in the table above may be issued by DBRS Limited, an NRSRO affiliated with DBRS, Inc. and part of the Morningstar DBRS group. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class V certificates), on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.
(6)	Certificate Principal to Value Ratio for any class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate initial certificate balance of the subject class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other classes of principal balance certificates, if any, that are senior to such class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G and Class H certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate initial principal balance of the Class A-2 and Class A-3 trust components is expected to be approximately $777,102,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $777,102,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued.

Trust Component	Expected Range of Initial Principal Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $350,000,000	N/A – 4.78	N/A / 55 – 59
Class A-3 trust component	$427,102,000 – $777,102,000	4.87 – 4.94	55 – 60 / 59 – 60

(10)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that,
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview

with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculations above, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet. The RR Interest will not be certificated and will not be a “certificate” for purposes of this Term Sheet. There is no RR Interest with respect to the Trust. References to the “RR Interest” and the “RR Interest Owner(s)” in this term sheet should be disregarded.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview

Issue Characteristics

Offered Certificates:	$991,466,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of 16 principal balance classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc. and Siebert Williams Shank & Co., LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association
Rating Agencies:	Fitch, Moody’s and Morningstar DBRS
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Torchlight Loan Services, LLC
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
Initial Directing Certificateholder:	Torchlight Debt Fund VIII Holdings (US), LLC or its affiliate
Risk Retention Consultation Parties:	Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and Bank of America, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor with respect to the securitization of the mortgage loans, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	This securitization transaction is not structured to satisfy any risk retention, due diligence or other requirement of the EU Securitization Rules or the UK Securitization Rules.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2026 (or, in the case of any mortgage loan that has its first due date after July 2026, the date that would have been its due date in July 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of June 22, 2026
Expected Closing Date:	July 14, 2026
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in August 2026.
Rated Final Distribution Date:	The distribution date in July 2059
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2026-5YR23<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H certificates and the Exchangeable Certificates (such classes of certificates, together with the Class V certificates are referred to herein as the “certificates”), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by 5% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest” and will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) with respect to the securitization of the mortgage loans. The VRR Interest is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus.

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i) to principal on (a) the Class A-1 certificates, (b) the Class A-2 trust component, and (c) the Class A-3 trust component, in that order, in each case until the certificate or principal balance of the applicable class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each class of principal balance certificates and trust components other than the Class A-1 certificates and the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class or trust component and then up to an amount equal to, and pro rata based on, interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, up to an amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, up to an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then up to an amount equal to interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class H certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective Class Percentage Interests for that distribution date. If a class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$108,768,000	Class A-S certificate pass-through rate minus 1.00%
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$58,568,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$43,228,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively. The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview

the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  Each class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation parties are entitled to consult with the special servicer, $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers, and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the classes of certificates specified below, in the following amounts:

(a) to the holders of each class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2 and Class D certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the YM Denominator for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview

which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the YM Denominator for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and

(2) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest) its Percentage Allocation Entitlement of such yield

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview

maintenance charge or prepayment premium.

“YM Denominator” means, for any distribution date, the total amount of principal distributed to the Class A-1 and Class D certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing in clause (1) to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the certificates’ Percentage Allocation Entitlement of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-E, Class X-F, Class X-G, Class X-H, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)
Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan, one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Glendale Fashion Center, 10 West End, and Inwood Living (prior to the securitization of the related lead servicing note). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan. With respect to the Inwood Living whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).
Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and/or, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Mountain Industrial Portfolio, Southeast MHP Portfolio, Inwood Living (following the securitization of the related lead servicing note), Haven Leased Fee Portfolio and West Memorial Place. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” with respect to any Mortgage Loan will occur when the Class E certificates have a certificate balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur with respect to any Mortgage Loan when no class of Control Eligible Certificates has a certificate balance at least equal to 25% of the initial certificate balance of that class, in each case without regard to the application of any Cumulative Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Reduction Amounts; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, or (b) with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or such holder of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the closing date.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan or a whole loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan or whole loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such mortgage loan or whole loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2026-5YR23	Structural Overview

information is received by the applicable master servicer from the non-serviced special servicer or non-serviced master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such class or trust component is notionally reduced to zero: the Class H, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable special servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for any non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2026-5YR23 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Morgan Stanley Bank, N.A., (ii) a party selected by Wells Fargo Bank, National Association and (iii) a party selected by Bank of America, National Association, in each case, as an owner of the VRR Interest. Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association and Bank of America, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time; provided that so long as Torchlight Debt Fund VIII Holdings (US), LLC or an affiliate thereof owns at least 15% of the outstanding certificate balance of the then-Controlling Class of certificates, Torchlight Loan Services, LLC may not be removed or replaced without cause.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders and VRR Interest Owners as a collective whole, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of a majority of holders of principal balance certificates evidencing at least a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the principal balance certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2026-5YR23 trust, as holder of the related mortgage loan, has the right to terminate the applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing within 30 days of notice of such resignation, upon receipt of written notice, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-17

BANK5 2026-5YR23	Structural Overview
unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class X-E, Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-18

BANK5 2026-5YR23	Structural Overview

Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-19

BANK5 2026-5YR23	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	10	52	$417,450,000	35.5%
Bank of America, National Association	13	16	$282,275,000	24.0%
Wells Fargo Bank, National Association	6	6	$268,263,991	22.8%
JPMorgan Chase Bank, National Association	3	3	$116,300,000	9.9%
Wells Fargo Bank, National Association / Morgan Stanley Mortgage Capital Holdings LLC / Bank of America, National Association	1	90	$90,000,000	7.7%
Total:	33	167	$1,174,288,991	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,174,288,991
Number of Mortgage Loans:	33
Average Cut-off Date Balance per Mortgage Loan:	$35,584,515
Number of Mortgaged Properties:	167
Average Cut-off Date Balance per Mortgaged Property:	$7,031,671
Weighted Average Mortgage Rate:	6.5080%
% of Pool Secured by 5 Largest Mortgage Loans:	33.6%
% of Pool Secured by 10 Largest Mortgage Loans:	55.7%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	15.1%
% of Pool Secured by Refinance Loans:	95.6%
% of Pool Secured by Acquisition Loans:	2.5%
% of Pool Secured by Refinance/Acquisition Loans:	1.3%
% of Pool Secured by Recapitalization Loans:	0.6%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	35.4%
% of Pool with Subordinate Debt:	7.7%
% of Pool with Mezzanine Mortgage Debt:	5.0%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	1.61x
Weighted Average UW NOI Debt Yield:	10.8%
Weighted Average UW NCF DSCR:	1.53x
Weighted Average UW NCF Debt Yield:	10.2%
Weighted Average Cut-off Date LTV Ratio(3):	62.1%
Weighted Average Maturity Date LTV Ratio(3):	61.9%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-20

BANK5 2026-5YR23	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	310
Weighted Average Remaining Amortization Term (months)(4):	310
% of Pool Interest Only through Maturity:	95.2%
% of Pool Amortizing Balloon:	4.8%

Lockboxes

% of Pool with Hard Lockboxes:	61.3%
% of Pool with Springing Lockboxes:	33.8%
% of Pool with Soft Lockboxes:	4.9%

Reserves

% of Pool Requiring Tax Reserves:	89.1%
% of Pool Requiring Insurance Reserves:	43.5%
% of Pool Requiring Replacement Reserves:	81.8%
% of Pool Requiring TI/LC Reserves(5):	85.9%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	67.2%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	17.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.7%
% of Pool with lockout period, followed by yield maintenance, followed by defeasance or yield maintenance until open period:	3.7%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance until open period:	3.6%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2026.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes multifamily, self storage, hospitality, manufactured housing and other properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-21

BANK5 2026-5YR23	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Pads/ Rooms	Cut-off Date Balance per SF/Unit/ Pad/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	WFB/MSMCH/BANA	Mountain Industrial Portfolio	Various	Various	Industrial	$90,000,000	7.7%	19,189,611	$60.94	1.93x	10.6%	49.8%	49.8%
2	MSMCH	Southeast MHP Portfolio	Various	Various	Manufactured Housing	$80,000,000	6.8%	3,019	$54,653.86	1.31x	8.1%	67.9%	67.9%
3	JPMCB	499 Forbes	South San Francisco	CA	Mixed Use	$75,000,000	6.4%	145,631	$515.00	1.54x	12.1%	63.0%	63.0%
4	BANA	Glendale Fashion Center	Glendale	CA	Retail	$75,000,000	6.4%	263,904	$378.93	1.21x	8.2%	68.3%	68.3%
5	WFB	333 North Bedford Road	Mount Kisco	NY	Mixed Use	$74,500,000	6.3%	568,561	$131.03	1.47x	10.7%	56.4%	56.4%
6	MSMCH	Inwood Living	New York	NY	Multifamily	$60,000,000	5.1%	272	$477,941.18	1.32x	7.7%	65.7%	65.7%
7	MSMCH	The Arc	New Rochelle	NY	Multifamily	$59,000,000	5.0%	144	$409,722.22	1.24x	7.6%	66.7%	66.7%
8	MSMCH	Broadacres Office Park	Bloomfield	NJ	Office	$48,000,000	4.1%	387,944	$123.73	1.70x	13.7%	56.1%	56.1%
9	WFB	Marriott Tampa Westshore	Tampa	FL	Hospitality	$46,438,991	4.0%	310	$149,803.20	1.84x	16.8%	50.0%	45.8%
10	WFB	Rosemead Place	Rosemead	CA	Retail	$46,000,000	3.9%	336,718	$136.61	1.46x	10.2%	55.4%	55.4%
		Total/Wtd. Avg.				$653,938,991	55.7%			1.50x	10.3%	60.3%	60.0%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Pad/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit/Pad/Room figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-22

BANK5 2026-5YR23	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	WFB/MSMCH/BANA	Mountain Industrial Portfolio	$90,000,000	$1,079,400,000	$1,169,400,000	MTN 2026-LPFX	Midland	BSP Special Servicer, LLC	BSP	1.93x	10.6%	49.8%
2	MSMCH	Southeast MHP Portfolio	$80,000,000	$85,000,000	$165,000,000	BANK5 2026-5YR22	Trimont	KeyBank	Prime	1.31x	8.1%	67.9%
4	BANA	Glendale Fashion Center	$75,000,000	$25,000,000	$100,000,000	BANK5 2026-5YR23	Midland	Torchlight Loan Services, LLC	Torchlight	1.21x	8.2%	68.3%
6	MSMCH	Inwood Living	$60,000,000	$70,000,000	$130,000,000	(2)	(2)	(2)	(2)	1.32x	7.7%	65.7%
13	MSMCH	10 West End	$42,000,000	$36,000,000	$78,000,000	BANK5 2026-5YR23	Midland	Torchlight Loan Services, LLC	Torchlight	1.85x	13.3%	57.4%
16	MSMCH	Haven Leased Fee Portfolio	$38,000,000	$122,000,000	$160,000,000	WFCM 2026-5C8	Trimont	Argentic Services Company LP	Argentic	1.10x	6.1%	75.9%
19	JPMCB	West Memorial Place	$31,000,000	$75,000,000	$106,000,000	BANK5 2026-5YR22	Trimont	KeyBank	Prime	1.42x	10.6%	56.4%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Inwood Living controlling companion loan is currently held by Morgan Stanley Bank, N.A. The Inwood Living whole loan will be serviced pursuant to the BANK5 2026-5YR23 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
1	WFB/MSMCH/BANA	Mountain Industrial Portfolio	$90,000,000	$60.94	$450,600,000	1.93x	10.6%	49.8%	1.25x	7.6%	68.9%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and exclude any mezzanine loans, as applicable.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
7	MSMCH	The Arc	$59,000,000	$409,722.22	$5,750,000	1.24x	7.6%	66.7%	1.06x	7.0%	73.2%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-23

BANK5 2026-5YR23	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/ Pads	Cut-off Date Balance per SF/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	WFB/MSMCH/BANA	Mountain Industrial Portfolio	Various	Various	Industrial	$90,000,000	7.7%	19,189,611	$60.94	1.93x	10.6%	49.8%	49.8%	MTN 2022-LPFL
4	BANA	Glendale Fashion Center	Glendale	CA	Retail	$75,000,000	6.4%	263,904	$378.93	1.21x	8.2%	68.3%	68.3%	COMM 2016-COR1
5	WFB	333 North Bedford Road	Mount Kisco	NY	Mixed Use	$74,500,000	6.3%	568,561	$131.03	1.47x	10.7%	56.4%	56.4%	WFCM 2016-NXS6; CSAIL 2017-CX10
7	MSMCH	The Arc	New Rochelle	NY	Multifamily	$59,000,000	5.0%	144	$409,722.22	1.24x	7.6%	66.7%	66.7%	MF1 2023-FL12
8	MSMCH	Broadacres Office Park	Bloomfield	NJ	Office	$48,000,000	4.1%	387,944	$123.73	1.70x	13.7%	56.1%	56.1%	BBCMS 2021-C11
9	WFB	Marriott Tampa Westshore	Tampa	FL	Hospitality	$46,438,991	4.0%	310	$149,803.20	1.84x	16.8%	50.0%	45.8%	CSAIL 2016-C7
10	WFB	Rosemead Place	Rosemead	CA	Retail	$46,000,000	3.9%	336,718	$136.61	1.46x	10.2%	55.4%	55.4%	BANK 2021-BNK35
11	BANA	West Valley Corporate Center	Chatsworth	CA	Office	$45,500,000	3.9%	250,463	$181.66	1.76x	12.1%	60.5%	60.5%	DBJPM 2016-C1
15	BANA	Hazleton Hotel Portfolio	Hazleton	PA	Hospitality	$38,000,000	3.2%	314	$121,019.11	1.75x	13.7%	67.6%	67.6%	MSBAM 2016-C30
22	MSMCH	Swedesford Crossing	Wayne	PA	Office	$17,750,000	1.5%	110,361	$160.84	1.58x	12.5%	63.2%	63.2%	PFP 2021-8
23	BANA	Vista West MHC	Odessa	TX	Manufactured Housing	$16,750,000	1.4%	288	$58,159.72	1.52x	9.4%	65.5%	65.5%	BANK 2019-BNK16
		Total				$556,938,991	47.4%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Pad calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-24

BANK5 2026-5YR23	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	10	$306,275,000	26.1%	6.9487%	1.69x	12.7%	60.6%	60.6%
Suburban	9	$268,250,000	22.8%	6.8863%	1.69x	12.6%	60.0%	60.0%
CBD	1	$38,025,000	3.2%	7.3890%	1.70x	13.5%	65.0%	65.0%
Multifamily	5	$191,600,000	16.3%	6.1673%	1.29x	8.2%	66.0%	66.0%
High Rise	2	$119,000,000	10.1%	5.8735%	1.28x	7.7%	66.2%	66.2%
Garden	3	$72,600,000	6.2%	6.6488%	1.30x	9.0%	65.7%	65.7%
Mixed Use	2	$149,500,000	12.7%	6.9886%	1.51x	11.4%	59.7%	59.7%
Lab/Office	1	$75,000,000	6.4%	7.1700%	1.54x	12.1%	63.0%	63.0%
Retail/Industrial/Office	1	$74,500,000	6.3%	6.8060%	1.47x	10.7%	56.4%	56.4%
Retail	3	$141,300,000	12.0%	6.5654%	1.30x	9.0%	64.3%	64.3%
Power Center	1	$75,000,000	6.4%	6.5180%	1.21x	8.2%	68.3%	68.3%
Anchored	2	$66,300,000	5.6%	6.6190%	1.41x	10.0%	59.7%	59.7%
Industrial	94	$129,355,000	11.0%	5.6499%	1.84x	11.1%	54.7%	54.7%
Warehouse/Distribution	87	$115,274,059	9.8%	5.5657%	1.86x	11.1%	54.0%	54.0%
Warehouse	1	$10,300,000	0.9%	6.7960%	1.52x	11.4%	64.4%	64.4%
Manufacturing/Distribution	5	$3,333,465	0.3%	5.0968%	1.93x	10.6%	49.8%	49.8%
Storage/Warehouse	1	$447,476	0.0%	5.0968%	1.93x	10.6%	49.8%	49.8%
Hospitality	7	$109,768,991	9.3%	7.0015%	1.74x	15.1%	59.4%	57.4%
Limited Service	5	$55,890,000	4.8%	7.2251%	1.67x	13.7%	66.9%	66.4%
Full Service	1	$46,438,991	4.0%	6.6130%	1.84x	16.8%	50.0%	45.8%
Select Service	1	$7,440,000	0.6%	7.7470%	1.66x	14.7%	62.0%	62.0%
Manufactured Housing	38	$96,750,000	8.2%	6.0214%	1.35x	8.3%	67.5%	67.5%
Manufactured Housing	37	$92,450,412	7.9%	6.0214%	1.35x	8.3%	67.5%	67.5%
Manufactured Housing/RV Park	1	$4,299,588	0.4%	6.0200%	1.31x	8.1%	67.9%	67.9%
Other	6	$38,000,000	3.2%	5.4360%	1.10x	6.1%	75.9%	75.9%
Leased Fee	6	$38,000,000	3.2%	5.4360%	1.10x	6.1%	75.9%	75.9%
Self Storage	2	$11,740,000	1.0%	6.0809%	1.80x	11.2%	60.8%	60.8%
Self Storage	2	$11,740,000	1.0%	6.0809%	1.80x	11.2%	60.8%	60.8%
Total/Wtd. Avg.	167	$1,174,288,991	100.0%	6.5080%	1.53x	10.8%	62.1%	61.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-25

BANK5 2026-5YR23	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	7	$298,240,000	25.4%	6.6597%	1.54x	10.9%	62.4%	62.4%
California – Southern(2)	5	$216,100,000	18.4%	6.5089%	1.52x	10.4%	62.4%	62.4%
California – Northern(2)	2	$82,140,000	7.0%	7.0566%	1.58x	12.1%	62.3%	62.3%
New York	9	$221,072,093	18.8%	6.1296%	1.33x	8.5%	63.8%	63.8%
Texas	14	$143,703,720	12.2%	6.8426%	1.43x	10.4%	62.4%	62.4%
Pennsylvania	11	$86,370,522	7.4%	7.2439%	1.64x	13.4%	65.2%	64.9%
Florida	10	$84,847,817	7.2%	6.4133%	1.71x	13.7%	56.9%	54.6%
New Jersey	4	$61,041,281	5.2%	6.7472%	1.62x	12.4%	58.7%	58.7%
Minnesota	2	$42,296,923	3.6%	6.7384%	1.85x	13.3%	57.3%	57.3%
Massachusetts	1	$38,025,000	3.2%	7.3890%	1.70x	13.5%	65.0%	65.0%
North Carolina	22	$34,679,556	3.0%	5.8792%	1.40x	8.5%	65.1%	65.1%
South Carolina	13	$31,235,625	2.7%	5.9510%	1.36x	8.3%	66.5%	66.5%
Georgia	11	$26,978,834	2.3%	5.6254%	1.58x	9.2%	60.2%	60.2%
Washington	2	$21,617,336	1.8%	6.6070%	1.34x	9.5%	68.3%	68.3%
Alabama	3	$18,051,953	1.5%	6.5559%	1.47x	10.2%	67.4%	67.4%
Illinois	8	$14,002,692	1.2%	6.6128%	1.81x	13.4%	60.9%	60.9%
Michigan	5	$8,848,932	0.8%	5.7826%	1.73x	10.4%	60.7%	60.7%
Indiana	4	$8,330,584	0.7%	5.0968%	1.93x	10.6%	49.8%	49.8%
Ohio	9	$8,006,477	0.7%	5.0968%	1.93x	10.6%	49.8%	49.8%
Missouri	5	$5,789,210	0.5%	5.3031%	1.43x	7.9%	65.7%	65.7%
Tennessee	5	$5,727,631	0.5%	5.4130%	1.72x	9.7%	56.0%	56.0%
Kentucky	2	$3,086,331	0.3%	5.0968%	1.93x	10.6%	49.8%	49.8%
Kansas	3	$2,877,230	0.2%	5.0968%	1.93x	10.6%	49.8%	49.8%
Oklahoma	3	$2,484,120	0.2%	5.0968%	1.93x	10.6%	49.8%	49.8%
Virginia	5	$2,157,922	0.2%	5.0968%	1.93x	10.6%	49.8%	49.8%
Vermont	1	$1,704,105	0.1%	5.0968%	1.93x	10.6%	49.8%	49.8%
Mississippi	3	$1,080,634	0.1%	5.0968%	1.93x	10.6%	49.8%	49.8%
Louisiana	1	$865,678	0.1%	5.0968%	1.93x	10.6%	49.8%	49.8%
Wisconsin	2	$861,914	0.1%	5.0968%	1.93x	10.6%	49.8%	49.8%
Connecticut	1	$188,191	0.0%	5.0968%	1.93x	10.6%	49.8%	49.8%
Iowa	1	$116,678	0.0%	5.0968%	1.93x	10.6%	49.8%	49.8%
Total/Wtd. Avg.	167	$1,174,288,991	100.0%	6.5080%	1.53x	10.8%	62.1%	61.9%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-26

BANK5 2026-5YR23	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3,900,000 - 20,000,000	12	130,075,000	11.1
20,000,001 - 40,000,000	8	259,775,000	22.1
40,000,001 - 50,000,000	6	270,938,991	23.1
50,000,001 - 60,000,000	2	119,000,000	10.1
60,000,001 - 75,000,000	3	224,500,000	19.1
75,000,001 - 90,000,000	2	170,000,000	14.5
Total:	33	$1,174,288,991	100.0%
Min: $3,900,000 Max: $90,000,000 Avg: $35,584,515

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	7	298,240,000	25.4
California – Southern(3)	5	216,100,000	18.4
California – Northern(3)	2	82,140,000	7.0
New York	9	221,072,093	18.8
Texas	14	143,703,720	12.2
Pennsylvania	11	86,370,522	7.4
Florida	10	84,847,817	7.2
New Jersey	4	61,041,281	5.2
Minnesota	2	42,296,923	3.6
Massachusetts	1	38,025,000	3.2
North Carolina	22	34,679,556	3.0
South Carolina	13	31,235,625	2.7
Georgia	11	26,978,834	2.3
Washington	2	21,617,336	1.8
Alabama	3	18,051,953	1.5
Illinois	8	14,002,692	1.2
Michigan	5	8,848,932	0.8
Indiana	4	8,330,584	0.7
Ohio	9	8,006,477	0.7
Missouri	5	5,789,210	0.5
Tennessee	5	5,727,631	0.5
Kentucky	2	3,086,331	0.3
Kansas	3	2,877,230	0.2
Oklahoma	3	2,484,120	0.2
Virginia	5	2,157,922	0.2
Vermont	1	1,704,105	0.1
Mississippi	3	1,080,634	0.1
Louisiana	1	865,678	0.1
Wisconsin	2	861,914	0.1
Connecticut	1	188,191	0.0
Iowa	1	116,678	0.0
Total:	167	$1,174,288,991	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	10	306,275,000	26.1
Suburban	9	268,250,000	22.8
CBD	1	38,025,000	3.2
Multifamily	5	191,600,000	16.3
High Rise	2	119,000,000	10.1
Garden	3	72,600,000	6.2
Mixed Use	2	149,500,000	12.7
Lab/Office	1	75,000,000	6.4
Retail/Industrial/Office	1	74,500,000	6.3
Retail	3	141,300,000	12.0
Power Center	1	75,000,000	6.4
Anchored	2	66,300,000	5.6
Industrial	94	129,355,000	11.0
Warehouse/Distribution	87	115,274,059	9.8
Warehouse	1	10,300,000	0.9
Manufacturing/Distribution	5	3,333,465	0.3
Storage/Warehouse	1	447,476	0.0
Hospitality	7	109,768,991	9.3
Limited Service	5	55,890,000	4.8
Full Service	1	46,438,991	4.0
Select Service	1	7,440,000	0.6
Manufactured Housing	38	96,750,000	8.2
Manufactured Housing	37	92,450,412	7.9
Manufactured Housing/RV Park	1	4,299,588	0.4
Other	6	38,000,000	3.2
Leased Fee	6	38,000,000	3.2
Self Storage	2	11,740,000	1.0
Self Storage	2	11,740,000	1.0
Total:	167	$1,174,288,991	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.0968 - 5.9999	4	195,140,000	16.6
6.0000 - 6.2499	4	176,100,000	15.0
6.2500 - 6.7499	7	280,838,991	23.9
6.7500 - 6.9999	7	229,300,000	19.5
7.0000 - 7.8180	11	292,910,000	24.9
Total:	33	$1,174,288,991	100.0%
Min: 5.0968% Max: 7.8180% Wtd Avg: 6.5080%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	33	1,174,288,991	100.0
Total:	33	$1,174,288,991	100.0%
Min: 60 mos. Max: 60 mos. Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
55	2	97,000,000	8.3
58	4	208,140,000	17.7
59	13	398,113,991	33.9
60	14	471,035,000	40.1
Total:	33	$1,174,288,991	100.0%
Min: 55 mos. Max: 60 mos. Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	1,118,020,000	95.2
300	1	46,438,991	4.0
360	1	9,830,000	0.8
Total:	33	$1,174,288,991	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 310 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	1,118,020,000	95.2
299	1	46,438,991	4.0
360	1	9,830,000	0.8
Total:	33	$1,174,288,991	100.0%
Min: 299 mos. Max: 360 mos. Wtd Avg: 310 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	10	417,450,000	35.5
BANA	13	282,275,000	24.0
WFB	6	268,263,991	22.8
JPMCB	3	116,300,000	9.9
WFB/MSMCH/BANA	1	90,000,000	7.7
Total:	33	$1,174,288,991	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	31	1,118,020,000	95.2
Amortizing Balloon	2	56,268,991	4.8
Total:	33	$1,174,288,991	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
49.8 - 50.0	2	136,438,991	11.6
50.1 - 60.0	6	248,640,000	21.2
60.1 - 65.0	11	302,780,000	25.8
65.1 - 70.0	11	428,580,000	36.5
70.1 - 75.9	3	57,850,000	4.9
Total:	33	$1,174,288,991	100.0%
Min: 49.8% Max: 75.9% Wtd Avg: 62.1%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
45.8 - 50.0	2	136,438,991	11.6
50.1 - 60.0	6	248,640,000	21.2
60.1 - 65.0	11	302,780,000	25.8
65.1 - 70.0	11	428,580,000	36.5
70.1 - 75.9	3	57,850,000	4.9
Total:	33	$1,174,288,991	100.0%
Min: 45.8% Max: 75.9% Wtd Avg: 61.9%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.10 - 1.29	4	209,000,000	17.8
1.30 - 1.39	7	212,330,000	18.1
1.40 - 1.49	5	192,500,000	16.4
1.50 - 1.69	6	139,900,000	11.9
1.70 - 1.79	6	191,980,000	16.3
1.80 - 1.97	5	228,578,991	19.5
Total:	33	$1,174,288,991	100.0%
Min: 1.10x Max: 1.97x Wtd Avg: 1.53x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
6.1 - 8.0	3	157,000,000	13.4
8.1 - 9.0	4	212,350,000	18.1
9.1 - 11.0	9	305,000,000	26.0
11.1 - 13.0	10	261,770,000	22.3
13.1 - 15.0	6	191,730,000	16.3
15.1 - 16.8	1	46,438,991	4.0
Total:	33	$1,174,288,991	100.0%
Min: 6.1% Max: 16.8% Wtd Avg: 10.8%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-27

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-28

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

VANCOUVER
CANADA
U.S.
Vancouver Island
Bellingham
Victoria
Burlington
Mount Vernon
WASHINGTON
Arlington
Marysville
Everett
OLYMPIC NATIONAL PARK
Redmond
SEATTLE
Bellevue
Bremerton
Wenatchee
Auburn
TACOMA
Olympia
Puyallup
Ocean Shores
Aberdeen
Ellensburg
Pacific Ocean
Centralia
Yakima
Morton
Packwood
YAKIMA INDIAN RESERVATION
Astoria
Longview
OREGON
MONTREAL
OTTAWA
QUEBEC
ONTARIO
MAINE
TORONTO
Lake Ontario
Portland
NEW YORK
NH
VT
Rochester
Syracuse
Manchester
BUFFALO
BOSTON
Lake Erie
Albany
Worcester
Springfield
MA
Hartford
CT
Providence
RI
PENNSYLVANIA
Scranton
New Haven
NJ
Allentown
NEW YORK
PITTSBURGH
Altoona
Harrisburg
Trenton
PHILADELPHIA
Atlantic Ocean
Atlantic City
MD
BALTIMORE
WV
WASHINGTON, D.C.
DE
VIRGINIA
Ocean City
Richmond
Lake Superior
ONTARIO
MINN.
WISCONSIN
Green Bay
MINNEAPOLIS
St. Paul
Wausau
Traverse City
Lake Huron
Rochester
Appleton
MICHIGAN
Lake Michigan
Madison
Grand Rapids
Midland
Flint
IOWA
MILWAUKEE
Lansing
DETROIT
Des Moines
Cedar Rapids
Dubuque
Lake Erie
Davenport
CHICAGO
CLEVELAND
Moline
INDIANA
Peoria
COLUMBUS
St. Joseph
KANSAS CITY
Springfield
INDIANAPOLIS
ILLINOIS
OHIO
CINCINNATI
Jefferson City
ST. LOUIS
MISSOURI
LOUISVILLE
KS
Lexington
WV
Evansville
Springfield
Bowling Green
KENTUCKY
VA
TN
Bristol
COLO.
KANSAS
Wichita
Springfield
MO
TULSA
Santa Fe
OKLAHOMA CITY
Amarillo
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
DALLAS
Las Cruces
FT. WORTH
Shreveport
EL PASO
Abilene
CIUDAD JUAREZ
Midland
TEXAS
Tyler
Odessa
Waco
San Angelo
Killeen
LA
AUSTIN
College Station
Del Rio
CHIHUAHUA
SAN ANTONIO
HOUSTON
Beaumont
MEXICO
Corpus Christi
Gulf of Mexico
Laredo
Edinburg
Harlingen
MONTERREY
Brownsville
MISSOURI
KY
NASHVILLE
Knoxville
Winston-Salem
ARKANSAS
NC
MEMPHIS
TN
Chattanooga
CHARLOTTE
Little Rock
Huntsville
Greenville
SC
ATLANTA
Birmingham
Columbia
Bossier City
Augusta
MISSISSIPPI
Jackson
ALABAMA
Macon
Shreveport
Meridian
Montgomery
GEORGIA
Savannah
LOUISIANA
Mobile
Atlantic Ocean
Lafayette
Tallahassee
Baton Rouge
Biloxi
Pensacola
FLORIDA
JACKSONVILLE
NEW ORLEANS
Daytona Beach
ORLANDO
Gulf of Mexico
TAMPA
ST. PETERSBURG
Fort Myers
MIAMI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-29

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-30

Mortgage Loan No. 1 – Mountain Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB/MSMCH/BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	A-/Baa1/BBB			Location(5):	Various, Various
Original Balance(1):	$90,000,000			General Property Type(5):	Industrial
Cut-off Date Balance(1):	$90,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	7.7%			Title Vesting(6):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated(5):	Various/Various
Borrower Sponsor:	Industrial Logistics Properties Trust			Size:	19,189,611 SF
Guarantor:	Industrial Logistics Properties Trust			Cut-off Date Balance per SF(1):	$61
Mortgage Rate(2):	5.096767533%			Maturity Date Balance per SF(1):	$61
Note Date:	5/8/2026			Property Manager:	The RMR Group LLC (borrower-
Maturity Date:	5/11/2031				related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$123,567,331
IO Period:	60 months			UW NCF	$116,850,967
Seasoning:	2 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions(3):	L(23),YM1(3),DorYM1(27),O(7)			UW NCF Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.6%
Additional Debt Type(1):	Pari Passu/B-Note			UW NCF DSCR(1):	1.93x
Additional Debt Balance(1):	$1,079,400,000/$450,600,000			Most Recent NOI:	$122,186,205 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$120,156,924 (12/31/2024)
Reserves(4)				3rd Most Recent NOI:	$117,555,625 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	96.3% (Various)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	99.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.9% (12/31/2023)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value (as of)(8):	$2,350,000,000 (2/11/2026)
Replacement Reserve:	$0	Springing	NAP	Appraised Value per SF(8):	$122
Ground Lease Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(8):	49.8%
Unfunded Obligations Reserve:	$3,530,579	$0	NAP	Maturity Date LTV Ratio(1)(8):	49.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(1):	$1,169,400,000	71.4%	Loan Payoff:	$1,614,813,143	98.6%
Subordinate Loan Amount(1):	$450,600,000	27.5%	Closing Costs:	$19,354,691	1.2%
Borrower Sponsor Equity:	$17,698,413	1.1%	Upfront Reserves:	$3,530,579	0.2%
Total Sources:	$1,637,698,413	100.0%	Total Uses:	$1,637,698,413	100.0%

(1)	The Mountain Industrial Portfolio Mortgage Loan (as defined below) is part of the Mountain Industrial Portfolio Whole Loan (as defined below), which is comprised of 38 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance as of the Cut-off Date of $1,620,000,000. The Financial Information in the chart above is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Senior Loan (as defined below). Based on the aggregate outstanding principal balance as of the Cut-off Date of the Mountain Industrial Portfolio Whole Loan, the Cut-off Date Balance per SF is $84, Maturity Date Balance per SF is $84, UW NOI Debt Yield is 7.6%, UW NCF Debt Yield is 7.2%, UW NOI Debt Yield at Maturity is 7.6%, UW NCF DSCR is 1.25x, Cut-off Date LTV Ratio is 68.9% and Maturity Date LTV Ratio is 68.9%.
(2)	Mortgage Rate represents the weighted average interest rate of the Mountain Industrial Portfolio Senior Loan. The Mountain Industrial Portfolio Junior Notes (as defined below) bear interest at the weighted average interest rate of 7.291555666% per annum. The weighted average interest rate of the Mountain Industrial Portfolio Whole Loan is 5.707243788% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus. The interest rate of the Mountain Industrial Portfolio Whole Loan and of the Mountain Industrial Portfolio Mortgage Loan may change if any of the individual Mountain Industrial Portfolio Properties (as defined below) securing the Mountain Industrial Portfolio Whole Loan are released and any portion of any of the Mountain Industrial Portfolio Whole Loan components is paid down in accordance with the Mountain Industrial Portfolio Whole Loan documents. See “Partial Release” below for additional information related to permitted partial releases.
(3)	Defeasance of the Mountain Industrial Portfolio Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BANK5 2026-5YR23 securitization trust in July 2026. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” below.
(5)	See “Portfolio Summary” for an overview of the top 20 Mountain Industrial Portfolio Properties by net operating income.
(6)	Two of the 90 constituent properties comprising the Mountain Industrial Portfolio Properties are leaseholds. See “Ground Leases”, below.
(7)	As of either March 1, 2026 or July 1, 2026, depending on the individual Mountain Industrial Portfolio Property (as defined below).
(8)	The Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000, as of February 11, 2026, which is inclusive of a 9.2% portfolio premium and reflects the “as-is” value of the Mountain Industrial Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Mountain Industrial Portfolio Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Mountain Industrial Portfolio Senior Loan are both equal to 54.3% and for the Mountain Industrial Portfolio Whole Loan are both equal to 75.3%. The individual appraised values are as of various dates between February 3, 2026 and February 11, 2026.

The Mortgage Loan. The largest mortgage loan (the “Mountain Industrial Portfolio Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance of $1,620,000,000 (the “Mountain Industrial Portfolio Whole Loan”) comprised of (i) 38 pari passu senior promissory notes with an aggregate outstanding principal balance of $1,169,400,000 (collectively, the “Mountain Industrial Portfolio Senior Notes”), which collectively evidence the senior portion of the Mountain Industrial Portfolio Whole Loan (the “Mountain Industrial Portfolio Senior Loan”), and (ii) 12 junior notes with an aggregate

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-31

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

outstanding principal balance of $450,600,000 (collectively, the “Mountain Industrial Portfolio Junior Notes”). Among the Mountain Industrial Portfolio Senior Notes are the non-controlling Notes A-3-1-1-1-2, A-4-1-1-1-2, A-3-2-1, A-4-2-1, A-3-5-2 and A-4-5-2, with an aggregate initial principal balance of $90,000,000 which evidence the Mountain Industrial Portfolio Mortgage Loan and will be contributed to the BANK5 2026-5YR23 securitization trust. The Mountain Industrial Portfolio Junior Notes are generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes. The Mountain Industrial Portfolio Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Citi Real Estate Funding Inc., Bank of America, National Association (“BANA”), UBS AG New York Branch (“UBS AG”), Morgan Stanley Bank, N.A. and Bank of Montreal (“BMO”). The Mountain Industrial Portfolio Mortgage Loan will be contributed by WFB (as to Notes A-3-1-1-1-2 and A-4-1-1-1-2), BANA (as to Notes A-3-2-1 and A-4-2-1) and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) (as to Notes A-3-5-2 and A-4-5-2). The Mountain Industrial Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee and/or leasehold interests in a portfolio of 90 industrial properties totaling approximately 19.2 million SF located across 27 states and 57 individual markets (collectively, the “Mountain Industrial Portfolio Properties” or the “Properties”, and each individually, a “Mountain Industrial Portfolio Property” or “Property”).

The Mountain Industrial Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the MTN 2026-LPFX securitization. See “Description of the Mortgage Pool—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Mountain Industrial Portfolio Mortgage Loan” in the prospectus.

The table below summarizes the promissory notes that comprise the Mountain Industrial Portfolio Whole Loan:

Mountain Industrial Portfolio Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder		Controlling Note
A-1-1 and A-2-1	$332,760,000	$332,760,000	MTN 2026-LPFX		Yes
A-1-2 and A-2-2	$83,190,000	$83,190,000	MTN 2026-LPFX		No
A-1-3 and A-2-3	$83,190,000	$83,190,000	MTN 2026-LPFX		No
A-1-4 and A-2-4	$166,380,000	$166,380,000	MTN 2026-LPFX		No
A-1-5 and A-2-5	$83,190,000	$83,190,000	MTN 2026-LPFX		No
A-1-6 and A-2-6	$83,190,000	$83,190,000	MTN 2026-LPFX		No
A-3-1-1-1-1 and A-4-1-1-1-1	$6,000,000	$6,000,000	BMO 2026-5C15	(4)	No
A-3-1-1-1-2 and A-4-1-1-1-2	$61,000,000	$61,000,000	BANK5 2026-5YR23		No
A-3-1-1-2 and A-4-1-1-2	$43,000,000	$43,000,000	BANK5 2026-5YR22		No
A-3-1-2 and A-4-1-2	$25,000,000	$25,000,000	WFCM 2026-5C9		No
A-3-2-1 and A-4-2-1	$14,500,000	$14,500,000	BANK5 2026-5YR23		No
A-3-2-2 and A-4-2-2	$14,500,000	$14,500,000	BANK5 2026-5YR22		No
A-3-2-3 and A-4-2-3	$4,750,000	$4,750,000	BANK5 2026-5YR22		No
A-3-3 and A-4-3	$33,750,000	$33,750,000	BMO 2026-5C15	(4)	No
A-3-4 and A-4-4	$67,500,000	$67,500,000	Benchmark 2026-V22		No
A-3-5-1 and A-4-5-1	$19,250,000	$19,250,000	BANK5 2026-5YR22		No
A-3-5-2 and A-4-5-2	$14,500,000	$14,500,000	BANK5 2026-5YR23		No
A-3-6-1 and A-4-6-1(2)	$27,750,000	$27,750,000	UBS AG		No
A-3-6-2 and A-4-6-2	$6,000,000	$6,000,000	BMO 2026-5C15	(4)	No
Senior Loan	$1,169,400,000	$1,169,400,000
B-1-1 and B-2-1(3)	$180,240,000	$180,240,000	MTN 2026-LPFX		No
B-1-2 and B-2-2(3)	$45,060,000	$45,060,000	MTN 2026-LPFX		No
B-1-3 and B-2-3(3)	$45,060,000	$45,060,000	MTN 2026-LPFX		No
B-1-4 and B-2-4(3)	$90,120,000	$90,120,000	MTN 2026-LPFX		No
B-1-5 and B-2-5(3)	$45,060,000	$45,060,000	MTN 2026-LPFX		No
B-1-6 and B-2-6(3)	$45,060,000	$45,060,000	MTN 2026-LPFX		No
Total Junior Notes	$450,600,000	$450,600,000
Whole Loan	$1,620,000,000	$1,620,000,000

(1)	The Florida notes (which have designations that begin with A-1, A-3 and B-1) are secured solely by mortgages on the Properties located in Florida, and the non-Florida notes (the remaining notes) are secured solely by mortgages on the Properties located outside of Florida; provided, that all of the non-Florida borrowers delivered to the lender a guaranty of the Florida borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on the Florida notes, and the other Mountain Industrial Portfolio Whole Loan documents.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(3)	The Mountain Industrial Portfolio Junior Notes will be generally subordinate in right of payment to the Mountain Industrial Portfolio Senior Notes.
(4)	The BMO 2026-5C15 securitization is expected to close on or about June 25, 2026.

The Borrowers and the Borrower Sponsor. The borrowers are 65 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor and the non-recourse carveout guarantor.

ILPT is a real estate investment trust focused on owning and leasing industrial and logistics properties. As of March 31, 2026, ILPT owned 409 industrial and logistics properties totaling approximately 59.6 million rentable SF, which were 94.6% leased to approximately 300 unique tenants with a weighted average remaining lease term of 7.4 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-32

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The Properties. The Mountain Industrial Portfolio Properties are comprised of 90 industrial properties located across 27 states with primary concentrations in Georgia (11.4% of underwritten net operating income (“UW NOI”); 11.5% of net rentable area (“NRA”)), Ohio (10.1% UW NOI; 9.6% NRA), and Texas (9.2% UW NOI; 6.9% NRA). The Mountain Industrial Portfolio Properties are located across 57 markets with the largest concentrations by UW NOI in Indianapolis, Indiana (three properties, 7.6% UW NOI), Columbus, Ohio (three properties, 5.6% UW NOI) and Charlotte, North Carolina (three properties, 4.9% UW NOI). The Mountain Industrial Portfolio Properties are granular, with no single Property comprising more than 4.4% of UW NOI and the top five Properties by UW NOI comprising 19.1% of UW NOI.

The Mountain Industrial Portfolio Properties include 84 institutional-quality warehouse/distribution properties, five manufacturing/distribution properties, and one storage/warehouse property. The Mountain Industrial Portfolio Properties total 19,189,611 SF of NRA, with a limited office component comprising just 5.2% of NRA.

The Mountain Industrial Portfolio Properties are largely recent-vintage product, with a weighted average vintage of 2012 and 50 Properties, representing 74.3% of NRA and 79.9% of UW NOI, having been constructed after 2010. The Mountain Industrial Portfolio Properties benefit from modern specifications, with a weighted average clear height of 30’ and 81.6% of NRA in buildings offering 26’+ clear heights.

Investment grade tenants account for 84.1% of underwritten gross rent (“UW Gross Rent”), and 10 of the top 20 tenants by UW Gross Rent are investment grade-rated, including Federal Express Corporation (56.9% of UW Gross Rent), Amazon.com Services, LLC (7.6% of UW Gross Rent), Home Depot U.S.A., Inc. (3.7% of UW Gross Rent) and Shaw Industries, Inc. (3.4% of UW Gross Rent).

All of the Mountain Industrial Portfolio Properties that are leased are 100% leased to a single tenant, other than the Property located at 5703 Mitchell Avenue in St. Joseph, Missouri, which has a single tenant but is 33.1% leased. Four of the Properties are not leased or are leased to a tenant which is dark.

The following table presents a summary of the top 20 Mountain Industrial Portfolio Properties by net operating income:

Portfolio Summary(1)
Property Name	Market, State	NRA	% of NRA	% Leased	Year Built	WALT(2)	Clear Height	UW Base Rent PSF(2)(3)	% of UW NOI
3150 Highway 42	Atlanta, GA	657,518	3.4%	100.0%	2020	14.4	30'	$7.74	4.4%
584 US Highway 130	Trenton, NJ	347,145	1.8%	100.0%	2017	6.0	31'	$15.35	4.1%
1151 South Graham Road	Indianapolis, IN	615,284	3.2%	100.0%	2019	8.1	36'	$8.01	4.0%
8341 Industrial Parkway	Columbus, OH	500,268	2.6%	100.0%	2020	9.2	31'	$9.01	3.6%
590 Northport Parkway	Savannah, GA	831,764	4.3%	100.0%	2017	1.2	36'	$4.54	3.0%
650 Braselton Parkway	Jefferson, GA	373,750	1.9%	100.0%	2018	6.6	32'	$10.17	2.9%
5005 Samuell Blvd.	Dallas-Fort Worth, TX	351,874	1.8%	100.0%	2016	11.0	31'	$9.85	2.8%
635 Community Drive	Burlington, VT	143,979	0.8%	100.0%	2021	9.9	32'	$22.45	2.5%
482 Chaney Avenue	Indianapolis, IN	671,354	3.5%	100.0%	2014	4.1	32'	$4.44	2.3%
6538 & 6526 Judge Adams Road	Greensboro, NC	286,281	1.5%	100.0%	2019	8.8	32'	$10.48	2.3%
22525 West 167th Street	Kansas City, KS	313,763	1.6%	100.0%	2016	9.9	31'	$8.84	2.1%
5000 North Ridge Trail	Lakeland, FL	310,922	1.6%	100.0%	2016	4.8	31'	$8.54	2.0%
1601 Brown Road	Detroit, MI	245,633	1.3%	100.0%	2006	5.3	30'	$10.42	2.0%
4350 Fortune Ave NW	Charlotte, NC	354,482	1.8%	100.0%	2016	5.9	32'	$7.16	1.9%
9780 Mopar Drive	Akron, OH	368,060	1.9%	100.0%	2011	1.3	32'	$6.19	1.8%
1509 Leestown Road	Frankfort, KY	599,840	3.1%	100.0%	2014	3.6	32'	$3.91	1.8%
3779 Lake Shore Road	Buffalo, NY	338,584	1.8%	100.0%	2016	4.7	31'	$6.98	1.8%
4555 West Highway 146	Louisville, KY	558,600	2.9%	100.0%	2014	7.3	36'	$4.07	1.7%
4690 Global Avenue NW	Charlotte, NC	330,717	1.7%	100.0%	2015	4.1	30'	$6.85	1.7%
6735 Trippel Road	Mobile, AL	362,942	1.9%	100.0%	2017	2.4	36'	$5.98	1.7%
Total / Wtd. Avg. Top 20		8,562,760	44.6%	100.0%	2016	6.3	33'	$7.51	50.7%
Total / Wtd. Avg. Other		10,626,851	55.4%	93.3%	2008	4.1	29'	$6.63	49.3%
Total / Wtd. Avg.		19,189,611	100.0%	96.3%	2012	5.3	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.
(3)	UW Base Rent PSF is inclusive of contractual rent steps underwritten through March 2027.

Major Tenants.

Federal Express Corporation (9,049,211 SF; 47.2% of NRA; 57.2% of UW Rent): Founded in 1971, Federal Express Corporation is a publicly traded global transportation and logistics company operating under the FedEx brand. Federal Express Corporation provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, delivered through a highly integrated global network. Federal Express Corporation leases 45 Properties, with its earliest lease having started in February 2022. Federal Express Corporation’s headquarters is located in Memphis, Tennessee. The Federal Express Corporation leases expire between March 2027 and June 2037, have no termination options, and have various extension options, including one three-year, one five-year, two three-year and two five-year.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-33

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Amazon.com Services, LLC (1,399,006 SF; 7.3% of NRA; 7.8% of UW Rent): Amazon.com Services, LLC is a United States-based limited liability company and a wholly owned subsidiary of Amazon.com, Inc. Amazon.com Services, LLC is the primary legal entity through which Amazon.com, Inc. delivers a wide range of consumer-facing and business services on Amazon.com, including website functionality, marketplace operations, digital services, and customer account services. Amazon.com Services, LLC leases four Properties, with each of its leases starting in February 2022. Amazon.com Services, LLC’s global headquarters is located in Seattle, Washington. The Amazon.com Services, LLC leases expire between November 2028 and August 2034, have no termination options and have various extension options including two five-year, three five-year and five five-year extension options.

Home Depot U.S.A., Inc (657,518 SF; 3.4% of NRA; 3.9% of UW Rent): Founded in 1978, Home Depot U.S.A., Inc. is part of The Home Depot, a large home improvement specialty retailer. Home Depot U.S.A., Inc. operates retail stores and supply chain facilities focused on serving homeowners, professional contractors, and businesses with products and services related to home improvement, construction, and maintenance. Home Depot U.S.A., Inc’s lease began in February 2022 and expires in November 2040 with four five-year renewal options and no termination options. Home Depot U.S.A., Inc.’s headquarters is located in Atlanta, Georgia.

The following table presents certain information relating to the top 10 tenants by annual UW rent at the Mountain Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Federal Express Corporation	NR/Baa2/BBB	9,049,211	47.2%	$74,460,309	57.2%	$8.23	Various(4)	N	Various(4)
Amazon.com Services, LLC	AA-/A1/AA	1,399,006	7.3%	$10,163,266	7.8%	$7.26	Various(5)	N	Various(5)
Home Depot U.S.A., Inc.	A/A2/A	657,518	3.4%	$5,089,189	3.9%	$7.74	11/30/2040	N	4 x 5 yrs
Shaw Industries, Inc.(6)	A+/Aa2/AA	831,764	4.3%	$3,776,209	2.9%	$4.54	9/30/2027	N	2 x 5 yrs
ULTA Beauty Distribution, LLC	NR/NR/NR	671,354	3.5%	$2,980,812	2.3%	$4.44	7/31/2030	N	3 x 5 yrs
Jim Beam Brands Co.	NR/Baa1/BBB+	599,840	3.1%	$2,345,374	1.8%	$3.91	1/31/2030	N	5 x 5 yrs
DSV Solutions, LLC	NR/A3/A-	368,060	1.9%	$2,278,291	1.8%	$6.19	10/31/2027	N	2 x 5 yrs
Winland Foods, Inc.(7)	NR/NR/NR	558,600	2.9%	$2,273,502	1.7%	$4.07	10/31/2033	N	3 x 5 yrs
Toyota Tsusho America, Inc.	NR/A3/A	350,418	1.8%	$1,766,107	1.4%	$5.04	6/30/2029	N	4 x 5 yrs
Autoneum North America, Inc.	NR/NR/NR	315,560	1.6%	$1,751,358	1.3%	$5.55	4/30/2032	N	2 x 5 yrs
Subtotal/Wtd. Avg.		14,801,331	77.1%	$106,884,417	82.2%	$7.22
Remaining Occupied		3,680,714	19.2%	$23,220,561	17.8%	$6.31
Occupied Total / Wtd. Avg.		18,482,045	96.3%	$130,104,978	100.0%	$7.04

Vacant Space		707,566	3.7%
Total		19,189,611	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual UW Rent, Annual UW Rent PSF and % of Total Annual UW Rent are inclusive of contractual rent steps underwritten through March 2027.
(4)	Federal Express Corporation’s leases expire between March 2027 and June 2037. Federal Express Corporation has leases with various extension options, including 1 x 3 years, 1 x 5 years, 2 x 3 years and 2 x 5 years.
(5)	Amazon.com Services, LLC’s leases expire between November 2028 and August 2034. Amazon.com Services, LLC has leases with various extension options including 2 x 5 years, 3 x 5 years and 5 x 5 years.
(6)	Shaw Industries, Inc. has free rent of $825,067, which was reserved for at origination of the Mountain Industrial Portfolio Whole Loan.
(7)	Winland Foods, Inc., the tenant at the 4555 West Highway 146, Buckner, Kentucky property, has subleased approximately 117,000 SF to Treehouse Private Brands, Inc.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-34

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The following table presents certain information with respect to the lease rollover at the Mountain Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling(3)	UW Rent PSF Rolling(3)
MTM/2026	1	280,019	1.5%	1.5%	$1,534,504	1.2%	1.2%	$5.48
2027	13	2,600,070	13.5%	15.0%	$14,066,421	10.8%	12.0%	$5.41
2028	12	1,597,547	8.3%	23.3%	$11,341,608	8.7%	20.7%	$7.10
2029	10	1,924,776	10.0%	33.4%	$11,301,147	8.7%	29.4%	$5.87
2030	12	2,836,121	14.8%	48.1%	$16,925,802	13.0%	42.4%	$5.97
2031	13	2,030,385	10.6%	58.7%	$16,634,755	12.8%	55.2%	$8.19
2032	9	1,993,387	10.4%	69.1%	$16,093,501	12.4%	67.6%	$8.07
2033	5	1,367,452	7.1%	76.2%	$8,898,538	6.8%	74.4%	$6.51
2034	2	849,944	4.4%	80.7%	$6,143,964	4.7%	79.1%	$7.23
2035	3	985,278	5.1%	85.8%	$8,890,793	6.8%	86.0%	$9.02
2036	4	1,007,674	5.3%	91.1%	$9,718,797	7.5%	93.4%	$9.64
2037 & Thereafter	2	1,009,392	5.3%	96.3%	$8,555,148	6.6%	100.0%	$8.48
Vacant	0	707,566	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(4)	86	19,189,611	100.0%		$130,104,978	100.0%		$7.04

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling, Approx. Cumulative % of Total UW Rent Rolling and UW Rent PSF Rolling are inclusive of contractual rent steps underwritten through March 2027.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Markets. The Mountain Industrial Portfolio Properties are located across 57 different markets, with the largest concentrations (based on UW NOI) in Indianapolis, Indiana (7.6% of UW NOI), Columbus, Ohio (5.6% of UW NOI) and Charlotte, North Carolina (4.9% of UW NOI). The top 25 markets (by UW NOI) comprise 74.5% of portfolio NRA and 77.1% of UW NOI.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-35

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

The following table presents recent market data with respect to the Mountain Industrial Portfolio Properties:

Mountain Industrial Portfolio Market Summary(1)
Market, State	Property Count	NRA	% of Portfolio SF	Leased	Year Built	Avg. Size	WALT (Years)(2)	Clear Height	UW Base Rent PSF(2)(3)	% of UW NOI
Indianapolis, Indiana	3	1,614,460	8.4%	100.0%	2016	538,153	5.1	33'	$5.96	7.6%
Columbus, Ohio	3	951,735	5.0%	100.0%	2019	317,245	5.8	33'	$7.47	5.6%
Charlotte, North Carolina	3	862,138	4.5%	100.0%	2014	287,379	4.4	30'	$7.42	4.9%
Kansas City, Kansas	5	1,028,166	5.4%	90.6%	2010	205,633	5.1	29'	$6.49	4.4%
Savannah, Georgia	2	958,284	5.0%	100.0%	2017	479,142	1.4	35'	$5.82	4.4%
Dallas-Fort Worth, Texas	2	536,191	2.8%	100.0%	2013	268,096	8.1	31'	$9.73	4.2%
Atlanta, Georgia	2	875,638	4.6%	75.1%	2016	437,819	14.4	30'	$7.74	4.2%
Trenton, New Jersey	1	347,145	1.8%	100.0%	2017	347,145	6.0	31'	$15.35	4.1%
Detroit, Michigan	3	490,234	2.6%	100.0%	2002	163,411	4.2	29'	$8.41	3.2%
Akron, Ohio	2	587,825	3.1%	100.0%	2013	293,913	1.2	32'	$6.56	3.0%
Jefferson, Georgia	1	373,750	1.9%	100.0%	2018	373,750	6.6	32'	$10.17	2.9%
Burlington, Vermont	1	143,979	0.8%	100.0%	2021	143,979	9.9	32'	$22.45	2.5%
Buffalo, New York	2	443,657	2.3%	100.0%	2012	221,829	4.2	29'	$7.03	2.4%
Chicago, Illinois	4	380,230	2.0%	100.0%	2000	95,058	4.6	27'	$8.27	2.4%
Oklahoma City, Oklahoma	2	420,780	2.2%	100.0%	2018	210,390	6.2	35'	$7.28	2.4%
Greensboro, North Carolina	1	286,281	1.5%	100.0%	2019	286,281	8.8	32'	$10.48	2.3%
Lakeland, Florida	2	343,027	1.8%	100.0%	2014	171,514	4.5	30'	$8.19	2.1%
Tampa, Florida	3	335,781	1.7%	100.0%	1998	111,927	3.2	25'	$8.17	2.1%
Memphis, Tennessee	2	684,560	3.6%	100.0%	2001	342,280	4.7	29'	$3.81	2.0%
Houston, Texas	2	272,471	1.4%	100.0%	2010	136,236	3.2	25'	$9.06	1.9%
Frankfort, Kentucky	1	599,840	3.1%	100.0%	2014	599,840	3.6	32'	$3.91	1.8%
Louisville, Kentucky	1	558,600	2.9%	100.0%	2014	558,600	7.3	36'	$4.07	1.7%
Mobile, Alabama	1	362,942	1.9%	100.0%	2017	362,942	2.4	36'	$5.98	1.7%
Saint Louis, Illinois	3	485,664	2.5%	79.0%	2004	161,888	6.8	29'	$6.03	1.7%
Grand Rapids, Michigan	1	343,483	1.8%	100.0%	2016	343,483	5.6	30'	$6.20	1.6%
Total/Wtd. Avg. Top 25	53	14,286,861	74.5%	97.1%	2013	269,563	5.2	31'	$7.18	77.1%
Total/Wtd. Avg. Other	37	4,902,750	25.5%	94.1%	2009	132,507	4.7	28'	$6.62	22.9%
Total/Wtd. Avg.	90	19,189,611	100.0%	96.3%	2012	213,218	5.3	30'	$7.04	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Weighted based on occupied SF.
(3)	UW Base Rent PSF is inclusive of contractual rent steps underwritten through March 2027.

Appraisals. According to the appraisals, the Mountain Industrial Portfolio Properties had a portfolio appraised value of $2,350,000,000 as of February 11, 2026, which is inclusive of an approximately 9.2% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $2,152,070,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 54.3% for the Mountain Industrial Portfolio Senior Loan and 75.3% for the Mountain Industrial Portfolio Whole Loan.

Environmental Matters. According to the Phase I environmental reports dated between February 18, 2026 and February 20, 2026, certain of the Properties have one or more recognized environmental conditions or controlled recognized environmental conditions for which remediation has previously occurred or for which ongoing remediation or other risk mitigation, including environmental insurance, is required. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-36

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mountain Industrial Portfolio Properties:

Cash Flow Analysis
	2022 (10 Months)	2023	2024	9/30/2025 TTM		UW		UW PSF
Gross Potential Rent	$104,027,173	$124,938,188	$127,609,086	$129,207,999		$133,088,511		$6.94
Rent Steps(1)	$0	$0	$0	$0		$1,925,769		$0.10
Expense Recoveries	$17,528,793	$24,921,462	$24,622,268	$24,515,984		$30,669,025		$1.60
Gross Rent	$121,555,966	$149,859,650	$152,231,354	$153,723,982		$165,683,305		$8.63
(Vacancy/Credit Loss/Concessions)	$0	$0	$0	$0		($5,432,032)		($0.28)
Net Rental Income	$121,555,966	$149,859,650	$152,231,354	$153,723,982		$160,251,272		$8.35
Straight-line Rent	$0	$0	$0	$0		$1,510,184		$0.08
Other Income	$57,789	$43,300	$654,559	$47,256		$0		$0.00
Effective Gross Income	$121,613,755	$149,902,950	$152,885,913	$153,771,238		$161,761,456		$8.43

Real Estate Taxes(2)	$14,608,156	$20,420,511	$19,926,115	$19,975,521		$26,256,056		$1.37
Insurance	$1,454,718	$2,219,507	$2,649,417	$2,475,496		$2,941,326		$0.15
Other Operating Expenses	$7,337,615	$9,707,308	$10,153,457	$9,134,017		$8,996,744		$0.47
Total Operating Expenses	$23,400,489	$32,347,325	$32,728,989	$31,585,033		$38,194,125		$1.99

Net Operating Income	$98,213,266	$117,555,625	$120,156,924	$122,186,205		$123,567,331		$6.44
Capital Reserves	$0	$0	$0	$0		$1,918,961		$0.10
TI/LC	$0	$0	$0	$0		$4,797,403		$0.25
Net Cash Flow	$98,213,266	$117,555,625	$120,156,924	$122,186,205		$116,850,967		$6.09

Occupancy (%)	98.6%	98.9%	99.0%	96.3%	(3)	96.7%	(3)
NOI DSCR(4)	1.63x	1.95x	1.99x	2.02x		2.04x
NCF DSCR(4)	1.63x	1.95x	1.99x	2.02x		1.93x
NOI Debt Yield(4)	8.4%	10.1%	10.3%	10.4%		10.6%
NCF Debt Yield(4)	8.4%	10.1%	10.3%	10.4%		10.0%

(1)	UW Rent Steps taken through March 2027.
(2)	Six of the 10 Properties that are subject to payment in lieu of taxes agreements or other tax abatements have been underwritten to abated taxes, which total approximately $2.1 million. Unabated taxes for these six Properties are estimated to total approximately $2.5 million.
(3)	9/30/2025 TTM Occupancy (%) is based on the underwritten rent roll dated as of March 1, 2026. UW Occupancy (%) is based on underwritten economic occupancy.
(4)	Based on the Mountain Industrial Portfolio Senior Loan. Including the Mountain Industrial Portfolio Junior Notes, UW NCF DSCR is 1.25x and UW NOI Debt Yield is 7.6%.

Escrows and Reserves.

RE Taxes – During a Trigger Period (as defined below), the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit into a tax reserve equal to 1/12th of the tax amount that the lender reasonably estimates will be payable during the next ensuing 12 months (excluding any taxes paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents).

Insurance – During a Trigger Period, if the insurance covering the Mountain Industrial Portfolio Properties does not constitute an approved blanket policy, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premiums (excluding any insurance premiums paid by tenants in accordance with the Mountain Industrial Portfolio Whole Loan documents). At origination of the Mountain Industrial Portfolio Whole Loan one or more acceptable blanket policies were in place.

Replacements Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $319,827 for replacement reserves (equal to approximately $0.20 PSF annually).

Leasing Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $239,870 for tenant improvements and leasing commissions (equal to approximately $0.15 PSF annually).

Unfunded Obligations Reserve – The Mountain Industrial Portfolio Whole Loan documents require an upfront deposit of $3,530,579 for tenant improvement allowances, landlord work, leasing commissions and rent concessions outstanding as of the Mountain Industrial Portfolio Whole Loan origination date.

Ground Lease Reserve – During a Trigger Period, the Mountain Industrial Portfolio Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the rents due under each Ground Lease (as defined below) during the next ensuing 12 months and at least 30 days prior to the respective due dates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-37

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Lockbox and Cash Management. The Mountain Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the Mountain Industrial Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or the property manager, as applicable, to be immediately deposited into such lockbox account upon receipt. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period. Upon the occurrence and during the continuance of a Trigger Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Mountain Industrial Portfolio Whole Loan documents. During the continuance of a Trigger Period, all available cash remaining after the required applications and disbursements is required to be held in a lender-controlled subaccount.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the net operating income debt service coverage ratio (“DSCR”) falling below 1.15x for two consecutive calendar quarters.

A Trigger Period will end upon the occurrence of the following:

●	with respect to clause (i) above, the cure or waiver of such event of default; or
●	with respect to clause (ii) above, the date that (a) the DSCR, as calculated in accordance with the Mountain Industrial Portfolio Whole Loan documents, is equal to or greater than 1.15x for two consecutive calendar quarters, (b) the borrowers prepay the Mountain Industrial Portfolio Whole Loan in an amount sufficient such that the DSCR is at least 1.15x, or (c) the borrowers deliver to the lender cash or a letter of credit, in each case in an amount which, if applied to the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan, would be sufficient such that the DSCR is at least 1.15x.

Subordinate and Mezzanine Debt. The Mountain Industrial Portfolio Whole Loan also includes the Mountain Industrial Portfolio Junior Notes. The Mountain Industrial Portfolio Junior Notes bear interest at the weighted average interest rate of 7.291555666% per annum. Payments on the Mountain Industrial Portfolio Junior Notes are generally subordinate to payments on the Mountain Industrial Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Mountain Industrial Portfolio Pari Passu-A/B Whole Loan” in the prospectus.

Mountain Industrial Portfolio Whole Loan Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Mountain Industrial Portfolio Senior Loan	$1,169,400,000	5.096767533%	60	0	60	1.93x	10.6%	49.8%
Mountain Industrial Portfolio Junior Notes	$450,600,000	7.291555666%	60	0	60	1.25x	7.6%	68.9%
Total/Wtd. Avg.	$1,620,000,000	5.707243788%

Partial Release. The borrowers have the right, on or after the May 11, 2028 payment date, to obtain the release of any of the Properties upon prepayment of a release amount equal to the lesser of (a) the outstanding principal amount of the Mountain Industrial Portfolio Whole Loan and (b) an amount equal to the allocated loan amount for such Property multiplied by (1) 105% until such time that the outstanding principal balance of the Mountain Industrial Portfolio Whole Loan has been reduced to $1,134,000,000 and (2) thereafter, 110% together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 1.00% of the amount prepaid and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield after giving effect to the release is not less than the greater of 7.55% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by (1) prepaying the Mountain Industrial Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement or (2) depositing cash collateral or a letter of credit with the lender in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right on or after the May 11, 2028 payment date to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default, in each case as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the non-recourse carveout guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the Mountain Industrial Portfolio Whole Loan. In connection with any such release the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Leases. The Mountain Industrial Portfolio Property located at 7569 Golf Course Boulevard in Punta Gorda, Florida (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Punta Gorda Ground Lease”). The initial term of the Punta Gorda Ground Lease commenced on June 28, 2007 and will expire on June 30, 2037. The term of the Punta Gorda Ground Lease may be extended for three additional 10-year periods. The current base rent payable under the Punta Gorda Ground Lease is approximately $67,466 per annum and will be in effect until June 30, 2027 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

The Mountain Industrial Portfolio Property located at 246 Glasson Drive in Corpus Christi, Texas (0.3% of the allocated loan amount) is ground leased by the related borrower (the “Corpus Christi Ground Lease,” and together with the Punta Gorda Ground Lease, the “Ground Leases”). The initial term of the Corpus Christi Ground Lease commenced on December 12, 2010 and will expire on December 11, 2040. The term of the Corpus Christi Ground Lease may be extended for two additional 10-year periods. The current base rent payable under the Corpus Christi Ground Lease is approximately $34,022 per annum and will be in effect until August 31, 2026 and is subject to escalations during the remainder of the initial term and for subsequent renewal terms.

Right of First Refusal/Purchase Options. Various Mountain Industrial Portfolio Properties are subject to a right of first refusal or right of first offer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus for additional information.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-38

Industrial – Various	Loan #1	Cut-off Date Balance:	$90,000,000
Various, Various	Mountain Industrial Portfolio	Cut-off Date LTV:	49.8%
		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	10.6%

Terrorism Insurance. The Mountain Industrial Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost for each individual Property and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-39

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-40

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

KENTUCKY
VIRGINIA
TENNESSEE
APPALACHIAN MOUNTAINS
NORTH CAROLINA
KNOXVILLE
Asheville
Spartanburg
Greenville
GEORGIA
SOUTH CAROLINA
18
20
35
22
13
6

VIRGINIA
Roanoke
NORTH CAROLINA
Greensboro
Durham
RALEIGH
CHARLOTTE
SOUTH CAROLINA
Columbia
5
34
28
37
21
24
14
29
30
25
27
33
8

CHATTANOOGA
CHARLOTTE
ATLANTA
COLUMBIA
AUGUSTA
SOUTH CAROLINA
MACON
COLUMBUS
GEORGIA
SAVANNAH
FLORIDA
TALLAHASSEE
JACKSONVILLE
19
1
23
7
36
16

	Southeast MHP Portfolio	
1	Springlake	Centerville; Warner Robins, GA
2	ARC	Lexington; West Columbia, SC
3	Anderson	Williamston; Anderson; Belton; Pendleton; Starr, SC
4	Palm Shadows	Donna, TX
5	North Raleigh	Youngsville; Oxford; Franklinton, NC
6	Crestview	East Flat Rock, NC
7	Golden Isles	Brunswick, GA
8	Pecan Grove	Charlotte, NC
9	Lakeview	Spartanburg, SC
10	Meadowbrook	York, SC
11	B&D	Chester, SC
12	Countryside	Lancaster, SC
13	Maple Hills	Mills River, NC
14	Asheboro	Asheboro, NC
15	Hunt Club	Columbia, SC
16	Spaulding	Brunswick, GA
17	Warrenville	Warrenville, SC
18	Evergreen	Dandridge, TN
19	Sunnyland	Byron, GA
20	Morganton	Morganton, NC
21	Chatham	Chapel Hill, NC
22	Red Fox	Clyde, NC
23	Merritt Place	Brunswick, GA
24	Timberview	Trinity, NC
25	Azalea	Gastonia, NC
26	Hidden Oaks	West Columbia, SC
27	Holly Faye	Gastonia, NC
28	Cooley	Youngsville, NC
29	Statesville	Statesville, NC
30	Dixie	Kings Mountain, NC
31	Capital View	Gaston, SC
32	Solid Rock	Batesburg-Leesville, SC
33	Driftwood	Charlotte, NC
34	Country Road	Franklinton, NC
35	Mobile Cottage	Morganton, NC
36	Glynn Acres	Brunswick, GA
37	Northview	Thomasville, NC

Edinburg
MCALLEN
San Juan
Pharr
Alamo
Donna
Weslaco
Hidalgo
TEXAS
MEXICO
4

Asheville
NORTH CAROLINA
CHARLOTTE
Spartanburg
Greenville
Anderson
SOUTH CAROLINA
GEORGIA
Columbia
Augusta
9
10
11
12
3
15
2
32
26
31
17

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-41

Mortgage Loan No. 2 – Southeast MHP Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location(3):	Various, Various
Original Balance(1):	$80,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance(1):	$80,000,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/NAP
Borrower Sponsor:	Manufactured Housing Properties, Inc.			Size:	3,019 Pads
Guarantors:	Raymond M. Gee, Gee Family Dynasty			Cut-off Date Balance per Pad(1):	$54,654
	Trust, Raymond M. Gee Irrevocable			Maturity Date Balance per Pad(1):	$54,654
	Trust Dated December 15, 2017,			Property Manager:	Valleo Residential LLC
	Mariana Vega Ortega Irrevocable Trust,				(borrower-affiliated)
	Leonardo Gee Irrevocable Trust and
	Alexander Gee Irrevocable Trust
Mortgage Rate:	6.0200%
Note Date:	4/30/2026			Underwriting and Financial Information
Maturity Date:	5/1/2031			UW NOI:	$13,367,748
Term to Maturity:	60 months			UW NCF:	$13,187,998
Amortization Term:	0 months			UW NOI Debt Yield(1):	8.1%
IO Period:	60 months			UW NCF Debt Yield(1):	8.0%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	8.1%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NCF DSCR(1):	1.31x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$13,065,373 (3/31/2026 TTM)
Additional Debt Type(1):	Pari Passu			2nd Most Recent NOI:	$12,381,638 (12/31/2025)
Additional Debt Balance(1):	$85,000,000			3rd Most Recent NOI:	$11,023,967 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	81.7% (4/1/2026)
Reserves(2)				2nd Most Recent Occupancy:	79.9% (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	79.6% (12/31/2024)
RE Taxes:	$275,160	$53,341	NAP	Appraised Value (as of)(4):	$243,000,000 (2/1/2026)
Insurance:	$0	Springing	NAP	Appraised Value per Pad(4):	$80,490
Deferred Maintenance:	$582,579	$0	NAP	Cut-off Date LTV Ratio(1)(4):	67.9%
Replacement Reserve:	$170,776	Springing	$170,776	Maturity Date LTV Ratio(1)(4):	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$165,000,000	100.0%	Loan Payoff:	$101,604,638	61.6%
			Preferred Equity Payoff:	$40,440,912	24.5%
			Return of Equity:	$13,657,246	8.3%
			Closing Costs:	$8,268,689	5.0%
			Upfront Reserves:	$1,028,515	0.6%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)	The Southeast MHP Portfolio Mortgage Loan (as defined below) is part of the Southeast MHP Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $165,000,000. The Cut-off Date Balance per Pad, Maturity Date Balance per Pad, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Southeast MHP Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	See “Portfolio Summary” for an overview of the Southeast MHP Portfolio Properties (as defined below).
(4)	The Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) of $232,825,000, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio for the Southeast MHP Portfolio Whole Loan are both equal to 70.9%. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.

The Mortgage Loan. The second largest mortgage loan (the “Southeast MHP Portfolio Mortgage Loan”) is part of a whole loan (the “Southeast MHP Portfolio Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal amount $165,000,000. The Southeast MHP Portfolio Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interests in 37 manufactured housing properties totaling 3,019 pads located across five states (collectively the “Southeast MHP Portfolio Properties”). The Southeast MHP Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2, Note A-4, Note A-5, and Note A-6, with an aggregate original principal balance of $80,000,000. The Southeast MHP Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR22 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Southeast MHP Portfolio and West Memorial Place Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-42

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The table below summarizes the promissory notes that comprise the Southeast MHP Portfolio Whole Loan.

Southeast MHP Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR22	Yes
A-2	$50,000,000	$50,000,000	BANK5 2026-5YR23	No
A-3	$20,000,000	$20,000,000	BANK5 2026-5YR22	No
A-4	$10,000,000	$10,000,000	BANK5 2026-5YR23	No
A-5	$10,000,000	$10,000,000	BANK5 2026-5YR23	No
A-6	$10,000,000	$10,000,000	BANK5 2026-5YR23	No
A-7	$5,000,000	$5,000,000	BANK5 2026-5YR22	No
Total	$165,000,000	$165,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Southeast MHP Portfolio Whole Loan are Glynn Acres MHP LLC, Golden Isles MHP LLC, Merritt Place MHP LLC, Spaulding MHP LLC, Springlake MHP LLC, Sunnyland MHP LLC, Azalea MHP LLC, Carolinas 4 MHP LLC, Charlotte 3 Park MHP LLC, Chatham Pines MHP LLC, Crestview MHP LLC, Holly Faye MHP LLC, Maple Hills MHP LLC, Mobile Cottage MHP LLC, North Raleigh MHP LLC, Northview MHP LLC, Pecan Grove MHP LLC, Red Fox MHP LLC, Statesville MHP LLC, Timberview MHP LLC, Ron-Ran Enterprises L.L.C., Macral Properties, LLC, Anderson MHP LLC, Arc MHP LLC, B&D MHP LLC, Capital View MHP LLC, Countryside MHP LLC, Hidden Oaks MHP LLC, Hunt Club MHP LLC, Lakeview MHP LLC, Meadowbrook MHP, LLC, Solid Rock MHP LLC, Warrenville MHP LLC, Evergreen MHP LLC and Palm Shadows MHP LLC, each a single-purpose limited liability company organized under the laws of either Georgia, North Carolina, South Carolina, Tennessee, or Texas.

The non-recourse carve-out guarantors for the Southeast MHP Portfolio Whole Loan are Raymond M. Gee, the Gee Family Dynasty Trust, a Florida irrevocable trust, the Raymond M. Gee Irrevocable Trust Dated December 15, 2017, a North Carolina irrevocable trust, the Mariana Vega Ortega Irrevocable Trust, a Florida irrevocable trust, the Leonardo Gee Irrevocable Trust, a Florida irrevocable trust and the Alexander Gee Irrevocable Trust, a Florida irrevocable trust. The borrower sponsor for the Southeast MHP Portfolio Whole Loan is Manufactured Housing Properties, Inc. (“MHPI”). Raymond M. Gee is an experienced manufactured housing property investor with over 30 years of experience in commercial real estate and structured finance. Mr. Gee is the chief executive officer and founder of Gvest Capital, a family-owned real estate investment management firm. Mr. Gee is responsible for day-to-day and long-term strategy and operations of the firm. Gvest Capital is the parent company of MHPI, a firm that acquires, owns, and operates manufactured housing communities. MHPI currently owns and manages approximately 58 manufactured housing assets, including the Southeast MHP Portfolio Properties.

The Properties. The Southeast MHP Portfolio Properties comprise 37 manufactured housing properties totaling 3,019 pads located across five states. The Southeast MHP Portfolio Properties are located in South Carolina (11 properties, 33.6% of pads), North Carolina (18 properties, 33.0% of pads), Georgia (six properties, 18.0% of pads), Texas (one property, 13.4% of pads) and Tennessee (one property, 2.1% of pads). The Southeast MHP Portfolio Properties include 2,775 manufactured housing (“MH”) pads, 203 recreational vehicle (“RV”) sites and 41 apartment units. Of the 2,775 MH pads, 2,040 pads (73.5% of MH pads and 67.6% of total units) are occupied by tenant owned homes, 458 pads (16.5% of MH pads and 15.2% of total units) are occupied by park owned homes (“POHs”) and 277 pads (10.0% of MH pads, 9.2% of total units) are occupied by rent to own homes (“RTOs”). POHs are manufactured homes owned by either the related borrower or an affiliate. As of the origination date of the Southeast MHP Portfolio Whole Loan, the total POHs count included 103 manufactured homes which the borrowers have represented are fixtures, and are owned by the related borrower, as to which the tenant pays a single rent for both the pad and the home. Such 103 POHs are collateral, and rent from such 103 POHs and the related pads was underwritten (7.7% of effective gross income). The remaining POHs are not collateral and only rent from the related pads was underwritten. RTOs are manufactured homes which either (i) are initially owned by an affiliate of the borrowers, and as to which residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, or (ii) title is transferred to the tenant at the beginning of the contract and the tenant must pay installments to a borrower affiliate in respect of the purchase price of the home (as well as pay pad rent to the borrower).

The borrower sponsor purchased the Southeast MHP Portfolio Properties between 2016 and 2023 for a total acquisition cost of approximately $99.5 million. Since acquisition, the borrower sponsor has invested approximately $18.5 million in capital improvements and incurred $7.4 million in financing costs, for a total cost basis of approximately $125.5 million.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-43

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table contains certain information about the individual Southeast MHP Portfolio Properties.

Portfolio Summary
Property Name	City, State	Pads(1)	% of Pads	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance(2)	% of Allocated Loan Cut-off Date Balance	Appraised Value(3)	% of Appraised Value
Springlake	Various, GA(4)	218	7.2%	Various / NAP(4)	72.0%	$6,238,683	7.8%	$18,075,000	7.8%
ARC	Various, SC(5)	185	6.1%	Various / NAP(5)	90.8%	$5,191,770	6.5%	$15,075,000	6.5%
Anderson	Various, SC(6)	165	5.5%	Various / NAP(6)	94.5%	$5,116,049	6.4%	$14,850,000	6.4%
Palm Shadows	Donna, TX	404	13.4%	1977 / NAP	54.2%	$4,299,588	5.4%	$12,600,000	5.4%
North Raleigh	Various, NC(7)	138	4.6%	Various / NAP(7)	90.6%	$3,683,951	4.6%	$10,775,000	4.6%
Crestview	East Flat Rock, NC	113	3.7%	1985 / NAP	99.1%	$3,529,218	4.4%	$10,250,000	4.4%
Golden Isles	Brunswick, GA	105	3.5%	1960 / NAP	81.9%	$3,259,259	4.1%	$9,475,000	4.1%
Pecan Grove	Charlotte, NC	83	2.7%	1900 / NAP	100.0%	$3,015,638	3.8%	$8,800,000	3.8%
Lakeview	Spartanburg, SC	91	3.0%	1965 / NAP	82.4%	$2,986,008	3.7%	$8,675,000	3.7%
Meadowbrook	York, SC	92	3.0%	1970 / NAP	51.1%	$2,946,502	3.7%	$8,550,000	3.7%
B&D	Chester, SC	95	3.1%	2005 / NAP	98.9%	$2,814,815	3.5%	$8,175,000	3.5%
Countryside	Lancaster, SC	110	3.6%	1972 / NAP	85.5%	$2,679,835	3.3%	$7,800,000	3.4%
Maple Hills	Mills River, NC	73	2.4%	1948 / NAP	98.6%	$2,400,000	3.0%	$6,950,000	3.0%
Asheboro	Asheboro, NC	72	2.4%	1969 / NAP	93.1%	$2,261,728	2.8%	$6,625,000	2.8%
Hunt Club	Columbia, SC	78	2.6%	1970 / NAP	92.3%	$2,130,041	2.7%	$6,200,000	2.7%
Spaulding	Brunswick, GA	70	2.3%	1980 / NAP	54.3%	$2,021,399	2.5%	$5,900,000	2.5%
Warrenville	Warrenville, SC	82	2.7%	1973 / NAP	64.6%	$2,014,815	2.5%	$5,850,000	2.5%
Evergreen	Dandridge, TN	64	2.1%	1999 / NAP	95.3%	$1,962,140	2.5%	$5,700,000	2.4%
Sunnyland	Byron, GA	72	2.4%	1985 / NAP	77.8%	$1,846,913	2.3%	$5,375,000	2.3%
Morganton	Morganton, NC	61	2.0%	1997 / NAP	100.0%	$1,705,350	2.1%	$4,975,000	2.1%
Chatham	Chapel Hill, NC	49	1.6%	2003 / NAP	98.0%	$1,646,091	2.1%	$4,800,000	2.1%
Red Fox	Clyde, NC	52	1.7%	1997 / NAP	88.5%	$1,570,370	2.0%	$4,575,000	2.0%
Merritt Place	Brunswick, GA	55	1.8%	1970 / NAP	65.5%	$1,494,650	1.9%	$4,350,000	1.9%
Timberview	Trinity, NC	55	1.8%	1980 / NAP	72.7%	$1,254,321	1.6%	$3,650,000	1.6%
Azalea	Gastonia, NC	40	1.3%	1970 / NAP	100.0%	$1,234,568	1.5%	$3,600,000	1.5%
Hidden Oaks	West Columbia, SC	44	1.5%	1987 / NAP	77.3%	$1,204,938	1.5%	$3,500,000	1.5%
Holly Faye	Gastonia, NC	35	1.2%	1972 / NAP	94.3%	$1,175,309	1.5%	$3,425,000	1.5%
Cooley	Youngsville, NC	44	1.5%	1940 / NAP	100.0%	$1,119,342	1.4%	$3,275,000	1.4%
Statesville	Statesville, NC	44	1.5%	1974 / NAP	84.1%	$1,086,420	1.4%	$3,175,000	1.4%
Dixie	Kings Mountain, NC	37	1.2%	1970 / NAP	83.8%	$1,086,420	1.4%	$3,175,000	1.4%
Capital View	Gaston, SC	32	1.1%	2004 / NAP	100.0%	$938,272	1.2%	$2,725,000	1.2%
Solid Rock	Batesburg-Leesville, SC	39	1.3%	1993 / NAP	89.7%	$879,012	1.1%	$2,550,000	1.1%
Driftwood	Charlotte, NC	26	0.9%	1980 / NAP	96.2%	$796,708	1.0%	$2,325,000	1.0%
Country Road	Franklinton, NC	28	0.9%	2004 / NAP	100.0%	$684,774	0.9%	$2,000,000	0.9%
Mobile Cottage	Morganton, NC	23	0.8%	1999 / NAP	82.6%	$592,592	0.7%	$1,725,000	0.7%
Glynn Acres	Brunswick, GA	22	0.7%	1960 / NAP	100.0%	$586,008	0.7%	$1,700,000	0.7%
Northview	Thomasville, NC	23	0.8%	1964 / NAP	87.0%	$546,502	0.7%	$1,600,000	0.7%
Total/Wtd. Avg.		3,019	100.0%		81.7%	$80,000,000	100.0%	$232,825,000	100.0%

Source: Appraisals, unless otherwise noted

(1)	Pads and Occupancy are based on the underwritten rent roll dated April 1, 2026. Includes the land on which the 41 apartment units are located.
(2)	Based on the Southeast MHP Portfolio Mortgage Loan.
(3)	The Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000, as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. The aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) is $232,825,000. The individual appraisals were completed on various dates between January 7, 2026 and January 30, 2026.
(4)	The Springlake property consists of three manufactured housing communities that operate as one economic unit. The three communities are located in Centerville, Georgia and Warner Robins, Georgia. The communities were built in 1984 and 1989.
(5)	The ARC property consists of five manufactured housing communities that operate as one economic unit. The five communities are located in Lexington, South Carolina and West Columbia, South Carolina. The communities were built in 1971, 1980, 1981, and 1994.
(6)	The Anderson property consists of nine manufactured housing communities that operate as one economic unit. The nine communities are located in Williamston, South Carolina, Anderson, South Carolina, Belton, South Carolina, Pendleton, South Carolina, and Starr, South Carolina. The communities were built in 1940, 1959, 1965, 1970, 1975, 1977, and 1989.
(7)	The North Raleigh property consists of five manufactured housing communities that operate as one economic unit. The five communities are located in Youngsville, North Carolina, Oxford, North Carolina, and Franklinton, North Carolina. The communities were built in 1971, 1975, 1980, 1987, and 1993.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-44

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%
Portfolio Unit Mix(1)
Property Name	Total Pads(2)	Tenant Owned Homes	POHs(3)	RTOs(4)	Apartment Units	RV Sites
Springlake	218	149	67	2	0	0
ARC	185	135	12	38	0	0
Anderson	165	96	21	44	4	0
Palm Shadows	404	189	0	0	24	191
North Raleigh	138	63	66	4	5	0
Crestview	113	81	3	29	0	0
Golden Isles	105	71	22	6	0	6
Pecan Grove	83	83	0	0	0	0
Lakeview	91	88	3	0	0	0
Meadowbrook	92	81	3	8	0	0
B&D	95	60	4	31	0	0
Countryside	110	76	20	14	0	0
Maple Hills	73	51	1	21	0	0
Asheboro	72	45	21	6	0	0
Hunt Club	78	73	5	0	0	0
Spaulding	70	53	13	0	2	2
Warrenville	82	41	25	16	0	0
Evergreen	64	63	1	0	0	0
Sunnyland	72	38	31	3	0	0
Morganton	61	42	1	18	0	0
Chatham	49	49	0	0	0	0
Red Fox	52	1	51	0	0	0
Merritt Place	55	32	21	2	0	0
Timberview	55	37	17	1	0	0
Azalea	40	40	0	0	0	0
Hidden Oaks	44	33	3	8	0	0
Holly Faye	35	33	2	0	0	0
Cooley	44	34	10	0	0	0
Statesville	44	37	0	1	2	4
Dixie	37	36	0	1	0	0
Capital View	32	25	1	6	0	0
Solid Rock	39	17	12	10	0	0
Driftwood	26	25	1	0	0	0
Country Road	28	12	11	5	0	0
Mobile Cottage	23	18	2	3	0	0
Glynn Acres	22	15	6	0	1	0
Northview	23	18	2	0	3	0
Total	3,019	2,040	458	277	41	203

(1)	Information is based on the underwritten rent roll dated April 1, 2026.
(2)	Includes the land on which the 41 apartment units are located.
(3)	As of the origination date of the Southeast MHP Portfolio Whole Loan, POHs included 103 manufactured homes which the borrowers have represented are fixtures, and are owned by the related borrower, as to which the tenant pays a single rent for both the pad and the home to the borrower. Such POHs are collateral, and rent from such 103 POHs and the related pads was underwritten (7.7% of effective gross income). The remaining POHs are not collateral and only rent from the related pads was underwritten.
(4)	RTOs are manufactured homes which either (i) are initially owned by an affiliate of the borrowers, and as to which residents gain ownership by making scheduled rent payments with an option or obligation to purchase the home at the end of the lease term, or (ii) title is transferred to the tenant at the beginning of the contract and the tenant must pay installments to a borrower affiliate in respect of the purchase price of the home (as well as pay pad rent to the borrower).

Appraisals. According to the appraisals, the Southeast MHP Portfolio Properties had an “As Portfolio” appraised value of $243,000,000 as of February 1, 2026, which is inclusive of an approximately 4.37% portfolio premium and reflects the “as-is” value of the Southeast MHP Portfolio Properties as a whole if sold in their entirety to a single buyer. According to the appraisals the aggregate “as-is” appraised values of the individual Southeast MHP Portfolio Properties (exclusive of the portfolio premium) is $232,825,000. The individual appraisals were completed on various dates between January 7, 2026, and January 30, 2026.

Environmental Matters. According to the Phase I environmental site assessments dated between January 20, 2026 and February 9, 2026, there was no evidence of any recognized environmental conditions at the Southeast MHP Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-45

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Southeast MHP Portfolio Properties:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	3/31/2026 T-3 Ann.	UW	UW Per Pad
Gross Potential Rent(1)	$12,975,518	$14,489,314	$15,568,495	$16,301,041	$18,005,101	$21,358,716	$7,074.77
Reimbursements	$412,782	$627,567	$662,917	$697,228	$844,778	$697,228	$230.95
Discounts Concessions	($487,212)	($480,531)	($370,952)	($334,369)	($402,038)	($358,150)	($118.63)
Other Income	$599,123	$671,563	$537,512	$488,691	$669,291	$488,691	$161.87
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($3,751,111)	($1,242.50)
Effective Gross Income	$13,500,211	$15,307,913	$16,397,972	$17,152,592	$19,117,132	$18,435,375	$6,106.45

Real Estate Taxes	$584,741	$609,010	$630,066	$637,114	$655,259	$691,729	$229.13
Insurance	$348,241	$400,469	$371,782	$389,095	$394,866	$534,351	$177.00
Other Operating Expenses	$3,498,217	$3,274,467	$3,014,487	$3,061,009	$3,390,352	$3,841,546	$1,272.46
Total Operating Expenses	$4,431,200	$4,283,946	$4,016,335	$4,087,218	$4,440,477	$5,067,626	$1,678.58

Net Operating Income	$9,069,011	$11,023,967	$12,381,638	$13,065,373	$14,676,655	$13,367,748	$4,427.87
Replacement Reserves	$0	$0	$0	$0	$0	$179,750	$59.54
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$9,069,011	$11,023,967	$12,381,638	$13,065,373	$14,676,655	$13,187,998	$4,368.33

Occupancy (%)(2)	73.6%	79.6%	79.9%	81.7%	81.7%	82.4%
NOI DSCR(3)	0.90x	1.09x	1.23x	1.30x	1.46x	1.33x
NCF DSCR(3)	0.90x	1.09x	1.23x	1.30x	1.46x	1.31x
NOI Debt Yield(3)	5.5%	6.7%	7.5%	7.9%	8.9%	8.1%
NCF Debt Yield(3)	5.5%	6.7%	7.5%	7.9%	8.9%	8.0%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 1, 2026.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. 3/31/2026 TTM Occupancy (%) and 3/31/2026 T-3 Ann. Occupancy (%) are based on the underwritten rent roll dated April 1, 2026.
(3)	Based on the Southeast MHP Portfolio Whole Loan.

Escrows and Reserves. At origination of the Southeast MHP Portfolio Whole Loan, the borrowers were required to deposit into escrow (i) approximately $275,160 for real estate taxes, (ii) $170,776 for capital expenditures and (iii) approximately $582,579 for required repairs.

Tax Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (initially approximately $53,341 monthly).

Insurance Escrow – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable for the renewal of the insurance policies covering the Southeast MHP Portfolio Properties unless (i) no event of default has occurred and is continuing, (ii) the liability and casualty policies covering the Southeast MHP Portfolio Properties are part of a blanket or umbrella policy, and (iii) the borrowers provide the lender evidence of renewal of the policies and receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies.

Capital Expenditure Reserve – On a monthly basis, the borrowers are required to deposit into the capital expenditures reserve approximately $14,946 for annual capital expenditures approved by the lender to the extent the amount in such reserve is less than $170,776.

Lockbox and Cash Management. The Southeast MHP Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to (i) establish a lender-controlled lockbox account and deposit, or cause to be deposited, all rents from the Southeast MHP Portfolio Properties into such lockbox account and (ii) establish a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept into the cash management account on each business day and disbursed (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Southeast MHP Portfolio Whole Loan, (iii) to fund the required monthly deposits into the capital expenditure reserve, if any, as described under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved annual budget and lender approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Southeast MHP Portfolio Whole Loan during the continuance of a Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-46

Manufactured Housing – Various	Loan #2	Cut-off Date Balance:	$80,000,000
Various	Southeast MHP Portfolio	Cut-off Date LTV:	67.9%
Various, Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

A “Cash Sweep Event Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.15x as of the end of a calendar quarter (a “DSCR Cash Sweep Event”); and (B) expiring upon (y) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for the immediately preceding two consecutive calendar quarters. Notwithstanding the foregoing, the borrowers may avoid a DSCR Cash Sweep Event by delivering to the lender cash or a letter of credit in an amount, or by prepaying the Southeast MHP Portfolio Whole Loan in an amount, which, if applied to the balance of the Southeast MHP Portfolio Whole Loan would result in a debt service coverage ratio of at least 1.15x for the immediately preceding calendar quarter, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.0% of the amount prepaid. Any such cash or letter of credit is required to be returned to the borrowers if the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters without giving effect to such cash or letter of credit.

Partial Release. In the event of a casualty to a legal non-conforming property and the property cannot be restored so that (A) the property includes no less than the number of mobile home pads existing as of the origination date of the Southeast MHP Portfolio Whole Loan, (B) any material improvements are restored in a manner substantially consistent with their configuration as of the origination date of the Southeast MHP Portfolio Whole Loan and (C) the use of the property as a mobile home park is permitted, whether as a permitted use, a legal nonconforming use, or pursuant to a variance or similar zoning approval, the borrowers are required to prepay the Southeast MHP Portfolio Whole Loan in an amount equal to the greater of (i) 100% of the allocated loan amount for the applicable property and (ii) the amount required to meet the debt yield and debt service coverage ratio that existed immediately prior to the applicable casualty. No prepayment fee or yield maintenance premium is required in connection with such prepayment. Upon such prepayment, the related property is required to be released to the related borrower.

Terrorism Insurance. The Southeast MHP Portfolio Whole Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of the full replacement cost of the improvements, together with business income/loss of rents insurance for at least 12 months, with an extended period of indemnity of up to six months. If acts of terrorism, other similar acts or events, or “fire following” such acts or events are excluded from the borrowers’ comprehensive all risk policies, the borrowers are required to obtain an endorsement to such policies or a separate policy, from insurers satisfactory to the lender, insuring against all such excluded acts or events and “fire following” in amounts not less than full replacement cost plus the required business income/loss of rents coverage. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof, or if another federal governmental program providing substantially similar protections) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that covers “covered acts” as defined by TRIPRA (or such other program) as full compliance with the terrorism insurance requirements described above. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-47

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-48

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

499 Forbes
499 Forbes Boulevard
South San Francisco, CA 94080
SAN FRANCISCO
Daly City
Brisbane
Colma
Pacifica
South San Francisco
San Bruno
Millbrae
Burlingame
San Mateo
Hillsborough
San Francisco Bay
San Francisco International Airport
Oyster Point
Excelsior
Bayview
Hunters Point
Avalon
Glen Canyon Park
City College of San Francisco
City College of SF - Evans Campus
San Francisco State University
Monterey Blvd.
Felton St.
Cow Palace Arena & Event Center
San Bruno Mountain State Park
Bayshore Blvd
Bayshore Fwy
CALTRAIN
BART
MUNI METRO
Amazon Distribution Center
Sangamo
Odoo
Veracyte, Inc.
Monogram Biosciences
Amgen
Genentech
Patheon Pharmaceuticals
Sisters Cities Blvd.
Hillside Blvd
280 Metro Center
Serramonte Plaza
Kaiser Permanente South S.F. Medical Ctr.
Spurce Business Park
Spruce Ave.
Linden Ave.
Calif. GC of S.F.
Cypress Golf
The Shops at Tanforan
YouTube
Skyline College
Sharp Park
Sharp Park Rd.
Oakmont Dr.
Skyline Blvd.
SAN MATEO COUNTY
Sweeny Ridge Reserve
San Andreas Lake
Junipero Serra Fwy
El Camino Real
Green Hills CC
Mills-Peninsula Medical Ctr.
Bayshore Hwy
Phoenix Pharmaceuticals
Coyote Point Beach
CuriOdyssey
Poplar Creek GC
Burlingame CC
Chateau Dr.
Sutter San Mateo Care Center
DOWNTOWN SAN MATEO
S. Norfolk St.
San Francisco State Fish & Game Preserve
S.F. GC
Pacific Ocean
Oakland
Berkeley
Richmond
Hayward
Fremont
Dublin
Livermore
Pleasanton
Concord
Walnut Creek
Vallejo
Fairfield
San Jose
Santa Clara
Sunnyvale
Palo Alto
Redwood City

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-49

Mortgage Loan No. 3 – 499 Forbes

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	South San Francisco, CA 94080
Original Balance:	$75,000,000			General Property Type(4):	Mixed Use
Cut-off Date Balance:	$75,000,000			Detailed Property Type(4):	Lab/Office
% of Initial Pool Balance:	6.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022/NAP
Borrower Sponsor:	Aralon Properties			Size:	145,631 SF
Guarantors:	Thomas F. Murphy and Emmet B. Ward			Cut-off Date Balance per SF:	$515
Mortgage Rate:	7.1700%			Maturity Date Balance per SF:	$515
Note Date:	6/10/2026			Property Manager:	Aralon Inc. (borrower-related)
Maturity Date:	7/5/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$9,084,634
IO Period:	60 months			UW NCF:	$8,395,411
Seasoning:	0 months			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	L(24),D(30),O(6)			UW NCF Debt Yield:	11.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.54x
Additional Debt Balance:	NAP			Most Recent NOI(5):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	NAV
Reserves(1)				3rd Most Recent NOI(5):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy(5)(6):	100.0% (7/1/2026)
RE Taxes:	$513,421	$85,570	NAP	2nd Most Recent Occupancy(5):	NAV
Insurance(2):	$103,568	$14,234	NAP	3rd Most Recent Occupancy(5):	NAV
Replacement Reserve:	$0	Springing	NAP	Appraised Value (as of)(7):	$119,000,000 (4/7/2026)
Rollover Reserve:	$0	$24,272	NAP	Appraised Value per SF:	$817
Free Rent Reserve:	$6,805,045	$0	NAP	Cut-off Date LTV Ratio(7):	63.0%
Neuralink Reserve(3):	$11,950,772	$0	NAP	Maturity Date LTV Ratio(7):	63.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$75,000,000	100.0%	Loan Payoff:	$55,171,111	73.6%
			Neuralink Reserve:	$11,950,772	15.9%
			Upfront Reserves:	$7,422,034	9.9%
			Closing Costs:	$282,645	0.4%
			Return of Equity:	$173,438	0.2%
Total Sources:	$75,000,000	100.0%	Total Uses:	$75,000,000	100.0%

(1)	See “Escrows and Reserves”.
(2)	The lender must waive the requirement for the borrower to make monthly deposits for the payment of insurance premiums, so long as (a) no event of default has occurred and is continuing and (b) the borrower provides the lender with satisfactory evidence (as determined by the lender) that the 499 Forbes Property (as defined below) is insured by an acceptable blanket insurance policy pursuant to the 499 Forbes Mortgage Loan (as defined below) documents. As of the 499 Forbes Mortgage Loan origination date, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, which as of origination, is approximately $14,234.
(3)	The 499 Forbes Mortgage Loan (as defined below) is structured such that effectively all equity to be returned to the borrower sponsor was held back in the form of the Neuralink Reserve, to be released to the borrower sponsor upon receipt of evidence of a permanent certificate of occupancy (“CO”) for the portion of the 499 Forbes Property that is currently subject to a temporary CO as of the origination date.
(4)	According to the borrower sponsor, the 499 Forbes Property is comprised of approximately 60.0% lab space and 40.0% office space.
(5)	No historical occupancy or financial information is presented for the 499 Forbes Property given that the sole tenant, Neuralink, executed its lease in August 2025.
(6)	The sole tenant, Neuralink, has executed its lease and taken possession of its space, but has not yet received a permanent CO for the 499 Forbes Property and rent is abated for the first twelve months of the lease, until August 2026, and prepaid rent for the next six months, through February 2027. Neuralink is expected to receive a permanent CO by the summer of 2026 and begin paying rent in March 2027, upon burn off of free and prepaid rent, all of which was reserved at origination.
(7)	The appraisal concluded a “Hypothetical ‘Go Dark’” value, as of April 7, 2026, of $81,000,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 92.6%. The appraisal’s “Hypothetical ‘Go Dark’” value is subject to certain extraordinary assumptions including that the Neuralink lease is not in-place and its space is vacant. Net of Rollover Reserves to be collected over the term ($10 PSF) and the excess cash flow sweep over the final 12 months of the loan term, the 499 Forbes Mortgage Loan results in an 85.8% loan-to-dark value.

The Mortgage Loan. The third largest mortgage loan (the “499 Forbes Mortgage Loan”) has an original principal balance as of the Cut-off Date of $75,000,000 and is secured by the borrower’s fee interest in a single tenant, 145,631 SF, mixed use (lab/office) property with a five-level parking garage located in South San Francisco, California (the “499 Forbes Property”).

The Borrower and the Borrower Sponsor. The borrower is Forbes 499 LP, a single-purpose, California limited partnership. The nonrecourse carveout guarantors are Thomas F. Murphy and Emmet B. Ward. The borrower sponsor is Aralon Properties which was founded by Thomas F. Murphy, one of the nonrecourse carveout guarantors, in 2016. Aralon Properties is a real estate development and operating company focused on biotech, office, retail and residential properties in San Francisco and the Peninsula. As of June 2026, the borrower sponsor owns approximately 1.5 million SF of real estate leveraging Thomas F. Murphy’s over three decades of broker and city relationships across the Bay Area.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-50

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

The Property. The 499 Forbes Property is a five story, 145,631 SF, Class A, mixed use, life sciences property with a five-level parking garage, located in South San Francisco, California. According to the borrower sponsor, the 499 Forbes Property’s NRA is comprised of approximately 60% lab space and 40% office space. Recently developed by the borrower sponsor in 2022, the 499 Forbes Property was constructed for life sciences use without having pre-leased the 499 Forbes Property, an indication of the borrower sponsor’s outlook on tenant demand in the submarket. The lab infrastructure at the 499 Forbes Property is built for advanced research and development capabilities featuring a vacuum system and compressor to maintain clean air, backup electrical power provided by a one megawatt generator and industrial hot and cold-water loops across all lab space.

Upon completion of development in 2022, the 499 Forbes Property was initially leased to InterVenn Biosciences, which, according to the appraisal, prematurely terminated its lease in 2023 due to a disruption in funding. Following InterVenn’s termination, the 499 Forbes Property was re-leased to Neuralink, a neurotechnology company founded by its current Chief Executive Officer, Elon Musk. Neuralink focuses on the development of implantable brain-computer interfaces. Neuralink executed its lease in August 2025 and invested approximately $9.0 million ($62 PSF) into the build-out of its leased space at the 499 Forbes Property, which it is expected to occupy in or around the summer of 2026. According to the borrower sponsor, Neuralink, which received no tenant improvement dollars in connection with its lease, intends to use its leased space at the 499 Forbes Property as its West Coast headquarters after vacating its location in Fremont, California.

Located in South San Francisco, between San Francisco and Silicon Valley, the 499 Forbes Property benefits from close access to U.S. Highway 101 and Interstate 280 along with close proximity to San Francisco International Airport, which is approximately two miles south. The 499 Forbes Property’s access to Highway 101 makes it convenient for employees to access downtown San Francisco and other affluent neighborhoods. The asset also features a five-level parking garage which makes it convenient for employees driving to the 499 Forbes Property. The parking garage contains 385 spaces (2.6 spaces per 1,000 SF), including 30 spaces for electronic vehicles.

Major Tenants.

Neuralink (145,631 SF; 100.0% of NRA; 100.0% of underwritten base rent). Founded in 2016 by its current Chief Executive Officer, Elon Musk, Neuralink is a privately held neurotechnology company focused on the development of implantable brain-computer interfaces (“BCIs”). Most known for the research and development of BCIs – which are intended to enable direct communication between the brain and external devices – Neuralink operates with a specialized workforce, maintaining approximately 500 employees. Neuralink has received several rounds of funding, most recently raising a $650 million Series E round in June 2025, indicating the company is considered a late stage start-up company. Since commencing its lease in August 2025, Neuralink has invested approximately $9.0 million ($62 PSF) in the build-out of its space adding an open stair case connecting the fourth and fifth floor, incorporating enhanced laboratory environments, precision manufacturing areas and collaborative engineering workspaces. The Neuralink lease is scheduled to expire in August 2033, contains two, five-year extension options and no termination option. The Neuralink lease also contains a right of first offer for Neuralink to purchase the leased building if the borrower sponsor intends to solicit offers, or to accept an unsolicited offer, to purchase its fee interest in the leased building. Neuralink has not yet received a permanent CO for the 499 Forbes Property and rent is abated for the first twelve months of the lease, until August 2026, and prepaid for the next six months, through February 2027, Neuralink is expected to receive a permanent CO by the summer of 2026 and is expected to begin paying rent in March 2027, upon burn off of prepaid and free rent, all of which was reserved at loan origination. There can be no assurance that Neuralink will receive a permanent CO or begin paying rent as expected, or at all.

The following table presents certain information relating to the sole tenant at the 499 Forbes Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/S&P/Moody)	Tenant SF	% of Total SF	Annual UW Rent(1)	% of Total Annual UW Rent(1)	Annual UW Rent PSF(1)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Neuralink(2)	NR/NR/NR	145,631	100.0%	$10,207,568	100.0%	$70.09	8/31/2033	2 x 5 yrs	N
Total Occupied Space		145,631	100.0%	$10,207,568	100.0%	$70.09

Vacant Space		0	0.0%
Total/Wtd. Avg.		145,631	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2026.
(2)	Neuralink has prepaid its contractual rent for a 6-month period through February 2027, all of which was reserved at origination.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-51

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the 499 Forbes Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	1	145,631	100.0%	100.0%	$10,207,568	100.0%	100.0%	$70.09
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Beyond	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	145,631	100.0%		$10,207,568	100.0%		$70.09

(1)	Based on the underwritten rent roll dated July 1, 2026.

The Market. The 499 Forbes Property is situated in the South San Francisco cluster of the Northern Peninsula life science submarket. The Northern Peninsula submarket is regarded as a premier life science cluster on the West Coast and one of the most established biotechnology hubs globally. According to a third-party market research report, the submarket is anchored by a tenant base of more than 250 life science companies across approximately 12 million square feet of specialized lab/research and development (“R&D”) space, supporting an ecosystem of tenants, investors and research institutions. The area benefits from proximity to leading academic institutions, including the University of California, San Francisco and Stanford University, as well as robust infrastructure and accessibility, including immediate access to San Francisco International Airport and U.S. Highway 101. The Northern Peninsula is located within the broader San Francisco Bay Area life sciences market which, according to a third-party market research report, includes over 50 million square feet of lab/R&D inventory and approximately 42,000 life science R&D employees, supported by significant venture capital investment exceeding $50 billion between 2019 and 2024.

According to the appraisal, South San Francisco has experienced elevated vacancy levels in recent periods following a multi-year wave of new construction deliveries across the Peninsula since 2022; however, development activity has slowed materially and the forward construction pipeline remains limited with no new assets under construction as of April 2026. While availability remains above historical averages, recent leasing trends indicate continued tenant demand, particularly for newer assets, reflected through a post-COVID absorption peak of 1.2 million SF in 2025. Additionally, according to a third-party market research report, tenant demand across the broader Bay Area remains supported by active life science requirements (approximately 2.5 million square feet of tenant demand as of recent reporting). According to the appraisal, as of the first quarter of 2026, the Northern Peninsula R&D submarket contains a vacancy rate of 37.4% and an average asking rent per square foot of $67.20. Among similarly sized (less than 200,000 SF), recently constructed since 2016, Class A properties, the vacancy rate is materially lower at approximately 17.8%, based on a third-party market research report as of May 2026.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 499 Forbes Property:

Market Rent Summary
	Market Rent (PSF)(1)	Average Lease Term	Escalations
Life Science (NNN)	$64.20	96 Months	3.50% per year

Source:	Appraisal
(1)	The appraisal assumes escalations of 3.50% per year which results in an assumed market rent of approximately $81.68 PSF at Neuralink’s lease expiration date in 2033, as compared to the Neuralink in-place rent of $70 PSF which provides for no contractual escalations.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-52

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

The following table presents certain information relating to life science leases comparable to the lease at the 499 Forbes Property

Comparable Office Lease Summary
Subject/Location	Year Built / Renovated	Tenant Name	Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
499 Forbes 499 Forbes Boulevard South San Francisco, CA	2022 / NAP	Neuralink	145,631	Aug. 2025	8.0	$70.09(1)
Point Grand 220 E Grand Ave South San Francisco, CA	1998 / 2019	Link Cell Therapies	22,980	Jul. 2025	6.7	$54.00
Gateway Crossings 681 Gateway Blvd South San Francisco, CA	2006 / NAP	Twist Bio	93,971	Nov. 2025	10.0	$64.20
365 Oyster Point Blvd (Bldg F.) South San Francisco, CA	2024 / NAP	Acadia Pharmaceuticals	15,963	Apr. 2026	10.8	$66.00
Redwood LIFE – Bldg 13 3000 Bridge Pkwy Redwood City, CA	1999 / 2025	Octave Bio	39,055	Jul. 2026	9.3	$73.80
Vantage – Building B 490 Forbes Blvd South San Francisco, CA	2024 / NAP	Neurona Therapeutics	62,542	Q4 2025	8.0	$74.40

Source: Appraisal.

(1)	Neuralink’s lease does not include annual rent escalations.

Appraisal. The appraisal concluded an “As Is” value of $119,000,000 as of April 7, 2026 for the 499 Forbes Property. The appraisal concluded a “Hypothetical ‘Go Dark’” value as of April 7, 2026, for the 499 Forbes Property of $81,000,000, which is subject to certain extraordinary assumptions including that the Neuralink lease is not in-place and its space is vacant.

Environmental Matters. The Phase I environmental assessment of the 499 Forbes Property dated April 17, 2026 identified no recognized environmental conditions. However, such assessment identified one Controlled Recognized Environmental Condition due to residual petroleum constituents remaining in soil and/or groundwater at concentrations that do not meet unrestricted use criteria at the 499 Forbes Property. Although the 499 Forbes Property remains suitable for continued commercial and industrial use under the existing exposure assumptions, any change in land use or subsurface conditions may warrant additional evaluation. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-53

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow for the 499 Forbes Property:

Cash Flow Analysis(1)(2)
	UW		UW PSF
Rents In Place	$10,207,568		$70.09
Gross Potential Rent	$10,207,568		$70.09

Expense Reimbursement	$4,116,434		$28.27
Gross Potential Income	$14,324,002		$98.36

Vacancy	($716,200)		($4.92)
Effective Gross Income	$13,607,802		$93.44

Real Estate Taxes	$996,934		$6.85
Insurance	$170,502		$1.17
Management	$408,234		$2.80
Other Operating Expenses	$2,947,498		$20.24
Total Expenses	$4,523,168		$31.06

Net Operating Income	$9,084,634		$62.38
TI/LC	$660,097		$4.53
Replacement Reserves	$29,126		$0.20
Net Cash Flow	$8,395,411		$57.65

Occupancy %	95.0%	(3)
NOI DSCR	1.67x
NCF DSCR	1.54x
NOI Debt Yield	12.1%
NCF Debt Yield	11.2%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were adjusted and/or excluded from the historical presentation and are not considered for purposes of the lender underwritten cashflow.
(2)	No historical occupancy or financial information is presented for the 499 Forbes Property given that the sole tenant, Neuralink, executed its lease in August 2025 and has not yet received a permanent CO for the 499 Forbes Property. In addition, rent is abated for the first twelve months of the lease, until August 2026, and has been prepaid for the next six months, through February 2027.
(3)	UW Occupancy % is based on an economic vacancy rate of 5.0%.

Escrows and Reserves.

RE Taxes – At origination, the borrower was required to make an upfront deposit of $513,421 into a tax reserve account. In addition, the borrower is required to provide ongoing monthly tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuring 12 months, which, as of the origination date, is approximately $85,570 ($7.05 PSF per annum).

Insurance – At origination, the borrower was required to make an upfront deposit of $103,568 into an insurance reserve account. The borrower is also required to make monthly deposits equal to 1/12th of the annual estimated insurance payments, which as of origination, is approximately $14,234. However, if no event of default is continuing and the 499 Forbes Property is insured under a blanket policy meeting the requirements set forth in the related 499 Forbes Mortgage Loan agreement, the requirement to make monthly deposits for insurance will be waived.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,427 ($0.20 PSF annually) for replacements and repairs required to be made at the 499 Forbes Property. However, if the Neuralink lease is in effect, the requirement to make monthly deposits for replacements and repairs will be waived.

Rollover Reserve – The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to approximately $24,272 ($2.00 PSF annually) for leasing costs at the 499 Forbes Property.

Free Rent Reserve – At origination, the borrower was required to make an upfront deposit of $6,805,045, for free rent, gap rent, rent abatement, or any rents paid more than one month in advance allocable to Neuralink under the 499 Forbes Mortgage Loan documents.

Neuralink Reserve – At origination, the borrower was required to deposit $11,950,772 with the lender in connection with the 499 Forbes Property’s receipt of a permanent CO for the portion of the 499 Forbes Property that is subject to a temporary CO as of origination. The borrower may request the release of the funds within the Neuralink Reserve upon providing receipt of evidence of a permanent CO for that certain portion of the 499 Forbes Property, which is expected in or around summer 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-54

Mixed Use – Lab/Office	Loan #3	Cut-off Date Balance:	$75,000,000
499 Forbes Boulevard	499 Forbes	Cut-off Date LTV:	63.0%
South San Francisco, CA 94080		U/W NCF DSCR:	1.54x
		U/W NOI Debt Yield:	12.1%

Lockbox and Cash Management. The 499 Forbes Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. So long as no Cash Sweep Period (as defined below) is continuing, funds deposited into the lockbox account are required to be transferred to an account designated by the borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be swept to the lender-controlled cash management account, and applied in accordance with the 499 Forbes Mortgage Loan documents, with any excess funds to be reserved with the lender as additional collateral for the 499 Forbes Mortgage Loan, except that, if such Cash Sweep Period is due solely to the commencement of a Lease Sweep Period (as defined below), the borrower is permitted to move any excess funds to a lender-controlled leasing reserve account to cure such Lease Sweep Period. Upon the termination of such Lease Sweep Period, all leasing reserve funds will be disbursed to the borrower.

“Cash Sweep Period” means a period commencing upon the first to occur of (i) an event of default; (ii) any bankruptcy action by the borrower or the property manager; (iii) the date upon which it is determined by the lender that the debt service coverage ratio is less than 1.20x; (iv) a Lease Sweep Period or (v) the date which is 12 months prior to the maturity date of the 499 Forbes Mortgage Loan (the “Maturity Date Trigger Event”).

A Cash Sweep Period will no longer be continuing upon, with respect to clause (i) above, an event of default is no longer continuing; with respect to clause (ii) above, and only with respect to a bankruptcy action by the property manager, if the borrower replaces the property manager with a qualified manager under an acceptable replacement management agreement within 60 days of such bankruptcy action; with respect to clause (iii) above, the achievement of a debt service coverage ratio greater than or equal to 1.25x for two consecutive quarters; or with respect to clause (iv) above, so long as a Lease Sweep Period is no longer continuing. With respect to clause (v) above, a Cash Sweep Period caused by a Maturity Date Trigger Event cannot be cured.

“Lease Sweep Period” means the period commencing upon the first monthly payment date following: (i) the date that Neuralink, or any replacement tenant, subleases, or provides notice to sublease, any portion of its leased space; provided, however, such period will not occur if such sublease or notice of intent to sublease is to an affiliate of Neuralink and no more than 25% of the rentable square footage at the 499 Forbes Property has been subleased; (ii) the date that the Neuralink lease, or any replacement lease, is terminated, or a termination notice is provided, prior to its current expiration date; (iii) the date that Neuralink, or any replacement tenant, goes dark; (iv) upon an event of default by Neuralink (or any replacement tenant’s lease); under its lease; or (v) the occurrence of an insolvency of Neuralink, or any replacement tenant.

A Lease Sweep Period will end upon the first of the following to occur: (i) the entirety of the lease sweep space is leased pursuant to one or more Qualified Leases (as defined below) in accordance with the 499 Forbes Mortgage Loan documents and sufficient funds have been collected to cover all anticipated leasing expenses, free rent periods and rent abatement periods, and (ii) with respect to clause (v) above, the applicable insolvency proceeding has been dismissed pursuant to a final non-appealable order and the lease is affirmed.

“Qualified Leases” means either: (A) the Neuralink lease, as extended in accordance with (i) the express renewal option set forth in such lease and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Neuralink lease approved by the lender, or (B) a replacement lease (i) with a term that extends at least three years beyond the maturity date and with an initial term of at least five years; (ii) entered into in accordance with 499 Forbes Mortgage Loan documents and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

Terrorism Insurance. The 499 Forbes Mortgage Loan requires 100% full replacement cost “all risk/special form” property insurance and at least 18 months of business income/rental loss insurance with up to a 12-month extended period of indemnity, with terrorism coverage across specified property, income, liability, and umbrella policies.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-55

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-56

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-57

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-58

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

Glendale Fashion Center
211–249 North Glendale Avenue
Glendale, CA 91206
VERDUGO MTS.
Tongva Peak
Brand Park
LOS ANGELES COUNTY
Burbank
Sunset Canyon Dr
Verdugo Ave
Mountain St
Kenneth Rd
Glenwood Rd
Alameda Ave
Glenoaks Blvd
Western Ave
IKEA
San Fernando Blvd
Flower St
METROLINK
Lake St
Grandview Ave
Pacific Ave
Central Ave
Brand Blvd
Louise St
Verdugo Park
Glendale Civic Auditorium
Glendale Community College
Camino San Rafael
Chevy Chase Dr
Glendale Fwy
Verdugo Rd
Grand Central Air Terminal Museum
Walt Disney Imagineering
Dreamworks Animation
Victory Blvd
Sonora St
Concord St
Embassy Suites LA/Glendale
Hilton LA North/ Glendale
Betty Davis Picnic Area
Los Angeles River
Ventura Fwy
Doran St
Glendale Plaza
550 N. Brand
Adventist Health Glendale
LA Live Steamers Railroad Museum
Golden Road Brewing LA
Lexington Dr
Los Angeles Zoo & Botanical Gardens
Autry Museum of the American West
DOWNTOWN GLENDALE
Alex Theatre
Pasadena 5 miles
W. Broadway
E. Broadway
Golden State Fwy
Quixote Studios-Griffith Park
Glendale Galleria
LegalZoom Corp. Office
Glendale Courthouse
The Americana at Brand
Museum of Neon Art
W. Colorado St
E. Colorado St
Glendale Performing Arts Center
Takeda Pharmaceutical
Eagle Rock Plaza
Colorado Blvd
Wilson & Harding Golf Courses
Eaton Aerospace
Glendale
Columbus Ave
Chevy Chase Dr
Griffith Park
Crystal Sprgs Dr
Eagle Rock Blvd
Griffith Park Merry-Go-Round
Dignity Health Glendale Mem. Hospital
Grave of Jimmy Stewart
Forest Lawn Museum
Adams St
Occidental College
Glendale Ave
FOREST LAWN MEMORIAL PARK
York Blvd
Los Feliz Blvd
GLENDALE
Griffith Observatory
Roosevelt Golf Course
Highland Park
San Fernando Rd
El Paso Dr
Brand Blvd
Atwater Village
LOS ANGELES
Los Feliz Blvd
Fletcher Dr
Los Feliz
Hillhurst Ave
Rowena Ave
Glendale Blvd
Hyperion Ave
Division St
Hollywood Blvd
B LINE METRO
Silver Lake
Silver Lake Dr
Silver Lake Reservoir
Downtown Los Angeles 6 miles
Elyria Canyon Park
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Rancho Cucamonga
Pomona
Ontario
Chino
Torrance
Fullerton
ANAHEIM
Corona
LONG BEACH
SANTA ANA
Orange
IRVINE
Huntington Beach
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-59

Mortgage Loan No. 4 – Glendale Fashion Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Glendale, CA 91206
Original Balance:	$75,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Power Center
% of Initial Pool Balance(1):	6.4%			Title Vesting(5):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2001/NAP
Borrower Sponsor:	Marianne J. Moy			Size:	263,904 SF
Guarantors:	Marianne J. Moy, Moy Family Marital Trust,			Cut-off Date Balance PSF(1):	$379
	Moy Family Survivor’s Trust			Maturity Date Balance PSF(1):	$379
	and Moy Family Decedent’s Trust			Property Manager:	Athena Management Inc.
Mortgage Rate:	6.5180%
Note Date:	6/5/2026
Maturity Date:	7/1/2031			Underwriting and Financial Information
Original Term to Maturity:	60 months			UW NOI:	$8,219,531
Original Amortization Term:	0 months			UW NCF:	$8,005,258
IO Period:	60 months			UW NOI Debt Yield(1):	8.2%
Seasoning:	0 months			UW NCF Debt Yield(1):	8.0%
Prepayment Provisions(2):	L(24),YM1(29),O(7)			UW NOI Debt Yield at Maturity(1):	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.21x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$7,980,338 (2/28/2026 TTM)
Additional Debt Balance(1):	$25,000,000			2nd Most Recent NOI:	$7,989,438 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$7,662,218 (12/31/2024)
Reserves(3)				Most Recent Occupancy:	100.0% (3/31/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.2% (12/31/2025)
RE Taxes:	$328,800	$82,200	NAP	3rd Most Recent Occupancy:	99.9% (12/31/2024)
Insurance:	$527,188	$43,932	NAP	Appraised Value (as of):	$146,400,000 (4/20/2026)
Replacement Reserve:	$0	$3,301	NAP	Appraised Value PSF:	$555
TI/LC Reserve:	$1,000,000	Springing	$500,000	Cut-off Date LTV Ratio(1):	68.3%
Other Reserves(4):	$225,418	$25,000	NAP	Maturity Date LTV Ratio(1):	68.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$100,000,000	100.0%	Loan Payoff:	$85,144,286	85.1%
			Return of Equity:	$10,218,874	10.2%
			Closing Costs:	$2,555,434	2.6%
			Upfront Reserves:	$2,081,406	2.1%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The Glendale Fashion Center Mortgage Loan (as defined below) is part of the Glendale Fashion Center Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $100,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Glendale Fashion Center Whole Loan.
(2)	Prepayment of the Glendale Fashion Center Whole Loan with a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium is permitted at any time after the securitization of the last portion of the Glendale Fashion Center Whole Loan. The assumed lockout period of 24 payments is based on the closing date of this transaction in July 2026.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Initial Other Reserves consist of Urbane Café Leasing Reserve ($150,899), Free Rent Reserve ($49,519), Ground Rent Reserve ($25,000) and Monthly Other Reserve consists of Ground Rent Reserve.
(5)	The Glendale Fashion Center Property (as defined below) operates with a parking lease with an expiration date of April 28, 2031 (fully extended expiration date of April 28, 2100) and rent expense of $300,000 per year (until 2041) with the ground lessor, City of Glendale. See “Ground Lease” below for further discussion.

The Mortgage Loan. The fourth largest mortgage loan (the “Glendale Fashion Center Mortgage Loan”) is part of a whole loan (the “Glendale Fashion Center Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $100,000,000 and is secured by a first priority fee and leasehold mortgage encumbering a 263,904 SF retail property located in Glendale, California (the “Glendale Fashion Center Property”). The Glendale Fashion Center Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $75,000,000. The Glendale Fashion Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR23 securitization trust. The relationship between the holders of the Glendale Fashion Center Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-60

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

The table below identifies the promissory notes that comprise the Glendale Fashion Center Whole Loan:

Glendale Fashion Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BANK5 2026-5YR23	Yes
A-2	$25,000,000	$25,000,000	Bank of America, N.A.	No
Total	$100,000,000	$100,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Glendale Fashion Center Whole Loan are Glendale Fashion Associates LLC and Rancho Palisades Holdings, LLC, operating under a tenants in common agreement, each a Delaware limited liability company and single purpose entity. The non-recourse carveout guarantors for the Glendale Fashion Center Whole Loan are Marianne J. Moy, Moy Family Marital Trust, Moy Family Survivor’s Trust and Moy Family Decedent’s Trust and the borrower sponsor is Marianne J. Moy.

Marianne J. Moy is a Newport Beach-based real estate investor with a portfolio located in Southern California that includes apartments, rental homes, self storage, and retail properties. Ms. Moy has more than four decades of commercial real estate experience and serves as the president and principal of Golden Horizon Enterprises and Oaks Property Management, a privately held real estate investment firm and property management company. Golden Horizon Enterprises owns 1,062 multifamily units and a 180,000 SF self storage facility located throughout Southern California. Marianne J. Moy acquired the Glendale Fashion Center Property in 2001.

The Property. The Glendale Fashion Center Property consists of a 263,904 SF retail power center situated on 5.06 acres in Glendale, California. The Glendale Fashion Center Property is comprised of two multi-tenant buildings and one single-tenant building arranged around a two-level subterranean/surface deck parking garage providing a total of 1,149 spaces, resulting in a parking ratio of 4.35 per 1,000 SF. The Glendale Fashion Center Property operates with a parking lease with an expiration date of April 28, 2031 (fully extended expiration date of April 28, 2100) and rent expense of $300,000 per year (until 2041) with the ground lessor, City of Glendale. See “Ground Lease” below for further discussion. The Glendale Fashion Center Property was developed in 2001 and is anchored by national retailers, including Ralphs, Nordstrom Rack, Ross Dress for Less, TJ Maxx, Staples, Michaels, Cost Plus, Total Wine & More, and Petco, which collectively account for approximately 92.5% of NRA and 84.5% of gross potential rent. Twelve tenants (68.1% of NRA and 72.3% of UW Rent) reported total annual sales of approximately $106 million as of December 2025.

The Glendale Fashion Center Property has a granular rent roll, with no tenant contributing greater than 16.2% of the total underwritten rent. The nine anchor tenants at the Glendale Fashion Center Property represent 92.5% of total SF and generate 84.5% of total underwritten rent. Eight tenants representing 71.0% of NRA and 68.3% of UW Rent are original tenants with leases starting in 2000. The weighted average lease term at the Glendale Fashion Center Property is 28.1 years. The Glendale Fashion Center Property has a 20-year average historical occupancy of 97%. As of March 31, 2026, the Glendale Fashion Center Property was 100.0% leased to 19 tenants.

The following table presents certain information relating to the sales history of certain tenants of the Glendale Fashion Center Property:

Tenant Sales(1)
Tenant	SF	2020 Sales	2021 Sales	2022 Sales	2023 Sales	2024 Sales	2025 Sales(2)	2025 Sales PSF	2025 Occupancy Cost
Ralphs	50,000	$33,163,461	$31,660,411	$33,954,898	$35,036,582	$33,816,389	$34,494,913	$690	6.0%
Ross Dress for Less	32,100	$12,208,462	$19,070,417	$18,346,929	$19,396,696	$19,923,837	$20,001,723	$623	9.1%
TJ Maxx	25,000	$7,508,815	$11,300,450	$13,671,178	$15,268,229	$15,295,149	$15,894,107	$636	6.2%
Michaels	22,311	$6,251,388	$6,687,582	$6,491,908	$6,145,328	$6,015,414	$6,655,276	$298	14.5%
Cost Plus	18,673	$2,933,424	$5,288,718	$5,454,292	$5,043,014	$4,783,149	$5,317,560	$285	14.7%
Petco	17,000	$6,817,867	$8,339,350	$9,847,076	$10,776,551	$10,334,173	$10,348,076	$609	9.1%
Bath and Body Works	3,840	NAV	NAV	NAV	NAV	$2,419,411	$2,357,365	$614	11.9%
California Fish Grill	3,000	$283,758	$1,934,493	$2,091,178	$2,107,866	$2,016,441	$2,202,952	$734	11.8%
Nothing Bundt Cakes	2,623	$514,746	$1,255,069	$1,340,769	$1,749,348	$1,629,122	$1,428,878	$545	13.2%
The Habit Restaurants	1,996	$2,770,648	$2,993,961	$3,700,690	$3,705,247	$3,761,674	$3,803,399	$1,906	5.8%
Panda Express	1,916	$2,229,487	$2,772,636	$3,059,339	$3,097,063	$3,009,562	$3,126,654	$1,632	5.1%
Jamba Juice	1,279	$347,456	$474,124	$426,513	$370,957	$390,903	$407,421	$319	33.7%

(1)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data. Shown as of December 31 of each respective year.
(2)	TJ Maxx and Cost Plus sales for 2025 are based on the trailing twelve months ending January 2026.

Major Tenants.

Ralphs (50,000 SF, 18.9% of NRA, 16.1% of UW Rent). Ralphs is a subsidiary of The Kroger Co., (rated Baa1/ BBB by Moody’s/S&P). Founded in 1883 and headquartered in Cincinnati, Ohio, The Kroger Co. is one of the largest food retailers in the United States, operating 2,731 supermarkets across multiple banners including Ralphs, King Soopers, Fred Meyer, Smith's, Harris Teeter, Mariano's, and QFC. The Kroger Co. acquired Ralphs Grocery Company in 1998. Ralphs has been in occupancy at the Glendale Fashion Center Property since 2001 and executed a 20-year lease extension in 2021 with the current term expiring in December 31, 2040 and has two 5-year extension options and no termination options. Ralphs currently pays a base rent of $28.60 PSF on a triple net lease, which increases in 2031 and 2036 (based on the lesser of 10% and consumer price index). Ralphs is also required to pay percentage rent equal to 1.5% on the amount by which gross sales exceeds base rent. As of December 2025, Ralphs reported $34.5 million in sales ($690 PSF) which results in an occupancy cost ratio of 4.1%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-61

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

Nordstrom Rack (37,140 SF, 14.1% of NRA, 9.1% of UW Rent). Nordstrom Rack is the off-price retail division of Nordstrom, Inc. Founded in 1901 and headquartered in Seattle, Washington, Nordstrom, Inc. is a fashion retailer operating approximately 399 Nordstrom department and Nordstrom Rack off-price stores across the United States, along with Nordstrom Local service hubs and full- and off-price e-commerce platforms. Nordstrom Rack has been in occupancy at the Glendale Fashion Center Property since 2001, and most recently executed a five-year extension in 2025, resulting in a June 2030 lease expiration with no extension options and no termination options. Nordstrom Rack currently pays a base rent of $21.78 PSF on a triple net lease. Nordstrom Rack is not required to report sales.

Ross Dress for Less (32,100 SF, 12.2% of NRA, 16.2% of UW Rent). Ross Dress for Less (“Ross”) is a subsidiary of Ross Stores, Inc. (NASDAQ: ROST) (rated A2/A- by Moody’s/S&P). The company is one of the largest off-price apparel and home fashion chain in the United States with over 1,847 Ross Dress for Less stores and 358 DD's discounts stores across more than 2,200 total locations. Ross has been in occupancy at the Glendale Fashion Center Property since 2001 and recently executed a new 10-year lease in 2025, resulting in a January 2036 lease expiration with no termination options. The new lease includes two 5-year extension options at greater of fixed rents or market. Ross Dress for Less currently pays a base rent of $45 PSF on a triple net lease, which increases to $49.50 PSF in 2031. Ross is also required to pay percentage rent equal to 2.0% on the amount by which gross sales exceeds base rent. As of December 2025, Ross Dress for Less reported $20.0 million in sales ($623 PSF) which results in an occupancy cost ratio of 7.2%.

The following table presents certain information relating to the tenancy at the Glendale Fashion Center Property:

Tenant Summary(1)
							December 2025 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost	Lease Exp	Renewal Option	Term. Option
Anchor Tenants
Ralphs	NR/Baa1/BBB	50,000	18.9%	$1,430,000	16.1%	$28.60	$34,494,913	$690	6.0%	12/31/2040	2 x 5 yr	None
Nordstrom Rack	NR/NR/NR	37,140	14.1%	$808,909	9.1%	$21.78	NAV	NAV	NAV	6/30/2030	None	None
Ross Dress for Less	NR/A2/A-	32,100	12.2%	$1,444,500	16.2%	$45.00	$20,001,723	$623	9.1%	1/31/2036	2 x 5 yr	None
TJ Maxx	NR/A2/A	25,000	9.5%	$687,500	7.7%	$27.50	$15,894,107	$636	6.2%	2/28/2029	2 x 5 yr	None
Staples	NR/NR/NR	24,000	9.1%	$705,600	7.9%	$29.40	NAV	NAV	NAV	4/30/2027	1 x 5 yr	None
Michaels	NR/NR/NR	22,311	8.5%	$652,597	7.3%	$29.25	$6,655,276	$298	14.5%	3/1/2028	2 x 5 yr	None
Cost Plus	NR/NR/NR	18,673	7.1%	$546,745	6.2%	$29.28	$5,317,560	$285	14.7%	1/31/2030	None	None
Total Wine and More	NR/NR/NR	18,000	6.8%	$522,000	5.9%	$29.00	NAV	NAV	NAV	2/28/2038	4 x 5 yr	None
Petco	NR/B3/B	17,000	6.4%	$711,790	8.0%	$41.87	$10,348,076	$609	9.1%	6/30/2030	None	None
Anchor Tenants Subtotal/Wtd. Avg.		244,224	92.5%	$7,509,641	84.5%	$30.75

Other Tenants		19,680	7.5%	$1,379,861	15.5%	$70.11
Occupied Collateral Total / Wtd. Avg.		263,904	100.0%	$8,889,502	100.0%	$33.68

Vacant Space		0	0.0%
Total/Wtd. Avg.		263,904	100.0%

(1)	Based on the underwritten rent roll dated March 31, 2026, inclusive of rent steps through June 1, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data. TJ Maxx and Cost Plus sales for 2025 are based on the trailing twelve months ending January 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-62

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to the lease rollover schedule at the Glendale Fashion Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	25	0.0%	0.0%	$7,200	0.1%	0.1%	$288.00
2027	1	24,000	9.1%	9.1%	$705,600	7.9%	8.0%	$29.40
2028	3	24,308	9.2%	18.3%	$901,854	10.1%	18.2%	$37.10
2029	2	26,279	10.0%	28.3%	$796,982	9.0%	27.1%	$30.33
2030	7	83,352	31.6%	59.9%	$2,722,326	30.6%	57.8%	$32.66
2031(3)	0	0	0.0%	59.9%	$0	0.0%	57.8%	$0.00
2032	0	0	0.0%	59.9%	$0	0.0%	57.8%	$0.00
2033	0	0	0.0%	59.9%	$0	0.0%	57.8%	$0.00
2034	1	3,840	1.5%	61.3%	$211,200	2.4%	60.1%	$55.00
2035	0	0	0.0%	61.3%	$0	0.0%	60.1%	$0.00
2036	2	34,100	12.9%	74.2%	$1,592,340	17.9%	78.0%	$46.70
2037 & Thereafter	2	68,000	25.8%	100.0%	$1,952,000	22.0%	100.0%	$28.71
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	19	263,904	100.0%		$8,889,502	100.0%		$33.68

(1)	Based on the underwritten rent roll dated March 31, 2026, inclusive of rent steps through June 1, 2027.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Glendale Fashion Center Whole Loan has a maturity date of July 1, 2031.

The Market. The Glendale Fashion Center Property is located at the southwest corner of North Glendale Avenue and East California Avenue, in Glendale, California. The City of Glendale is centrally located within the Tri-Cities area in the foothills of the San Gabriel Mountains. The Tri-Cities area includes the incorporated cities of Burbank, Glendale, and Pasadena, which are situated along the path of the Ventura Freeway (State Highway 134), a major east/west freeway through the north central portion of Los Angeles County. Glendale is the third largest of the 84 cities in Los Angeles County, with a population of approximately 200,000, and its geographic boundaries encompass just over 30 square miles. Glendale is served by four major arterial freeways including the Glendale Freeway (2), the Ventura Freeway (134), the Golden State Freeway (Interstate 5) and the Foothill Freeway (Interstate 210).

Glendale has attracted a diverse mix of corporations, insurance companies and real estate firms, as well as a broad base of entertainment companies. Many major companies including Glendale Adventist Medical, Nestle USA, Cigna Health Plans, Walt Disney Company, and DreamWorks Animation are located in the city. In addition to major corporations, the entertainment industry provides significant direct and peripheral demand through its leased and owned facilities. Six major studios are located within four miles of downtown Glendale: Warner Brothers, NBC, Walt Disney, Universal Studios, CBS/MTM, and the DreamWorks Animation Campus. The Glendale Fashion Center Property is located in the Los Angeles retail market and the Burbank/Glendale/Pasadena retail submarket. According to the appraisal, as of year-end 2025, the Los Angeles retail market contains approximately 69.7 million SF of space and has a vacancy rate of 8.0% with asking rents of $34.63 PSF. The Burbank/Glendale/Pasadena retail submarket contains approximately 2.9 million SF of space and has a vacancy rate of 8.8% with asking rents of $39.73 PSF.

According to the appraisal, the 2025 population within a 1-, 3- and 5-mile radius of the Glendale Fashion Center Property was 65,023, 217,829 and 515,824, respectively. According to the appraisal, 2025 average household income within the same radii was $91,599, $119,257 and $125,090, respectively.

The following table presents information regarding certain competitive properties to the Glendale Fashion Center Property:

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-63

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%
Competitive Retail Center Summary(1)
Property Name/Location	Sub-Type	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Major Tenants
Glendale Fashion Center 211-249 North Glendale Avenue Glendale, CA	Power Center	2001/NAP	263,904(2)	100.0%(2)	NAP	Ralphs, Nordstrom Rack, Ross Dress for Less, TJ Maxx, Staples, Michaels, Cost Plus, Total Wine and More, Petco (2)
The Americana at Brand 899 Americana Way Glendale, CA	Lifestyle Center	2008/NAP	650,629	100.0%	0.8 miles	Nordstrom, H&M, AMC Theaters, Barnes & Noble, Tesla
Glendale Marketplace 106-146 S Brand Blvd Glendale, CA	Power Center	1998/NAP	209,196	99.0%	0.8 miles	HomeGoods, LA Fitness, Marshalls, Ross Dress For Less, Old Navy
Glendale Plaza 561 N Glendale Ave Glendale, CA	Community Center	1959/NAP	100,195	100.0%	0.5 miles	Vons, Ace Hardware
La Canada Town Center 935-965 Foothill Blvd La Canada, CA	Community Center	2008/NAP	115,939	100.0%	6.5 miles	Target, HomeGoods
The Marketplace 2675 Foothill Blvd La Crescenta, CA	Community Center	1965/1991	113,338	100.0%	6.1 miles	Ralphs

(1)	Source: Third party report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 31, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Glendale Fashion Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor (Nordstrom, Total Wine)	$30.00	10	10% every 5 yrs
Anchor (Staples, Michaels, Cost Plus)	$33.00	10	10% every 5 yrs
Anchor (Ralphs)	$36.00	10	10% every 5 yrs
Anchor (Petco)	$42.00	10	10% every 5 yrs
Anchor (Ross, TJ Maxx)	$45.00	10	10% every 5 yrs
Inline	$55.00 - $72.00	10	3% annual
Cart/ATM	$250.00	10	3% annual

Source: Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the Glendale Fashion Center Property of $146,400,000 as of April 20, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 28, 2026, there was no evidence of any recognized environmental conditions at the Glendale Fashion Center Property

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-64

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Glendale Fashion Center Property:

Cash Flow Analysis
	2023	2024	2025	2/28/2026 TTM		UW		UW PSF
Gross Potential Rent(1)	$7,605,860	$7,732,452	$8,000,857	$8,000,558		$8,889,502		$33.68
Expense Reimbursement	$2,547,406	$2,936,784	$3,387,426	$3,414,618		$3,558,108		$13.48
Net Rental Income	$10,153,266	$10,669,236	$11,388,283	$11,415,176		$12,447,610		$47.17
(Vacancy & Credit Loss)	$0	$0	$0	$0		($552,558)		($2.09)
Percentage Rent(2)	$132,590	$242,779	$161,392	$159,550		$169,639		$0.64
Other Income	$10,479	$40,330	$25,417	$23,272		$23,272		$0.09
Effective Gross Income	$10,296,335	$10,952,345	$11,575,092	$11,597,998		$12,087,963		$45.80

Real Estate Taxes	$897,639	$915,863	$937,268	$937,268		$1,116,034		$4.23
Insurance	$225,578	$397,064	$479,262	$479,262		$479,263		$1.82
Other Operating Expenses(3)	$2,111,655	$1,977,200	$2,169,124	$2,201,130		$2,273,135		$8.61
Total Operating Expenses	$3,234,872	$3,290,127	$3,585,654	$3,617,660		$3,868,432		$14.66

Net Operating Income	$7,061,463	$7,662,218	$7,989,438	$7,980,338		$8,219,531		$31.15
Replacement Reserves	$0	$0	$0	$0		$39,586		$0.15
TI/LC	$0	$0	$0	$0		$174,687		$0.66
Net Cash Flow	$7,061,463	$7,662,218	$7,989,438	$7,980,338		$8,005,258		$30.33

Occupancy %	99.9%	99.9%	99.2%	100.0%	(4)	93.8%	(5)
NOI DSCR(6)	1.07x	1.16x	1.21x	1.21x		1.24x
NCF DSCR(6)	1.07x	1.16x	1.21x	1.21x		1.21x
NOI Debt Yield(6)	7.1%	7.7%	8.0%	8.0%		8.2%
NCF Debt Yield(6)	7.1%	7.7%	8.0%	8.0%		8.0%

(1)	UW Gross Potential Rent is based on the borrower rent roll dated March 31, 2026, inclusive of rent steps through June 1, 2027.
(2)	UW Percentage Rent is based on tenant percentage rent obligations over their respective sale breakpoints.
(3)	Includes $300,000 of fixed ground rent. The Glendale Fashion Center Property operates with a parking lease with an expiration date of April 28, 2031 (fully extended expiration date of April 28, 2100) and rent expense of $300,000 per year (until 2041) with the ground lessor, City of Glendale. See “Ground Lease” below for further discussion.
(4)	Represents occupancy per the underwritten rent roll dated March 31, 2026.
(5)	Based on the economic vacancy of 6.2%. Economic vacancy assumes 3% vacancy for Ralph’s and Ross and 5% for the remaining tenants.
(6)	Based on the Glendale Fashion Center Whole Loan.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $328,800 for real estate taxes, (ii) approximately $527,188 for property insurance, (iii) $1,000,000 for tenant improvements and leasing commissions (“TI/LCs”), (iv) approximately $150,899 for the Urbane Café Leasing Reserve, (v) $49,519 for a free rent reserve and (vi) $25,000 for a ground rent reserve.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $82,200.

Insurance – On a monthly basis, the borrowers are required to escrow 1/12th of the insurance premiums that the lender reasonably estimates will be required for the renewal of the insurance coverage (initially approximately $43,932).

Replacement Reserve – On a monthly basis, the borrowers are required to escrow $3,301 for replacement reserves.

TI/LC Reserve – If at any time the TI/LC reserve drops below $500,000, the borrowers are required to escrow $11,002 monthly subject to a cap of $500,000.

Ground Rent Reserve - On a monthly basis, the borrowers are required to deposit $25,000 into a ground rent reserve.

Lockbox and Cash Management. The Glendale Fashion Center Whole Loan documents require a hard lockbox with springing cash management. All rents from the Glendale Fashion Center Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Sweep Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Cash Sweep Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Glendale Fashion Center Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Glendale Fashion Center Whole Loan; provided that if no event of default is continuing, excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in leasing reserve funds to pay for qualified leasing expenses.

A “Cash Sweep Period” will commence upon the earlier of (i) the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.10x, (ii) a default in the payment of rent under a Lease Sweep Tenant (as defined below) lease, (iii) a Lease Sweep Tenant fails to exercise its renewal option six months

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-65

Retail – Power Center	Loan #4	Cut-off Date Balance:	$75,000,000
211-249 North Glendale Avenue	Glendale Fashion Center	Cut-off Date LTV:	68.3%
Glendale, CA 91206		UW NCF DSCR:	1.21x
		UW NOI Debt Yield:	8.2%

prior to lease expiration, (iv) a Lease Sweep Tenant “goes dark” or fails to pay rent, (v) a Lease Sweep Tenant or its lease guarantor becomes subject to a bankruptcy action, or (vi) a Lease Sweep Tenant’s long term debt rating is downgraded below BBB- by S&P.

A Cash Sweep Period will be cured, with regard to clause (i), upon the NCF DSCR being equal to or greater than 1.10x for two consecutive calendar quarters or the borrower delivers to the lender cash or a letter of credit, in each case in an amount which, if applied to the outstanding principal balance of the Glendale Fashion Center Whole Loan, would be sufficient such that the NCF DSCR is at least 1.10x; with regard to clause (ii), upon the cure of such default; with regard to clause (iii), upon the applicable Lease Sweep Tenant duly exercising its options; with regard to clause (iv), upon such Lease Sweep Tenant recommencing business operations or an acceptable replacement tenant (as determined by the lender) is in occupancy, open for business and paying rent; with regard to clause (v), upon the applicable Lease Sweep Tenant or its lease guarantor assuming its lease, as affirmed by the applicable court, or the bankruptcy action is discharged, stayed or dismissed; with regard to clause (vi), upon the applicable Lease Sweep Tenant (a) achieving a long term debt rating of at least BBB- by S&P, (b) depositing 12 months of applicable rent, or (c) the borrower delivers to the lender cash or a letter of credit equivalent to 12 months of rent.

A “Lease Sweep Tenant” means (i) Ralphs and (ii) Ross Dress for Less.

Ground Lease. The Glendale Fashion Center Property is subject to a parking facility ground lease with the City of Glendale as ground landlord (the “Landlord”) and the borrowers as ground tenant (in such capacity, collectively, the “Tenant”) covering approximately 4.26 acres comprising the structured parking garage. The lease commenced in April 2001 and has a current maturity date of April 28, 2031, with seven remaining Tenant extension options (six 10-year options and one final 9-year option), which, if fully exercised, extend the lease through April 28, 2100. Exercising each renewal option is conditioned on the Tenant giving the Landlord at least 6 months prior written notice prior to the termination of the then-current term of the ground lease. Base rent is currently at the maximum permitted level of $300,000 per year for the 2021–2040 period. Base rent is reset every 10 years based on a reappraisal (next in 2031), with future capped ranges increasing to $400,000 (2041–2060) and $500,000 (2061–2100). The Tenant is responsible for operation, maintenance, and restoration of the parking facility.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and are required to obtain and maintain business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-66

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-67

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-68

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

333 North Bedford Road
333 North Bedford Road
Mount Kisco, NY 10549
Bedford Green Shopping Center
Northern Westchester Hospital
Mount Kisco
Bedford Hills
Katonah
Golden's Bridge
Yorktown Heights
Amawalk Reservoir
Muscoot Farm
Cross River Reservoir
Caramoor Center for Music and the Arts
Beaver Dam Park
GlenArbor Golf Club
Bedford Golf and Tennis Club
Bedford
WESTCHESTER COUNTY
Arthur W. Butler Mem. Sanctuary
Chappaqua
New Castle Art Center
IBM Thomas J. Watson Research Ctr.
New Croton Reservoir
Hudson National Golf Club
Croton-On-Hudson
Briarcliff Peekskill Trailway
Ossining
Briarcliff Manor
Pleasantville
Thornwood
Whippoorwill Club
Haas Audubon Sanctuary
The Summit Club at Armonk
Armonk Town Center
Armonk
Stamford
The Stanwich Club
NEW YORK
CONNECTICUT
Hudson River
Sleepy Hollow CC
Phelps Hospital
Graham Hill County Park
Hawthorne
Rockefeller State Park Preserve
Sleepy Hollow
Kensico Lake
Valhalla
Marymount College
NY Medical College
Westchester Medical Center
Regeneron Pharmaceuticals
SUNY Westchester Comm. College
Kensico Dam Plaza
Tappan Zee Bridge
Tarrytown
Rye Lake
Westchester County Airport
Fairview Country Club
Tamarack Country Club
FAIRFIELD COUNTY
Greenwich
Round Hill Club
White Plains
Elmsford
Harrison
SUNY at Purchase
Brae Burn Golf Club
Greenburgh
NY City 13 miles
Saw Mill River Pkwy
Taconic State Pkwy
Sprain Brook Pkwy
Cross Westchester Expwy
NYS Thrwy
Merritt Pkwy
METRO NORTH
HARLEM LINE
HUDSON LINE
NEW YORK CITY
MANHATTAN
QUEENS
BRONX
YONKERS
NEW JERSEY
LONG ISLAND
Long Island Sound

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-69

Mortgage Loan No. 5 – 333 North Bedford Road

Mortgage Loan Information				Property Information(2)
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):		NR/NR/NR		Location:	Mount Kisco, NY 10549
Original Balance:		$74,500,000		General Property Type:	Mixed Use
Cut-off Date Balance:		$74,500,000		Detailed Property Type:	Retail/Industrial/Office
% of Initial Pool Balance:		6.3%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1957/2006
Borrower Sponsor:		Diamond Partners, LLC		Size:	568,561 SF
Guarantors:		James A. Diamond and		Cut-off Date Balance PSF:	$131
		William E. Diamond		Maturity Balance PSF:	$131
Mortgage Rate:		6.8060%		Property Manager:	Diamond Property Management LLC
Note Date:		6/10/2026			(borrower-related)
Maturity Date:		6/11/2031
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$7,956,814
IO Period:		60 months		UW NCF	$7,558,822
Seasoning:		1 month		UW NOI Debt Yield:	10.7%
Prepayment Provisions:		L(25),D(31),O(4)		UW NCF Debt Yield:	10.1%
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NOI Debt Yield at Maturity:	10.7%
Additional Debt Type:		NAP		UW NCF DSCR:	1.47x
Additional Debt Balance:		NAP		Most Recent NOI:	$7,967,646 (4/30/2026 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$7,861,185 (12/31/2025)
Reserves(1)				3rd Most Recent NOI:	$5,897,884 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (5/1/2026)
RE Taxes:	$253,229	$156,819	NAP	2nd Most Recent Occupancy(3):	99.1% (12/31/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(3):	85.9% (12/31/2024)
Replacement Reserve:	$0	$10,208	NAP	Appraised Value (as of):	$132,000,000 (5/1/2026)
Leasing Reserve:	$750,000	$25,520	NAP	Appraised Value PSF:	$232
Immediate Repairs Reserve:	$228,250	$0	NAP	Cut-off Date LTV Ratio:	56.4%
Existing TI/LC Reserve:	$123,032	$0	NAP	Maturity Date LTV Ratio:	56.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$74,500,000	100.0%	Loan Payoff:	$47,411,896	63.6%
			Return of Equity:	$24,649,908	33.1%
			Upfront Reserves:	$1,354,511	1.8%
			Closing Costs:	$1,083,685	1.5%
Total Sources:	$74,500,000	100.0%	Total Uses:	$74,500,000	100.0%

(1)	See “Escrows and Reserves”
(2)	See “The Property” section below for additional details for the 333 North Bedford Road Property.
(3)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy figures are based on the average annual occupancy of each respective year.

The Mortgage Loan. The fifth largest mortgage loan (the “333 North Bedford Road Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $74,500,000 and secured by a first-priority mortgage encumbering the borrower’s fee interest in a mixed-use property totaling 568,561 SF located in Mount Kisco, New York (the “333 North Bedford Road Property”).

The Borrower and the Borrower Sponsor. The borrower is DP 21, LLC, a New York limited liability company and single-purpose entity. The borrower sponsor is Diamond Partners, LLC (“Diamond Partners”) and the non-recourse carveout guarantors are James A. Diamond and William E. Diamond.

James A. Diamond serves as Chief Executive Officer of Diamond Properties, which he co-founded with his brother, William E. Diamond, in 1995. Diamond Properties refers to the borrower sponsor’s parent platform, while Diamond Partners, LLC is a separate affiliated entity that serves as the borrower sponsor. Since inception, Diamond Properties has acquired more than 125 properties across a diverse range of asset classes, including office, medical, industrial, retail, residential, self-storage, recreation, and lodging. Diamond Properties currently owns more than 95 properties across 13 states totaling more than 16 million SF. In addition, William E. Diamond and James A. Diamond are co-founders of Diamond Hospitality Group LLC, an owner and operator of family entertainment centers, recreational vehicle parks, and self-storage businesses. Diamond Property Management LLC, an affiliate of the borrower, serves as the property manager of the 333 North Bedford Road Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-70

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%
The Property. The 333 North Bedford Road Property is a multi-tenant, mixed-use property totaling 568,561 SF located in Mount Kisco, New York. The 333 North Bedford Road Property consists of retail space (274,746 SF), industrial space (274,830 SF) and office space (18,985 SF). Built in 1957 and fully renovated in 2006, the 333 North Bedford Road Property is situated on an approximately 34.98-acre site. The 333 North Bedford Road Property includes two buildings with both one-and two-story layouts for flexible commercial use, and also includes 799 surface parking spaces, resulting in a parking ratio of 1.41 spaces per 1,000 SF. The 333 North Bedford Road Property is anchored by ShopRite (as defined below) and K1 Speed (as defined below). As of May 1, 2026, the 333 North Bedford Road Property was 100.0% leased to 21 separate tenants with an average occupancy of 91.0% since 2021 and has a weighted-average lease term remaining of approximately 7.9 years.

The following table presents a summary of the 333 North Bedford Road Property:

333 North Bedford Road Property Summary(1)
Property Type	Occupancy	Net Rentable Area (SF)	% of NRA	UW Rent	% of UW Rent
Retail	100.0%	274,746	48.3%	$4,582,655	48.7%
Industrial	100.0%	274,830	48.3%	$4,394,451	46.7%
Office	100.0%	18,985	3.3%	$441,323	4.7%
Total/Weighted Average	100.0%	568,561	100.0%	$9,418,430	100.0%

(1)	Information based on the underwritten rent roll dated May 1, 2026.

Major Tenants.

Wakefern Food Corp. (81,209 SF; 14.3% of NRA; 22.8% of UW base rent): Founded in 1946, Wakefern Food Corp. (“ShopRite”) is the largest retailer-owned cooperative in the United States, supporting independently owned supermarkets. Headquartered in Keasbey, New Jersey, ShopRite supports a network of independently owned supermarket businesses, providing centralized services such as procurement, distribution, logistics, private-label development, and technology to help them compete effectively. ShopRite serves as the grocery anchor, offering a wide range of products and services. ShopRite has been a tenant at the 333 North Bedford Road Property since October 2017. ShopRite has a lease expiration in November 2044 with four, five-year renewal options and no termination options.

Tesla Motors New York, LLC (86,279 SF; 15.2% of NRA; 13.7% of UW base rent): Founded in 2009, Tesla Motors New York LLC is an active New York–registered subsidiary of Tesla, Inc. and operates under the broader Tesla ecosystem—an electric vehicles and clean energy solutions company, headquartered in Austin and employing over 100,000 people worldwide. Tesla Motors New York LLC utilizes its space as a warehouse for car preparation and storage, for its service center and retail showroom that is located less than a mile south of the 333 North Bedford Road Property. Tesla Motors New York LLC has been a tenant at the 333 North Bedford Road Property since November 2017 and has a lease expiring in December 2028, with no renewal or termination options.

K1 Speed, Inc. (117,942 SF; 20.7% of NRA; 11.8% of UW base rent): Founded in 2003, K1 Speed, Inc. (“K1 Speed”) is the world’s largest indoor electric go-kart racing operator, offering high-performance indoor karting experiences combined with entertainment facilities. Headquartered in Irvine, California, K1 Speed positions itself as a global leader in indoor karting entertainment, with large-format venues designed for both casual visitors and motorsport enthusiasts. K1 Speed features a multi-level indoor karting track, an arcade with a wide variety of video games, bowling lanes, and a restaurant with a full bar, along with private event rooms for group events. K1 Speed has been a tenant at the 333 North Bedford Road Property since June 2024 and has a lease expiring in May 2034, with three, five-year renewal options and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-71

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the 333 North Bedford Road Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
K1 Speed, Inc.(3)	NR/NR/NR	117,942	20.7%	$1,113,372	11.8%	$9.44	5/31/2034	3 x 5 yrs	N
Tesla Motors New York, LLC	NR/Baa3/BBB	86,279	15.2%	$1,291,398	13.7%	$14.97	12/31/2028	None	N
Wakefern Food Corp.	NR/NR/NR	81,209	14.3%	$2,150,027	22.8%	$26.48	11/30/2044	4 x 5 yrs	N
Safe Haven Partners, LLC(4)	NR/NR/NR	46,185	8.1%	$828,285	8.8%	$17.93	5/31/2037	None	N
GHC Saw Mill East Operator LLC	NR/NR/NR	42,693	7.5%	$781,188	8.3%	$18.30	12/31/2030	None	N
Major Tenants		374,308	65.8%	$6,164,270	65.4%	$16.47

Other Tenants		194,253	34.2%	$3,254,160	34.6%	$16.75
Occupied Collateral Subtotal/Wtd. Avg.		568,561	100.0%	$9,418,430	100.0%	$16.57

Vacant Space		0	0.0%
Total		568,561	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	ROAM Further Athletics occupies approximately 7,970 SF within the K1 Speed space, where it operates a parkour studio, pursuant to a sublease originally executed in November 2019 and amended in October 2020 for a term ending in March 2031. The lease provides for annual contractual rent escalations throughout the remaining term. Sparklicious Mt. Kisco occupies approximately 750 SF within the K1 Speed space, where it operates a small arts and craft party room, pursuant to a sublease originally executed in March 2019 for a term ending in April 2029. Both subleases were initially with the original tenant at the K1 Speed space, Grand Prix New York Racing, LLC (“Grand Prix”), and were assumed by K1 Speed as part of the June 2024 acquisition of Grand Prix. Both subtenants pay rent directly to K1 Speed, which income is not included in the underwritten rent.
(4)	James A. Diamond and William E. Diamond, the non-recourse carveout guarantors, have a majority ownership interest in the tenant.

The following table presents certain information with respect to the lease rollover at the 333 North Bedford Road Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	10,460	1.8%	1.8%	$219,660	2.3%	2.3%	$21.00
2028	1	86,279	15.2%	17.0%	$1,291,398	13.7%	16.0%	$14.97
2029	6	81,239	14.3%	31.3%	$1,221,298	13.0%	29.0%	$15.03
2030	3	63,060	11.1%	42.4%	$1,140,842	12.1%	41.1%	$18.09
2031	0	0	0.0%	42.4%	$0	0.0%	41.1%	$0.00
2032	0	0	0.0%	42.4%	$0	0.0%	41.1%	$0.00
2033	0	0	0.0%	42.4%	$0	0.0%	41.1%	$0.00
2034	2	144,263	25.4%	67.8%	$1,502,660	16.0%	57.1%	$10.42
2035	6	55,866	9.8%	77.6%	$1,064,260	11.3%	68.4%	$19.05
2036	0	0	0.0%	77.6%	$0	0.0%	68.4%	$0.00
Thereafter	2	127,394	22.4%	100.0%	$2,978,312	31.6%	100.0%	$23.38
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	568,561	100.0%		$9,418,430	100.0%		$16.57

(1)	Based on the underwritten rent roll dated May 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.

The Market. The 333 North Bedford Road Property is a flex commercial complex located in Mount Kisco, Westchester County, New York. The 333 North Bedford Road Property benefits from frontage along North Bedford Road, providing adequate visibility and accessibility and is proximate to other major regional roadways including the Sprain Brook Parkway and Interstate 87, facilitating connectivity to the broader New York metropolitan area. Public transportation access is supported by the Westchester County Bee-Line bus system, along with Metro-North Railroad services providing direct connectivity to New York City. Westchester County Airport is located approximately 15.7 miles from the 333 North Bedford Road Property, while LaGuardia Airport and John F. Kennedy International Airport are located approximately 20.3 miles and 27.0 miles away, respectively. Major attractions include Ridge Hill Shopping Center, Hudson Park, iPark & Great Point Studios, Yonkers Raceway and Empire City Casino. Major demand generators include Regeneron Pharmaceuticals, Westchester Medical Center and Mount Pleasant Science & Technology Center.

According to the appraisal, the 333 North Bedford Road Property is located in the Southeast submarket within the New York market.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-72

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

According to the appraisal, as of the first quarter of 2026, the Southeast warehouse submarket includes approximately 9,658,266 SF of inventory, with a vacancy rate of 10.3% and average asking rents of $21.98 PSF.

According to the appraisal, as of the first quarter of 2026, the Southeast retail submarket includes approximately 12,290,071 SF of inventory, with a vacancy rate of 3.5% and average asking rents of $39.59 PSF.

According to the appraisal, as of the first quarter of 2026, the Southeast office submarket includes approximately 6,218,636 SF of inventory, with a vacancy rate of 4.7% and average asking rents of $32.51 PSF.

The 2025 estimated population within a one-, three-, and five-mile radius of the property was 5,154, 26,339, and 50,127, respectively, and the estimated median household income within the same radii was approximately $103,194, $134,611, and $181,765, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 333 North Bedford Road Property:

Market Rent Summary
	Industrial	Grocery	Office	Fitness	Retail
Rentable Area	368,713	81,209	23,180	42,693	6,581
Market Rent (PSF per Year)	$15.00	$25.00	$25.00	$18.00	$28.00
Lease Term (Years)	10	10	5	10	10
Lease Type (Reimbursements)	NNN	NNN	Modified Gross	NNN	NNN
Rent Increase Projection (per Year)	2.0%	2.0%	2.0%	2.0%	2.0%
Tenant Improvements (New Tenant) (PSF)	$0.00	$50.00	$25.00	$15.00	$35.00
Tenant Improvements (Renewal) (PSF)	$0.00	$15.00	$10.00	$0.00	$10.00

Source: Appraisals, unless otherwise indicated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-73

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

The following table presents recent leasing data at comparable industrial properties with respect to the 333 North Bedford Road Property:

Comparable Industrial Leases
Property Name/Location	Year Built / Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
333 North Bedford Road Mount Kisco, NY	1957 / 2006	Tesla Motors New York, LLC(1)	86,279(1)	Nov-17(1)	11.2(1)	$14.97(1)
Serta Warehouse 15 Houghtaling Rd West Coxsackie, NY	2005 / NAP	Serta Simmons	230,900	Dec-25	10.0	$5.05
Hurley & Flatbush 1151 Flatbush Rd Kingston, NY	2000 / NAP	iSUn	30,000	Mar-21	6.7	$7.50
Northeast Business Center 1500 Corporate Boulevard Newburgh, NY	1992 / NAP	Available	504,870	Current	7.0	$7.95
Orchard Ridge Park-Bldg. 2 281 Fields Lane Brewster, NY	1990 / 2010	Available-100	38,000	Jan-26	7.0	$12.00
Flex Commercial Building 1 Zeiss Drive Thornwood, NY	1981 / 2020	Healey Electric	33,757	Mar-24	5.0	$25.00
Industrial Building 518-520 Franklin Avenue Mount Vernon, NY	1960 / NAP	Available	22,500	Current	Neg.	$24.00
Elmsford Flex Building 102 Fairview Park Drive Elmsford, NY	1950 / NAP	Homans	23,380	Jul-24	2.0	$25.45
Single-Tenant Industrial Building 455 Knollwood Road-Route 100A White Plans, Town of Greenburgh, NY	1968 / NAP	Fleet Pump & Service	33,012	Apr-23	10.0	$18.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated May 1, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-74

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

The following table presents recent leasing data at comparable office properties with respect to the 333 North Bedford Road Property:

Comparable Office Leases
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
333 North Bedford Road Mount Kisco, NY	1957 / 2006	Specac Inc.(1)	6,042(1)	September-25(1)	10.2(1)	$25.23(1)
Northern Westchester Executive Park 2641 & 2651 Strang Boulevard Yorktown Heights, NY	1988 / 2019	Available-2651-105 Available-2651-103 A2Z E-Solutions F.A.R. Trucking & WH	6,320 23,296 11,000 22,500	Current Current December-21 October-21	5.0 7.0 7.2 10.7	$16.00 $16.00 $12.88 $12.50
The Summit at Westchester 500 500 Summit Lake Drive Valhalla, NY	1986 / 2000	Madison Abstract Available	6,476 20,000	February-23 Current	10.0 5.0	$26.00 $27.00
Taxter Corporate Park 555 & 565 Taxter Road Elmsford, NY	1985 / 2021	Available 565/5 Available-565/290 Available 555/400 Available-565/300	2,481 10,767 27,985 33,331	Current Current Current Current	5.0 5.0 10.0 10.0	$30.00 $28.00 $27.00 $28.00
Bellmore Square Medical Office 280 North Bedford Road Mount Kisco, NY	1988 / 1999	Available Confidential	1,000 2,115	Current June-24	5.0 5.0	$28.00 $29.00
The Gallery at Valhalla 400 Columbus Avenue Valhalla, NY	1972 / 2015	Available Pantheon Macroeconomic Advisors	19,305 2,233	Current September-24	10.0 6.3	$24.50 $24.00
Office Building Complex 465 Columbus Avenue Valhalla, NY	1986 / 2015	Available Withheld Withheld	4,993 3,055 5,386	Current November-22 October-22	5.0 5.0 5.0	$26.00 $24.50 $24.50
The Summit at Westchester 100 100 Summit Lake Drive Valhalla, NY	1988 / 2000	Ascensia Diabetes Care Available	11,393 33,500	November-25 Current	5.3	$27.00 $27.00
Woodside Plaza 127 Woodside Avenue Briarcliff Manor, NY	2005 / NAP	Available	1,250	Current	5.0	$36.50
AES Supermarket 13-23 Wyckoff Ave Waldwick, NJ	1989 / NAP	AES Supermarkets	22,000	December-25	10.0	$20.00
Acme Market 160 West Putnam Avenue Greenwich, CT	1967 / 2008	ACME	20,800	April-16	10.0	$33.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated May 1, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-75

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

The following table presents recent leasing data at comparable retail properties with respect to the 333 North Bedford Road Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)		Lease Start Date	Lease Term (years)		Annual Base Rent PSF
333 North Bedford Road Mount Kisco, NY	1957 / 2006	K1 Speed, Inc.(1)	117,942	(1)	June-24(1)	10.0	(1)	$9.44	(1)
Lodi Shopping Center 2 Memorial Dr Lodi, NJ	1970 / NAP	Kessler Rehabilitation The Little Gym	12,000 4,490		March-25	10.0 10.1		$28.00 $31.93
Life Time - Chappaqua 480 Bedford Road Chappaqua, NY	2019 / NAP	Life Time	40,000		March-19	20.0		$40.00
LA Fitness 485 Harmon Meadow Blvd Secaucus, NJ	1986 / 2010	LA Fitness	44,863		March-25	10.0		$33.39
Mid-Hudson Plaza-Planet Fitness Building 3440-3444 North Road Poughkeepsie, NY	2000 / NAP	Planet Fitness	23,942		October-25	11.0		$11.50
1401 Route 300 Newburgh, NY	1999 / 2024	Planet Fitness	18,000		August-25	15.0		$18.00
The Highlands Community Shopping Center Sections 50-115 Independent Way Brewster, Town of Southeast, NY	2002 / NAP	Pet Blvd	11,300		February-24	10.0		$21.00
Mount Kisco Commons 195 N. Bedford Road Mount Kisco, NY	1996 / 2004	Dunkin	2,719		August-22	10.0		$55.00
Retail Strip Center 5-11 South Moger Avenue Mount Kisco, NY	1969 / 2000	VIP Wine & Liquor	1,097		July-23	10.0		$33.80
Mount Kisco Retail 55-59 S. Moger Avenue Mount Kisco, NY	1997 / 2005	Barnes & Noble	11,853		August-24	10.0		$30.00
Free Standing Retail Building 180-226 Route 17 Bedford Hills, NY	1980 / NAP	Shapiro Auctions	3,600		February-26	5.0		$28.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated May 1, 2026.

Appraisals. According to the appraisal as of May 1, 2026, the 333 North Bedford Road Property had an “as-is” appraised value of $132,000,000.

Environmental Matters. According to the Phase I environmental reports dated May 5, 2026, there was no evidence of recognized environmental conditions at the 333 North Bedford Road Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-76

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 333 North Bedford Road Property:

Cash Flow Analysis
	2022	2023	2024(1)	2025(1)	4/30/2026 TTM	UW	UW PSF
Base Rent(2)	$6,067,742	$6,344,919	$6,891,061	$8,659,140	$8,803,034	$9,418,430	$16.57
Gross Potential Rent	$6,067,742	$6,344,919	$6,891,061	$8,659,140	$8,803,034	$9,418,430	$16.57
(Vacancy/Credit Loss)	$0	$0	$0	$0	$0	$470,921	$0.83
Net Rental Income	$6,067,742	$6,344,919	$6,891,061	$8,659,140	$8,803,034	$8,947,508	$15.74
Expense Recoveries	$2,118,105	$2,559,299	$2,778,894	$3,072,277	$3,141,734	$2,991,800	$5.26
Other Income	$26,651	$84,216	$1,251	$1,716	$1,993	$1,993	$0.00
Effective Gross Income	$8,212,497	$8,988,434	$9,671,206	$11,733,133	$11,946,761	$11,941,301	$21.00

Real Estate Taxes	$1,787,514	$1,777,080	$1,782,622	$1,787,245	$1,792,147	$1,792,219	$3.15
Insurance	$161,642	$172,696	$226,258	$216,037	$222,217	$228,394	$0.40
Management Fee	$328,410	$359,537	$386,917	$472,560	$478,529	$477,652	$0.84
Other Operating Expenses	$1,433,944	$1,240,158	$1,377,525	$1,396,105	$1,486,222	$1,486,222	$2.61
Total Expenses	$3,711,511	$3,549,471	$3,773,322	$3,871,947	$3,979,115	$3,984,487	$7.01

Net Operating Income	$4,500,986	$5,438,963	$5,897,884	$7,861,185	$7,967,646	$7,956,814	$13.99
Replacement Reserves	$0	$0	$0	$0	$0	$113,712	$0.20
TI/LC	$0	$0	$0	$0	$0	$284,281	$0.50
Net Cash Flow	$4,500,986	$5,438,963	$5,897,884	$7,861,185	$7,967,646	$7,558,822	$13.29

Occupancy (%)(3)	87.0%	87.0%	85.9%	99.1%	100.0%	95.0%
NOI DSCR	0.88x	1.06x	1.15x	1.53x	1.55x	1.55x
NCF DSCR	0.88x	1.06x	1.15x	1.53x	1.55x	1.47x
NOI Debt Yield	6.0%	7.3%	7.9%	10.6%	10.7%	10.7%
NCF Debt Yield	6.0%	7.3%	7.9%	10.6%	10.7%	10.1%

(1)	Since January 1, 2024, the borrower sponsor has executed five new leases and eleven renewals, representing approximately 56.3% of total NRA. The increase in Net Operating Income from 2024 to 2025 is primarily attributable to the increase in occupancy resulting from such leasing activity. The 2025 total Base Rent is approximately $1.8 million higher than 2024, which is primarily driven by ShopRite, which represents approximately $2.15 million of annual rent and took occupancy in November of 2024.
(2)	Information is based on the underwritten rent roll dated May 1, 2026. UW Base Rent includes contractual rent steps taken through May 2027 totaling $121,362.
(3)	UW Occupancy % represents economic occupancy. 4/30/2026 TTM Occupancy (%) is based on the underwritten rent roll dated as of May 1, 2026. Historical Occupancy (%) figures prior to 4/30/2026 TTM are based on annual average occupancies.

Escrows and Reserves.

Tax Escrows – The 333 North Bedford Road Mortgage Loan documents require an upfront deposit of $253,229 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated real estate tax payments payable during the next ensuing 12 months, initially equal to $156,819.

Insurance Escrows – The 333 North Bedford Road Mortgage Loan documents require ongoing insurance reserve deposits in an amount equal to 1/12th of the annual estimated insurance premiums that the lender reasonably estimates will be payable; provided, however, that no such deposits are required if, (i) no event of default has occurred and is continuing; and (ii) the 333 North Bedford Road Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

Replacement Reserve – The 333 North Bedford Road Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $10,208 for replacements.

Leasing Reserves – The 333 North Bedford Road Mortgage Loan documents require an upfront deposit for qualified leasing expenses in the amount of $750,000, and ongoing monthly deposits of $25,520.

Existing TI/LC Reserve – The 333 North Bedford Road Mortgage Loan documents require an upfront deposit of $123,032 for outstanding tenant improvements and/or leasing commissions pertaining to GHC Saw Mill East Operator LLC and USCO, LLC.

Immediate Repairs Reserve – The 333 North Bedford Road Mortgage Loan documents require an upfront reserve deposit of $228,250 for immediate repairs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-77

Mixed Use – Retail/Industrial/Office	Loan #5	Cut-off Date Balance:	$74,500,000
333 North Bedford Road	333 North Bedford Road	Cut-off Date LTV:	56.4%
Mount Kisco, NY 10549		UW NCF DSCR:	1.47x
		UW NOI Debt Yield:	10.7%

Lockbox / Cash Management. The 333 North Bedford Road Mortgage Loan is structured with a hard lockbox and in-place cash management. The borrower is required to cause all rents to be transmitted directly by the tenants at the 333 North Bedford Road Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, to be deposited into such lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept periodically into a lender-controlled cash management account and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 333 North Bedford Road Mortgage Loan documents. If no Cash Trap Event Period (as defined below) has occurred and is continuing, any excess cash flow will be disbursed to the borrower, provided no event of default has occurred and is continuing. During the continuance of a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items outlined in the 333 North Bedford Mortgage Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the 333 North Bedford Road Mortgage Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), tested quarterly, falling below 1.25x;
(iii)	a material default occurs under a Major Tenant’s (as defined below) lease;
(iv)	a Major Tenant files, as a debtor, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding;
(v)	a Major Tenant goes dark, vacates or otherwise fails to continuously occupy its space, or gives notice of its intent to do any of the foregoing; and
(vi)	a Major Tenant terminates or cancels its lease or gives notice of, or commences a legal proceeding asserting, any of the foregoing.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of the related event of default;
●	with regard to clause (ii) above, the NCF DSCR tested quarterly being at least 1.30x for two calendar quarters;
●	with regard to clauses (iii)-(vi) above, a Major Tenant Re-Tenanting Event (as defined below) has occurred;
●	with regard to clause (iii) above, the subject default is cured and no other default under the related lease occurs for a period of two consecutive calendar quarters;
●	with regard to clause (iv) above, the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender;
●	with regard to clause (v) above the applicable Major Tenant has resumed its normal business operations in its leased space and is open during customary hours for a period of two consecutive calendar quarters; and/or
●	with regard to clause (vi) above, the lender receives satisfactory evidence, including a tenant estoppel certificate in form and substance reasonably satisfactory to the lender that Major Tenant has revoked any notification of any termination, cancellation or surrender of such Major Tenant’s lease.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the applicable space has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to its lease, and (iii) all tenant improvement costs and leasing commissions have been paid (or reserved with the lender).

“Major Tenant” means each of (i) K1 Speed, Inc., (ii) Safe Haven Partners, LLC, (iii) Wakefern Food Corp., (ShopRite) and (iv) any replacement tenant that enters into a lease for 50% or more of the applicable Major Tenant’s space in accordance with the terms of the 333 North Bedford Road Mortgage Loan documents.

Terrorism Insurance. The 333 North Bedford Road Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the 333 North Bedford Road Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. The 333 North Bedford Road Mortgage Loan documents provide that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019, or a successor statute is not in effect, the borrower will not be required to spend on terrorism insurance more than two times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). Additionally, the borrower is permitted to maintain the required terrorism coverage with total limits of not less than $100,000,000, which may be shared by and applied to both property damage and business interruption losses, solely until the expiration of the current policy term in August 2026. See “Risk Factors–Risks Relating to the Mortgage Loans–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-78

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-79

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

Inwood Living
401 West 207th Street
New York, NY 10034
Hudson River
NEW JERSEY
Englewood
Englewood Cliffs
Fort Lee
Palisades Interstate Park
Palisades Interstate Pkwy
G. Washington Bridge
MANHATTAN
Inwood
Inwood Hill Park
Washington Heights
Harlem
Henry Hudson Pkwy
Harlem River
Harlem River Dr.
Major Deegan Expwy
BRONX
Riverdale
North Riverdale
Spuyten Duyvil
Riverdale Park
Van Cortlandt Park
Manhattan College
Jerome Park Reservoir
Lehman College
Fordham University
Bronx Botanical Garden
Bronx Zoo
Bronx Community College
Morris Heights
Yankee Stadium
Crotona Park
Claremont Park
Cross Bronx Expwy
Grand Concourse
NY Presbyterian Allen Hospital
NY-Presbyterian / Columbia Univ. Irving Medical Ctr.
James J. Peters VA Medical Ctr.
Montefiore Hospital
St. Barnabas Hospital
City College of New York
Columbia University
NYC Health + Hospitals/ Harlem
NEW YORK
NEW JERSEY
YONKERS
PATERSON
NEWARK
JERSEY CITY
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
BRONX

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-80

Mortgage Loan No. 6 – Inwood Living

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	New York, NY 10034
Original Balance(1):	$60,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	5.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2024/NAP
Borrower Sponsor:	The Jay Group			Size:	272 units
Guarantors:	Abraham Kohn, Jacob Aini, Jacob Kohn			Cut-off Date Balance per Unit(1):	$477,941
	and Paul Gagliardi			Maturity Date Balance per Unit(1):	$477,941
Mortgage Rate:	5.7000%			Property Manager:	Self-Managed
Note Date:	6/15/2026
Maturity Date:	7/1/2031
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$10,046,363
IO Period:	60 months			UW NCF:	$9,921,734
Seasoning:	0 months			UW NOI Debt Yield(1):	7.7%
Prepayment Provisions(2):	L(24),D(29),O(7)			UW NCF Debt Yield(1):	7.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	7.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.32x
Additional Debt Balance(1):	$70,000,000			Most Recent NOI(4):	$6,661,479 (2/28/2026 T-6 Ann.)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAP
Reserves(3)				3rd Most Recent NOI(4):	NAP
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	94.5% (6/12/2026)
RE Taxes:	$0	$20,592	NAP	2nd Most Recent Occupancy(4):	NAP
Insurance:	$44,279	$22,140	NAP	3rd Most Recent Occupancy(4):	NAP
Replacement Reserve:	$0	$5,667	NAP	Appraised Value (as of):	$198,000,000 (3/16/2026)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value per Unit:	$727,941
Existing TI/LC Obligations Reserve:	$840,000	$0	NAP	Cut-off Date LTV Ratio(1):	65.7%
Rent Concession Reserve:	$846,060	$0	NAP	Maturity Date LTV Ratio(1):	65.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$130,000,000	100.0%	Loan Payoff:	$111,121,454	85.5%
			Return of Equity:	$13,315,708	10.2%
			Closing Costs:	$3,832,499	2.9%
			Upfront Reserves:	$1,730,339	1.3%
Total Sources:	$130,000,000	100.0%	Total Uses:	$130,000,000	100.0%

(1)	The Inwood Living Mortgage Loan (as defined below) is part of the Inwood Living Whole Loan (as defined below), with an aggregate original principal amount of $130,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Inwood Living Whole Loan.
(2)	Defeasance of the Inwood Living Whole Loan is permitted any time after the earlier to occur of (i) February 1, 2030, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Inwood Living Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of this transaction in July 2026.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The Inwood Living Property (as defined below) was built in 2024, and underwent lease up through 2025. Accordingly, 2nd Most Recent and 3rd Most Recent NOI and Occupancy are not applicable. The increase from Most Recent NOI to UW NOI is attributable to the recent lease up of the Inwood Living Property, including six units which were vacant as of origination but have signed leases with move-in dates in August through October of 2026 as well as inclusion of rent from the Parking Lease (as such term is defined below).
(5)	Occupancy includes six market rate units which were vacant as of the origination date but as to which leases have been signed with move-in dates in August through October of 2026.

The Mortgage Loan. The sixth largest mortgage loan (the “Inwood Living Mortgage Loan”) is part of a whole loan (the “Inwood Living Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal amount of $130,000,000. The Inwood Living Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interest in a 272-unit multifamily property located in New York, New York (the “Inwood Living Property”). The Inwood Living Mortgage Loan is evidenced by the non-controlling Note A-2, Note A-3 and Note A-5, with an aggregate original principal balance of $60,000,000. The Inwood Living Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR23 transaction until the controlling Note A-1 is contributed to a securitization, at which point it will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans and Other Specified Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-81

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

The table below summarizes the promissory notes that comprise the Inwood Living Whole Loan

Inwood Living Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	MSBNA	Yes
A-2	$30,000,000	$30,000,000	BANK5 2026-5YR23	No
A-3	$20,000,000	$20,000,000	BANK5 2026-5YR23	No
A-4	$20,000,000	$20,000,000	MSBNA	No
A-5	$10,000,000	$10,000,000	BANK5 2026-5YR23	No
A-6	$10,000,000	$10,000,000	MSBNA	No
Total	$130,000,000	$130,000,000

The Borrowers and the Borrower Sponsor. The borrowers for the Inwood Living Whole Loan are three tenants-in-common: 401 W 207th Realty LLC, 3761 207th Street Realty LLC and 401 W207 AA LLC, each a single purpose New York or Delaware limited liability company. The borrower sponsor for the Inwood Living Whole Loan is The Jay Group, a commercial and residential real estate developer and investor that operates primarily throughout the New York City metropolitan statistical area. The Jay Group began in 2012 as an informal collaboration of extended family members that, since 2000, had been investing passively in real estate development projects. The Jay Group incorporated in 2014. The non-recourse carve-out guarantors for the Inwood Living Whole Loan are Abraham Kohn, Jacob Kohn, Jacob Aini and Paul Gagliardi. Abraham Kohn and Jacob Kohn are the founding members of The Jay Group. The four guarantors wholly own and control the borrowers.

The Property. The Inwood Living Property consist of a 17-story, 272-unit multifamily building located on a 0.63-acre site in Upper Manhattan’s Inwood neighborhood, in New York, New York. The Inwood Living Property was constructed in 2024, and was delivered in early 2025. The land was initially acquired in March 2022, for $25.0 million and the borrower sponsor subsequently invested approximately $96.1 million throughout the development. The Inwood Living Property experienced an accelerated lease up after delivery in early 2025, with an average of nearly 17 units leased each month. As of June 12, 2026, the 202 market rate units were 95.0% occupied and the 70 affordable units were 92.9% occupied, resulting in a total occupancy of 94.5%.

The residential unit mix includes 49 studio units, 95 one bedroom, one bathroom units, 29 two bedroom, one bathroom units, 67 two bedroom, two bathroom units and 32 three bedroom, two bathroom units. Interior unit amenities include stainless steel appliances, quartz countertops, modern cabinets and flooring, high-end fixtures, and floor-to-ceiling windows, with select units also containing outdoor terraces. Common area amenities include a fitness center, wet and dry sauna, pet spa, virtual doorman, and a rooftop terrace with grills.

The Inwood Living Property contains six ground floor retail units (approximately 34,834 total SF and 12.0% of underwritten rent), which were 92.7% leased as of the April 2026 underwritten commercial rent roll (one 2,529 SF unit is vacant). The largest retail tenant is Crunch Fitness (19,250 SF / 55.3% of commercial NRA), which operates under a newly executed 20-year lease through 2045. Crunch’s rent commenced in mid-2025 and the tenant is currently finishing up its buildout, with an expected opening date in the summer of 2026. The remaining four tenants include Ponce Bank (1,905 SF / 5.5% of commercial NRA), which was the first unit completed and is open for business, as well as Golden Era Social Adult Daycare, an adult daycare center, Dyckman Beer (207 Brew LLC), a brewery and Rising Scholars, a non-profit, all of which have not yet had their spaces delivered, and are expected to commence their buildouts after delivery of their spaces. Such tenants, as well as Crunch Fitness, have gap or free rent periods, which were reserved for at origination. None of the commercial tenants roll during the Inwood Living Whole Loan term.

A portion of the Inwood Living Property is leased under a master lease between the borrowers, as landlord and the non-recourse carveout-guarantors, as tenants (the “Master Lease”), for 10 years through 2036, subject to earlier termination as described below. The Master Lease covers 20 total units: 15 market rate units that comprise all of floors 15-17 and five affordable units. The Master Lease provides for annual rent of $853,000, payable in monthly installments of $71,083. Once the Inwood Living Property has satisfied certain conditions to the reasonable satisfaction of the lender, including monthly gross residential income of at least $880,000, 95% occupancy of the residential portion of the improvements, and no event of default or Cash Sweep Event Period (as defined below) has occurred and is continuing, the lender will be required to consent to a termination of the Master Lease. As of the origination date, all of the units subject to the Master Lease were vacant, however six of the 20 units subject to the Master Lease, all of which are market rate units, have signed leases with expected move-in dates in August through October of 2026.

The Inwood Living Property contains 42 parking spaces, which have been master leased by the borrowers to the non-recourse carveout guarantors for $126,000 annually ($250 per space) under a 10-year lease that runs through 2036 (the “Parking Lease”), subject to earlier termination as described below. Once the lender has received reasonably acceptable evidence that the parking income generated by leases with unaffiliated third-party tenants is at least $126,000 (on a projected annual basis), provided that no event of default has occurred and is continuing, the lender will be required to consent to a termination of the Parking Lease. As of the origination date, none of the 42 parking spaces were leased to a third party.

The Inwood Living Property benefits from a 35-year 421-a tax abatement, which began in the 2025/2026 tax year and expires in the 2059/2060 tax year. As a condition to such tax abatement, the borrowers were required to designate 25% of the units as affordable, with at least 10% affordable to households earning up to 40% of area median income (“AMI”), 10% to households earning up to 60% of AMI and 5% to households earning up to 130% of AMI. In addition, the Inwood Living Property is located in a mandatory inclusionary housing area, and in connection with the same is subject to a Mandatory Inclusionary Housing Restrictive Declaration (the “Inwood Living Declaration”) that mandates 68 affordable units (25% of the total) be designated as affordable to households earning between 40% and 130% of AMI, with the weighted average of all income bands for the affordable units not to exceed 60% of AMI and at least 10% of the residential floor area being designated for households earning not more than 40% of AMI. The affordable component of the Inwood Living Property currently contains 28 units designated as affordable to households earning up to 40% of AMI, 28 units designated as affordable to households earning up to 60% AMI, 12 units designated as affordable to households earning up to 120% of AMI and two units designated as affordable to households earning up to 130% AMI. Pursuant to the Inwood Living Declaration, maximum rent for each affordable unit is 30% of the related percentage of AMI, inclusive of utility allowances. In addition, the Inwood Living Declaration requires the affordable units to be rent stabilized. Market rate units report monthly rents ranging from $3,125 to $6,250, with a weighted average of $3,993. Affordable units report monthly rents ranging from $914 to $3,400, with a weighted average of $1,518. In addition, there are a total of 13 units at the Inwood Living Property leased to tenants who receive rental assistance under the City FHEPS program.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-82

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

The 421-a tax abatement provides for a 100% tax abatement on the improvements of the Inwood Living Property through the 2049/2050 tax year, and a 25.64% abatement thereafter until expiration in the 2059/2060 tax year. The appraisal estimated 2025/2026 unabated taxes to be $3,265,453, and abated taxes to be $256,647. However, it is anticipated that the abated taxes will be further reduced in connection with the establishment of a condominium regime at the Inwood Living Property as described below.

The Inwood Living Property is comprised of two condominium units; a retail and a residential unit. Both units are owned by the borrowers and constitute collateral for the Inwood Living Whole Loan. The condominium was created because the commercial component of the Inwood Living Property exceeds the 12% allocated maximum amount allowed under the 421(a) program and thus the amount that exceeds 12% (a 3.19% excess of non-residential space) did not receive the benefit of the tax abatement. It is anticipated that following the creation of the condominium, the residential condominium unit would receive a 100% tax abatement, and the commercial condominium unit would receive a 96.81% tax abatement, resulting in abated real estate taxes for the 2025/2026 tax year would be approximately $162,080. The Inwood Living Whole Loan was underwritten based on the anticipated abated taxes of $162,080. Although the condominium maps have been approved by the New York City Department of Finance, new tax bills have not yet been issued reflecting the condominium, and therefore we cannot assure you that the abated taxes will be reduced to such amount.

The following table presents detailed information with respect to the units at the Inwood Living Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	32	30	93.8%	398	$3,192	$8.02
1 BR	77	73	94.8%	578	$3,527	$6.10
2 BR	61	58	95.1%	870	$4,462	$5.13
3 BR	32	31	96.9%	975	$4,966	$5.09
Studio (Affordable)	17	17	100.0%	395	$1,822	$4.61
1 BR (Affordable)	18	18	100.0%	588	$1,267	$2.15
2 BR (Affordable)	35	30	85.7%	881	$1,495	$1.70
Total/ Wtd. Average	272	257	94.5%	697	$3,364	$4.83

(1)	Information is based on the borrower rent roll dated June 12, 2026.
(2)	Based on occupied units.

The following table presents certain information relating to the commercial tenancy at the Inwood Living Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Commercial Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Crunch Fitness(3)	NR/NR/NR	19,250	55.3%	$600,000	40.9%	$31.17	7/31/2045	1 x 10 yrs	N
Dyckman Beer (207 Brew LLC)(3)	NR/NR/NR	6,103	17.5%	$366,120	25.0%	$59.99	1/30/2042	2 x 5 yrs	Y	(4)
Ponce Bank	NR/NR/NR	1,905	5.5%	$169,212	11.5%	$88.81	6/30/2040	1 x 5 yrs	N
Golden Era Social Adult Daycare(3)	NR/NR/NR	2,547	7.3%	$165,555	11.3%	$65.00	11/30/2036	1 x 5 yrs	N
Rising Scholars(3)	NR/NR/NR	2,501	7.2%	$164,385	11.2%	$65.74	12/31/2036	2 x 5 yrs	N
Occupied Collateral Subtotal/Wtd. Avg.		32,306	92.7%	$1,465,272	100.0%	$45.36

Vacant Space		2,529	7.3%
Total		34,834	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Golden Era Social Adult Daycare, Dyckman Beer (207 Brew LLC), and Rising Scholars have not yet had their spaces delivered, and are expected to commence their buildouts after delivery of their spaces. Such tenants, as well as Crunch Fitness, have gap or free rent periods (three months for Crunch Fitness and 12 months for the other tenants), which were reserved for at origination.
(4)	Dyckman Beer (207 Brew LLC) has the right to terminate its lease if it is unable to secure the NY State Liquor Authority's “Conditional Approval” for issuance of a liquor license within 6 months of the lease's execution (i.e., by Tuesday, July 7, 2026), provided that the tenant complies with the requirements for the provision of such Conditional Approval. At origination, a reserve in the amount $366,120 (12 months rent for such tenant) was included in the rent concession reserve, which amount may not be released until the tenant (i) has accepted the demised premises, (ii) is paying rent, and (iii) is open for business, as evidenced in each case by a release letter executed by the tenant, and the tenant additionally delivers to the lender proof it has obtained its liquor license and a certification that the foregoing termination option will not be exercised.

The Market. The Inwood Living Property is located in New York, New York, within the Inwood neighborhood at the northern tip of Manhattan, within the Inwood multifamily submarket of the New York multifamily market. The Inwood Living Property is well located near public transportation options, with the 207th Street Train Yard directly adjacent to the north and the 207th Street MTA subway station located less than a block to the west. The commute to Midtown Manhattan is approximately 35 minutes via public transportation. The neighborhood maintains an identity as one of Manhattan’s residential frontiers, known for its parks and Art Deco apartment buildings. Residents enjoy convenient access to cultural and natural amenities, with proximity to The Met Cloisters and commercial corridors along Broadway offering diverse dining, local shopping and neighborhood activities. The area is witnessing steady residential and mixed-use development.

According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the New York multifamily market was 2.7%, with average monthly asking rents of $3,334 per unit, and an inventory of approximately 2.78 million. According to the appraisal, as of the fourth quarter of 2025, the vacancy rate in the Inwood multifamily submarket was 5.4%, with average monthly asking rents of $2,264 per unit, and an inventory of approximately 17,772 units.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-83

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

According to the appraisal, the 2025 total population within a 0.25-, 0.5-, and 1-mile radius of the Inwood Living Property was 16,992, 44,159, and 100,229, respectively. According to the appraisal, the 2025 average household income within the same radii was $100,569, $83,688, and $93,156, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Inwood Living Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Occupancy %	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Rent PSF(2)
Inwood Living (subject)(1) 401 West 207th Street New York, NY	2024	272	94.5%	Studio 1 BR 2 BR 3 BR Studio (Affordable) 1 BR (Affordable) 2 BR (Affordable)	398 578 870 975 395 588 881	$3,192 $3,527 $4,462 $4,966 $1,822 $1,267 $1,495	$8.02 $6.10 $5.13 $5.09 $4.61 $2.15 $1.70
Forty-Six Fifty 4650 Broadway New York, NY	2024	222	94.0%	Studio 1 BR 2 BR	490 650 1,020	$3,268 $3,668 $4,639	$80.04 $67.71 $54.58
Tryon North – 4778 Broadway 4778 Broadway New York, NY	2025	80	82.0%	Studio 1 BR 2 BR	354 538 790	$3,171 $3,367 $4,128	$107.49 $75.10 $62.70
The Park Overture 4560 Broadway New York, NY	2024	72	95.0%	Studio 1 BR 2 BR	600 800	$3,100 $4,500	$62.00 $67.50
The Riverdale Tower 3745 Riverdale Avenue Bronx, NY	2024	89	95.0%	Studio 1 BR 2 BR	401 647 907	$2,400 $3,050 $5,000	$71.82 $56.57 $66.15
Sunrose Tower 620 West 153rd Street New York, NY	2024	238	94.0%	Studio 1 BR 2 BR 3 BR	400 575 850 975	$2,800 3,500 $4,900 $5,450	$84.00 $73.04 $69.18 $67.08

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated June 12, 2026 other than Year Built and Average Unit Size (SF).
(2)	Based on occupied units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Inwood Living Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(2)	Avg. Monthly Rent per Unit(1)(3)	Avg. Monthly Rent PSF(1)(3)	Avg. Monthly Market Rent per Unit(2)	Avg. Monthly Market Rent PSF(2)
Studio	32	398	$3,192	$8.02	$3,150	$7.91
1 BR	77	578	$3,527	$6.10	$3,500	$6.06
2 BR	61	870	$4,462	$5.13	$4,437	$5.10
3 BR	32	975	$4,966	$5.09	$5,100	$5.23
Studio (Affordable)	17	395	$1,822	$4.61	$1,822	$4.61
1 BR (Affordable)	18	588	$1,267	$2.15	$1,267	$2.15
2 BR (Affordable)	35	881	$1,495	$1.70	$1,701	$1.93
Total/ Wtd. Average	272	697	$3,364	$4.83	$3,371	$4.84

(1)	Based on the borrower rent roll dated June 12, 2026.
(2)	Based on the appraisal.
(3)	Based on occupied units.

Appraisal. The appraisal concluded to an “as-is” value of $198,000,000 as of March 16, 2026 for the Inwood Living Property. Such value assumes the establishment of the condominium, which has now been established.

Environmental Matters. According to the Phase I environmental site assessment dated March 23, 2026, there was no evidence of recognized environmental conditions at the Inwood Living Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-84

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Inwood Living Property:

Cash Flow Analysis(1)
	2/28/2026 T-6 Ann.	UW(2)	UW per Unit
Gross Potential Rent(2)	$7,975,857	$11,001,564	$40,446.93
Other Income(3)	$41,669	$1,856,799	$6,826.47
Discounts Concessions	$0	$0	$0.00
Vacancy / Credit Loss	$0	($715,102)	($2,629.05)
Effective Gross Income	$8,017,527	$12,143,261	$44,644.34

Real Estate Taxes(4)	$52,266	$162,080	$595.88
Insurance	$81,628	$257,934	$948.29
Other Expenses	$1,222,153	$1,676,885	$6,165.02
Total Expenses	$1,356,048	$2,096,899	$7,709.19

Net Operating Income	$6,661,479	$10,046,363	$36,935.16
Capital Expenditures	$0	$73,225	$269.21
TI/LC	$0	$51,403	$188.98
Net Cash Flow	$6,661,479	$9,921,734	$36,476.96

Occupancy %(5)	94.5%	93.5%
NOI DSCR(6)	0.89x	1.34x
NCF DSCR(6)	0.89x	1.32x
NOI Debt Yield(6)	5.1%	7.7%
NCF Debt Yield(6)	5.1%	7.6%

(1)	The Inwood Living Property was built in 2024, and underwent lease up through 2025. Accordingly, historical Net Operating Income and Occupancy prior to the 2/28/2026 T-6 Ann. are not applicable. The increase from Most Recent NOI to UW NOI is attributable to the recent lease up of the Inwood Living Property, including six units which were vacant as of origination but have signed leases with move-in dates in August through October of 2026, as well as inclusion of rent from the Parking Lease.
(2)	UW Gross Potential Rent is based on the contractual in-place rent from the borrower rent roll dated June 12, 2026. The Inwood Living Property contains 202 free market units and 70 affordable units and was 94.5% occupied as of the June 12, 2026 rent roll.
(3)	Other income is comprised of $126,000 of parking income, from 42 garage parking spaces master leased pursuant to the Parking Lease, $1,504,209 of commercial income from six ground floor retail units, which were 92.7% leased as of the underwritten rent roll, and $226,590 of other income comprised of bank fees, late fees, pet fees, damages, amenity fees, laundry income, bike parking and other miscellaneous fees.
(4)	Real Estate Taxes have been underwritten based on the anticipated real estate tax bill after giving effect to the 421-a tax abatement and the condominium structure. See “The Property” above.
(5)	UW Occupancy % represents economic occupancy. 2/28/2026 T-6 Ann. Occupancy % is based on the borrower rent roll dated June 12, 2026. 2/28/2026 T-6 Ann. Occupancy % includes six market rate units which were vacant as of the origination date but as to which leases have been signed with move-in dates in August through October of 2026.
(6)	Based on the Inwood Living Whole Loan.

Escrows and Reserves.

At origination, the borrowers were required to deposit into escrow (i) $44,279 for insurance premiums, (ii) $840,000 for tenant improvements and leasing commissions payable by the borrowers under the existing lease to Crunch Fitness and (iii) $846,060 for rent credits or abatements under the leases for retail tenants Crunch Fitness, Golden Era Social Adult Daycare, Rising Scholars and Dyckman Beer (207 Brew LLC).

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit into a tax reserve 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $20,592 monthly).

Insurance – On a monthly basis, the borrowers are currently required to deposit into an insurance reserve 1/12th of the annual estimated insurance payments (which currently equates to $22,140 monthly). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender, and (iii) the borrowers provide the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit into a replacement reserve approximately $5,667 for annual capital expenditures approved by the lender.

TI/LC Reserve – On a monthly basis during a Cash Sweep Event Period, the borrowers are required to deposit into a tenant improvements and leasing commissions (“TI/LC”) reserve approximately $726 for TI/LC incurred after origination.

Lockbox and Cash Management. The Inwood Living Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period, the borrowers are required to establish a lender controlled lockbox account and a lender controlled cash

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-85

Multifamily – High Rise	Loan #6	Cut-off Date Balance:	$60,000,000
401 West 207th Street	Inwood Living	Cut-off Date LTV:	65.7%
New York, NY 10034		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

management account. In addition, the borrowers are required to provide, and upon the first occurrence of a Cash Sweep Event Period, the lender is authorized to deliver letters to all tenants directing them to deposit rents directly into the lockbox account. During any Cash Sweep Event Period, all rents received by the borrowers or property manager must be deposited into the lockbox account within one business day of receipt, and swept on each business day to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Inwood Living Whole Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Inwood Living Whole Loan during the continuance of the Cash Sweep Event Period, provided that if no event of default is continuing, the lender is required to disburse funds from such account to the borrowers to pay approved operating expenses to the extent funds disbursed to the borrowers pursuant to clause (iv) above are insufficient. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers.

A “Cash Sweep Event Period” commences upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.10x at the end of any calendar quarter.

A Cash Sweep Event Period ends upon, (x) with respect to clause (i) above, the cure (if applicable) of such event of default and (y) with respect to clause (ii) above, the debt service coverage ratio being at least 1.15x for one calendar quarter.

Terrorism Insurance. The Inwood Living Whole Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to 100% of the full replacement cost of the Inwood Living Property, plus 24 months of business interruption insurance with an extended period of indemnity of up to 12 months. If acts of terrorism or similar perils or “fire following” are excluded from the borrowers’ all-risk policy, the borrowers must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amount of the full replacement cost of the Inwood Living Property plus the business interruption coverage described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-86

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-87

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

The Arc
64 Centre Avenue
New Rochelle, NY 10801
White Plains 5 miles
Sprain Brook Park
Grassy Sprain Reservoir
YONKERS
Ridge Hill
Tuckahoe Rd
Sprain Brook Pkwy
Central Park Ave
Scarsdale Rd
Bronx River Pkwy
HARLEM LINE
CRESTWOOD
TUCKAHOE
BRONXVILLE
Leewood Golf Club
Lake Isle Country Club
Eastchester
Mill Rd
California Rd
Tuckahoe
Highland Ave
Bronxville
Pondfield Rd
Siwanoy Country Club
Sarah Lawrence College
Cross County Pkwy
Cross County Center
FLEETWOOD
Kimball Ave
METRO NORTH
Mount Vernon
Lincoln Ave
Montefiore Mt. Vernon Hospital
MT VERNON EAST
MT VERNON WEST
WAKEFIELD
3rd St
5th St
Pitman Ave
Columbus Ave
Hutchinson River Pkwy
5th Ave
Pelham
PELHAM
NEW HAVEN LINE
South Side
Post Road Plaza
Pelhamdale Ave
Main St
Pelham Manor
Pelham Country Club
Scarsdale
Wilmot Rd
Hutchinson River Pkwy
Weaver St
Quaker Ridge Golf Club
Harrison
Mamaroneck Ave
Saxon Woods County Park
Winged Foot Golf Course
Fenimore Rd
Bonnie Briar Country Club
Quaker Ridge Rd
Wykagl Country Club
North Ridge Shopping Center
WESTCHESTER COUNTY
MAMARONECK
METRO NORTH
Mamaroneck
Pinebrook Blvd
Murray Ave
North Ave
Webster Ave
Thomas Paine Cottage Museum
LARCHMONT
Larchmont
Eastchester Rd
Iona College
Thruway
New England
New Rochelle
Montefiore New Rochelle Hospital
Monroe University
NEW ROCHELLE
North Ave
Weyman Ave
Pelham Rd
Davenport Beach
Long Island Sound
Glen Island
Hunter Island
24TH ST
NEREID AVE
Baychester Ave
E. 233rd St
Seton Falls Park
EASTCHESTER/ DYRE AVE
BRONX
BAYCHESTER AVE
Boston Post Rd
Peartree Square Shopping Plaza
Co-Op City
River Pkwy
Pelham Bay and Split Rock Golf Courses
Thomas Pell Wildlife Sanctuary
Bartow-Pell Mansion Museum
Glover's Rock
GUN HILL RD
Gun Hill Rd
The Mall at Bay Plaza
Hutchinson
City Island Rd
Pelham Bay
City Island
PELHAM PKWY
NYC Health + Hospitals/ Jacobi
Pelham Bay Park
100
22
125
1
95
87
YONKERS
NEW JERSEY
NEW YORK CITY
MANHATTAN
QUEENS
BRONX
STAMFORD
White Plains
Larchmont
New Rochelle
Long Island Sound

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-88

Mortgage Loan No. 7 – The Arc

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	New Rochelle, NY 10801
Original Balance(1):	$59,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$59,000,000			Detailed Property Type:	High Rise
% of Initial Pool Balance:	5.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2023/NAP
Borrower Sponsor:	Allstate Ventures LLC			Size:	144 Units
Guarantors:	Abraham Jeremias and Mikel Jeremias			Cut-off Date Balance per Unit(1):	$409,722
Mortgage Rate:	6.0500%			Maturity Date Balance per Unit(1):	$409,722
Note Date:	1/8/2026			Property Manager:	Frontgate Management Inc.
Maturity Date:	2/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,510,776
Amortization Term:	0 months			UW NCF:	$4,471,571
IO Period:	60 months			UW NOI Debt Yield(1):	7.6%
Seasoning:	5 months			UW NCF Debt Yield(1):	7.6%
Prepayment Provisions:	L(29),D(24),O(7)			UW NOI Debt Yield at Maturity(1):	7.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.24x
Additional Debt Type(1):	Mezzanine			Most Recent NOI:	$4,429,857 (2/28/2026 TTM)
Additional Debt Balance(1):	$5,750,000			2nd Most Recent NOI:	$4,459,659 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(2):	NAP
Reserves				Most Recent Occupancy(3):	93.1% (4/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.8% (12/30/2025)
RE Taxes:	$52,336	$26,168	NAP	3rd Most Recent Occupancy:	92.0% (12/31/2024)
Insurance:	$69,774	$6,343	NAP	Appraised Value (as of):	$88,500,000 (11/20/2025)
Deferred Maintenance:	$1,875	$0	NAP	Appraised Value per Unit:	$614,583
Replacement Reserve:	$0	$3,000	NAP	Cut-off Date LTV Ratio(1):	66.7%
Condominium Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$59,000,000	91.1%	Loan Payoff(4):	$61,678,941	95.3%
Mezzanine Loan Amount:	$5,750,000	8.9%	Closing Costs:	$2,524,379	3.9%
			Return of Equity:	$422,695	0.7%
			Upfront Reserves:	$123,985	0.2%
Total Sources:	$64,750,000	100.0%	Total Uses:	$64,750,000	100.0%

(1)	The Arc Mortgage Loan (as defined below) and The Arc Mezzanine Loan (as defined below) are collectively referred to as the “The Arc Total Debt.” With respect to The Arc Total Debt, the Cut-off Date Balance Per Unit is $449,653, the Maturity Date Balance Per Unit is $449,653, the UW NOI Debt Yield is 7.0%, the UW NOI Debt Yield at Maturity is 7.0%, the UW NCF DSCR is 1.06x, the Cut-off Date LTV Ratio is 73.2% and the Maturity Date LTV Ratio is 73.2%.
(2)	3rd Most Recent NOI is not applicable as The Arc Property (as defined below) was built in 2023 and achieved stabilization in late 2024.
(3)	Most Recent Occupancy is based on the borrower rent roll dated March 20, 2026 and is inclusive of updated tenant leasing information as of April 1, 2026.
(4)	Loan Payoff includes previous debt with a principal balance of $56.7 million, a preferred equity payoff of $4.5 million, and a $500,000 building materials loan.

The Mortgage Loan. The seventh largest mortgage loan (“The Arc Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $59,000,000 and secured by a fee interest in a 144-unit multifamily property located in New Rochelle, New York (“The Arc Property”).

The Borrower and the Borrower Sponsor. The borrower for The Arc Mortgage Loan is Centre Pointe Developers LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor is Allstate Ventures LLC, which has a 33.4% equity interest in the borrower. Allstate Ventures LLC is a real estate owner and developer focused on investments in the New York City metropolitan area. The company’s team specializes in the acquisition, repositioning, development and management of residential, commercial and mixed-use properties. Allstate Ventures LLC is 100% owned by father and son, Mikel and Abraham Jeremias, who founded the company in 2016. The Jeremias family has been in the real estate business for over 60 years, building a portfolio of commercial and residential real estate. The non-recourse carveout guarantors for The Arc Mortgage Loan are Mikel Jeremias and Abraham Jeremias.

The Property. The Arc Property consists of a 16-story, 144-unit high rise multifamily building located on a 0.3-acre site in downtown New Rochelle, New York, approximately 19 miles northeast of Midtown Manhattan. The Arc Property was constructed in 2023, and the land was initially acquired in 2018 for $8.0 million by the borrower sponsor, which subsequently invested approximately $64.3 million throughout the development. The Arc Property contains 144 residential units, 1,052 SF of ground floor retail space, and 190 garage parking spaces. The ground floor retail unit is fully occupied by Graze Craze, a charcuterie food franchisor that pays current annual rent of $46,800 under a 7-year lease that is scheduled to expire in March, 2032 and has two, five-year renewal options remaining. The residential unit mix includes 48 studios, 72 one-bedroom units and 24 two-bedroom units. The residential units were approximately 93.1% leased as of April 1, 2026. Interior unit amenities include stainless steel appliances, stone countertops, modern cabinets and flooring, 10-foot ceilings, smart thermostats and floor-to-ceiling windows. Select units also have outdoor terraces, walk in closets, and double sink bathrooms.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-89

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

Building amenities at The Arc Property includes two full floors of common area amenity space, which offers tenants a landscaped rooftop terrace with barbecues, a fitness center, yoga studio, basketball court, multi-sport simulator, indoor dog run, billiard room, a coworking space with private work nooks, and spacious conference rooms, a family room, a lounge, private storage units and valet garage parking on site. Concessions currently offered for new leases at The Arc Property include one month free rent on a 13 month lease and two months free rent on a 22 month lease. Concessions are not typically offered on renewals.

The Arc Property is part of a condominium that is comprised of 3 buildings/3 units, each building constituting a separate unit, and a right of way parcel. The collateral represents Unit A, and has a 33.33% common interest in the condominium, equal to the shares of each of the other two condominium units. The land directly under each building is a limited common element. As of the origination date, the borrower sponsor controls all three units, therefore the condominium does not assess common charges and there is no budget for the condominium. Each unit, including the unit representing The Arc Property, has the right to appoint one member of the condominium board out of a total of three members. Accordingly, the borrower does not control the condominium. During the continuance of a Cash Sweep Event Period (as defined below), if the condominium collects assessments, the borrower will be required to deposit the amount of the assessment into a reserve account with the lender.

PILOT. The Arc Property benefits from a 20-year payment in lieu of taxes (“PILOT”) agreement with the City of New Rochelle that began in the 2022-2023 tax year and ends in December 2043 in connection with the development of The Arc Property. In addition to the PILOT, the borrower is obligated to pay special district charges, special assessments and other charges including but not limited to fire district charges. The payments under the PILOT increase annually according to a schedule set forth in the PILOT agreement. In addition, PILOT payments are secured by a mortgage (the “PILOT Mortgage”) in favor of the New Rochelle Industrial Development Agency (the “IDA”) in the principal amount of $753,000, reflecting the payment due under the PILOT agreement in the final year of its term. As long as the PILOT payments are timely made by the borrower, no payments are due under the PILOT Mortgage. According to the appraisal, for the 2025/2026 tax year, the unabated taxes are estimated to have been $703,371, and the PILOT payment will be $189,726. Real estate taxes were underwritten based on the five-year average PILOT payments over the loan term, as well as current ad valorem taxes and special and direct assessments. The consent of the IDA is required to transfer the benefits of the PILOT, including to the lender upon a foreclosure or deed-in-lieu thereof, which consent may not be unreasonably withheld if certain conditions are satisfied. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The following table presents detailed information with respect to the units at The Arc Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	48	42	87.5%	447	$2,392	$5.31
1 BR	72	70	97.2%	621	$2,954	$4.75
2 BR	24	22	91.7%	1,119	$4,753	$4.27
Total/ Wtd. Average	144	134	93.1%	646	$3,073	$4.74

(1)	Information is based on the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026.
(2)	Based on occupied units.

The Market. The Arc Property is located in downtown New Rochelle, New York, which is located approximately 19 miles northeast of Midtown Manhattan. The Arc Property is located in the Yonkers/Mt. Vernon/New Rochelle multifamily submarket of the New York multifamily market. The Arc Property benefits from its proximity to the New Rochelle train station (four blocks to the north) which is served by both Metro-North and Amtrak, and is the busiest Metro-North train station in New York State outside of New York City. From the New Rochelle train station downtown, Metro-North Railroad service to Grand Central Terminal takes about 36 minutes. There is also local bus and taxi services available. Major highways include Interstate 95 and the Hutchinson River Parkway, which is designated for passenger vehicles only and runs through much of the city. The Arc Property is also located within walking distance of various retail and dining establishments throughout downtown New Rochelle. New Rochelle is a commuter suburb of New York City, located on the Long Island Sound in Westchester County, New York. New Rochelle has been home to a variety of industries over the years, including Thanhouser Film Studios, Terrytoons Studios, P.J. Tierney Diner manufacturing (now DeRaffele Manufacturing Company), Flynn Burner Company, New York Seven Up (Joyce Beverages, Inc.), RawlPlug, Inc., the Longines Symphonette Society, and Conran’s USA. New Rochelle is also home to the corporate headquarters of Sidney Frank Importing, Blimpies, and East River Savings Bank.

According to the appraisal, as of the third quarter of 2025, the vacancy rate in the New York multifamily market was 3.3%, with average monthly asking rents of $3,360 per unit, and an inventory of approximately 1.6 million units. According to the appraisal, as of the third quarter of 2025, the vacancy rate in the Yonkers/Mt. Vernon/New Rochelle multifamily submarket was 6.4%, with average monthly asking rents of $2,552 per unit, and an inventory of approximately 36,096 units. According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of The Arc Property was 46,879, 167,677, and 531,959, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $124,949, $155,363, and $130,526, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-90

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

The following table presents certain information relating to comparable multifamily rental properties to The Arc Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(2)	Average Monthly Rent PSF(2)
The Arc (subject)(1) 64 Centre Avenue New Rochelle, NY	2023	144	Studio 1 BR 2 BR	447 621 1,119	$2,392 $2,954 $4,753	$5.31 $4.75 $4.27
3Thirty3 333 Huguenot Street New Rochelle, NY	2021	285	Studio 1 BR 2 BR	472 1,072 1,052	$2,266 $3,465 $3,944	$4.80 $3.23 $3.75
The Alary(3) 33 Westchester Place New Rochelle, NY	2025	315	Studio 1 BR 2 BR	734 853 1,000	$2,555 $3,300 $4,900	$3.48 $3.87 $4.90
Encore 325 325 Huguenot Street New Rochelle, NY	2023	241	Studio 1 BR 2 BR	533 820 1,251	$2,460 $3,265 $4,185	$4.62 $3.98 $3.35
Two Clinton Park 50 Clinton Place New Rochelle, NY	2024	390	Studio 1 BR 2 BR	521 728 1,097	$2,505 $3,552 $4,615	$4.81 $4.88 $4.21
The Leaf 12 Church Street New Rochelle, NY	2025	477	Studio 1 BR 2 BR	527 743 999	$2,619 $3,436 $4,788	$4.97 $4.62 $4.79
The Allen 247 North Avenue New Rochelle, NY	2025	307	Studio 1 BR 2 BR	421 625 1,054	$2,410 $2,950 $4,073	$5.72 $4.72 $3.86
Stella 10 Lecount Place New Rochelle, NY	2022	380	Studio 1 BR 2 BR	488 685 1,019	$2,462 $2,920 $4,232	$5.05 $4.26 $4.15

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026 other than Year Built.
(2)	Based on occupied units.
(3)	The Alary is owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Arc Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF)(1)	Avg. Monthly Rent per Unit(1)(2)	Avg. Monthly Rent PSF(1)(2)	Avg. Monthly Market Rent per Unit(3)	Avg. Monthly Market Rent PSF(3)
Studio	48	447	$2,392	$5.31	$2,500	$5.59
1 BR	72	621	$2,954	$4.75	$3,000	$4.99
2 BR	24	1,119	$4,753	$4.27	$4,500	$4.12
Total/ Wtd. Average	144	646	$3,073	$4.74	$3,083	$4.88

(1)	Based on the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026.
(2)	Based on occupied units.
(3)	Based on the appraisal.

Appraisal. The appraisal concluded to an “as-is” value for The Arc Property of $88,500,000 as of November 20, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 21, 2025, there was one controlled recognized environmental condition related to multiple underground storage tanks and aboveground storage tanks used for petroleum products stemming from former uses of The Arc Property as a battery and auto repair facility and as a gas station. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-91

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for The Arc Property:

Cash Flow Analysis
	2025	2/28/2026 TTM	UW	UW per Unit
Gross Potential Rent(1)	$4,890,656	$4,906,751	$5,299,757	$36,804
Other Income(2)	$985,533	$970,527	$993,298	$6,898
Discounts Concessions	($80,290)	($91,411)	($91,411)	($635)
Vacancy / Credit Loss	$0	$0	($360,000)	($2,500)
Effective Gross Income	$5,795,900	$5,785,867	$5,841,644	$40,567

Real Estate Taxes(3)	$306,729	$307,450	$312,459	$2,170
Insurance	$148,027	$139,084	$73,900	$513
Other Expenses	$881,486	$909,477	$944,510	$6,559
Total Expenses	$1,336,241	$1,356,010	$1,330,868	$9,242

Net Operating Income	$4,459,659	$4,429,857	$4,510,776	$31,325
Capital Expenditures	$0	$0	$36,000	$250
TI/LC	$0	$0	$3,206	$22
Net Cash Flow	$4,459,659	$4,429,857	$4,471,571	$31,053

Occupancy %(4)	95.8%	93.1%	93.2%
NOI DSCR	1.23x	1.22x	1.25x
NCF DSCR	1.23x	1.22x	1.24x
NOI Debt Yield	7.6%	7.5%	7.6%
NCF Debt Yield	7.6%	7.5%	7.6%

(1)	UW Gross Potential Rent is based on the contractual in-place rent from the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026.
(2)	Other income is comprised of $481,664 of parking income, $42,750 of commercial income from the contractual lease payments for the ground floor retail space, occupied by the tenant Graze Craze, and $468,884 of utility reimbursement income, amenity fees, storage income, pet fees, and other miscellaneous income.
(3)	Real Estate Taxes have been underwritten based on the five-year average PILOT payments over the loan term ($193,596), as well as current ad valorem taxes and special and direct assessments of $118,863. The Arc Property benefits from a 20-year PILOT agreement that began in 2023 and expires in December 2043.
(4)	UW Occupancy % represents economic occupancy. 2/28/2026 TTM Occupancy % is based on the borrower rent roll dated March 20, 2026 inclusive of updated tenant leasing information as of April 1, 2026.

Escrows and Reserves.

Real Estate Tax – On The Arc Mortgage Loan origination date, the borrower was required to make an upfront deposit of $52,336 into a reserve for real estate taxes. The borrower is required to deposit into the real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $26,168).

Insurance – On The Arc Mortgage Loan origination date, the borrower was required to make an upfront deposit of $69,774 into a reserve for insurance premiums. On a monthly basis, the borrower is currently required to deposit 1/12th of the estimated annual insurance premiums (which currently equates to approximately $6,343 monthly). However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty insurance policies maintained by the borrower covering The Arc Property are part of a blanket or umbrella policy reasonably approved by the lender, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $3,000.

Required Repair Fund – On The Arc Mortgage Loan origination date, the borrower was required to make an upfront deposit of $1,875 into a required repair fund to cover lender-approved repairs to The Arc Property.

Condominium Reserve – During any Cash Sweep Event Period (as defined below), the borrower is required to fund a condominium reserve in amounts reasonably determined by the lender to be sufficient to pay condominium assessments when due, including an upfront deposit and ongoing monthly deposits equal to one-twelfth of the estimated annual condominium assessments.

Lockbox / Cash Management. The Arc Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, within one business day of receipt, all revenue received by the borrower or the property manager into such lockbox account. On the first business day of each week during the continuance of a Cash Sweep Event Period, funds on deposit in the lockbox account are required to be transferred to a lender-controlled cash management account to be applied and disbursed on each monthly payment date in the following order of priority, provided that no event of default is continuing under The Arc Mortgage Loan: (i) to make monthly deposits into the real estate tax and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-92

Multifamily – High Rise	Loan #7	Cut-off Date Balance:	$59,000,000
64 Centre Avenue	The Arc	Cut-off Date LTV:	66.7%
New Rochelle, NY 10801		U/W NCF DSCR:	1.24x
		U/W NOI Debt Yield:	7.6%

insurance reserves, if any, (ii) to pay debt service on The Arc Mortgage Loan, (iii) to make monthly deposits into the replacement reserves, (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) to pay debt service under The Arc Mezzanine Loan and (vi) to deposit all remaining amounts into an excess cash flow reserve account, to be held as additional collateral during such Cash Sweep Event Period (provided that if there is a DSCR Event (as defined below) and no other Cash Sweep Event Period, such funds may be disbursed to the borrower for the amounts described in clause (iv) above). Upon the cure of the applicable Cash Sweep Event Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower.

“Cash Sweep Event Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under The Arc Mortgage Loan documents, (ii) the occurrence and continuance of an event of default under The Arc Mezzanine Loan documents (if applicable), and (iii) the debt service coverage ratio (based on the aggregate debt service under both The Arc Mortgage Loan and The Arc Mezzanine Loan) being less than 1.00x (a “DSCR Event”) and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default, (y) with regard to clause (ii) above, the cure (if applicable) of such mezzanine loan event of default, and (z) with regard to a DSCR Event, the date that either (I) the debt service coverage ratio (based on the aggregate debt service under both The Arc Mortgage Loan and The Arc Mezzanine Loan) is equal to or greater than 1.10x for two consecutive calendar quarters or (II) the borrower deposits with the lender either a cash reserve or letter of credit in an amount equal to $340,000, or such amount has accumulated in the excess cash flow reserve account.

Mezzanine Loan. A mezzanine loan (“The Arc Mezzanine Loan”) in the amount of $5,750,000 was made by ARC Lender LLC, as mezzanine lender, to The Arc Building LLC, as borrower (the “Mezzanine Borrower”), secured by the Mezzanine Borrower’s equity interests in the borrower under The Arc Mortgage Loan. The Arc Mezzanine Loan is co-terminous with The Arc Mortgage Loan, accrues interest at 10.00% per annum and provides for interest only payments until its stated maturity date. The mortgage lender and mezzanine lender have entered into an intercreditor agreement. Set forth below is information regarding The Arc Total Debt.

The Arc Total Debt Summary(1)
Loan	Original Balance	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Mortgage Loan	$59,000,000	6.0500%	1.24x	7.6%	66.7%
Mezzanine Loan	$5,750,000	10.0000%	1.06x	7.0%	73.2%
Total/Weighted Average	$64,750,000	6.4007722007722%

(1)	See “Description of the Mortgage Pool–Additional Indebtedness–Mezzanine Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The Arc Mortgage Loan documents require the borrower to obtain and maintain an “all risk” or “special perils” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of The Arc Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-93

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-94

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

Broadacres Office Park
1455 Broad Street & 200, 300, 400 Broadacres Drive
Bloomfield, NJ 07003
Paterson
Totowa
Elmwood Park
Garret Mountain Park
St. Josephs Regional Medical Ctr.
Park West Meadows
Woodland Park
Rifle Camp Park
Valley Rd.
Crooks Ave.
Garden State Pkwy
Lanza Ave.
Garfield
Albion Place
Piaget Plaza
Botany Village
NJ TRANSIT
Clifton Ave.
Passaic River
Montclair State Univ.
Yogi Berra Museum
PASSAIC COUNTY
CLIFTON
Paulison Ave.
MAIN LINE
Sprague Field
MONTCLAIR HEIGHTS
Clifton
Colfax Ave.
Kindred Hospital East New Jersey
North Caldwell
Ridge Rd.
Mills Reservation County Park
Richfield Shopping Center
Wallington
Boverini Stadium
Upper Montclair
Fairview Ave.
Pompton Ave.
MOUNTAIN AVE
Allwood Rd.
Bloomfield Ave.
PASSAIC
Passaic
ESSEX COUNTY
Universal Technical Institute
Upper Montclair CC
Styertowne Shopping Center
The Promenade Shops at Clifton
W. Passaic Ave.
Grove St.
Montclair
Brookdale Park
Seton Hall Univ. College of Nursing
River Front Center
DELAWANNA
Rutherford
WATCHUNG AVE
Central Ave.
Clifton Commons
Bloomfield
Montclair GC
Claremont Ave.
Glen Ridge CC
Glen Ridge
Nutley
Franklin Ave.
Pleasant Valley Way
WALNUT ST
LYNDHURST
NY City 12 miles
Prospect Ave.
Eagle Rock Reservation
Mountainside Hospital
Centre St.
Avondale
KINGSLAND
West Orange Plaza
BAY ST-MONTCLAIR
Glenmont Square
Kingsland Ave.
Harrison Ave.
Nishuane Park
Forest Hill Field Club
Greylock Pkwy.
Lyndhurst
GLEN RIDGE
Bloomfield College
Bloomfield Crossing
Belleville
Essex Green Shopping Center
Ridgewood Ave.
Hendricks Field GC
Washington Ave.
BERGEN COUNTY
West Orange
BLOOMFIELD
Watsessing Park
Clara Maass Medical Ctr.
Belleville Ave.
North Arlington
Essex County CC
Main St.
Dodd St.
WATSESSING
Franklin Square Plaza
GROVE STREET
Orange
East Orange
Branch Brook Park
Summer Ave.
Broadway
Kearny Ave.
HUDSON COUNTY
ORANGE
Park Ave.
Newark Light Rail
Silver Lake
Gregory Ave.
Brick Church Plaza
BRICK CHURCH
HIGHLAND AVENUE
NJ TRANSIT
Orange Park
NEWARK
Kearny
Pepsi Bottling Group
Kearny Plaza
Wayne
Yonkers
PATERSON
Montville
Teaneck
Clifton
Passaic
Fort Lee
Parsippany
East Hanover
Livingston
Florham Park
Morristown
West Orange
MANHATTAN
NEW JERSEY
East Orange
Madison
Chatham
Irvington
QUEENS
NEWARK
JERSEY CITY
NEW YORK CITY
Summit
Millburn
Union
Hoboken
Westfield
Elizabeth
Bayonne
BROOKLYN
Linden
Scotch Plains
Rahway
Plainfield
South Plainfield
STATEN ISLAND
Atlantic Ocean
Woodbridge
Piscataway
Edison
80
19
46
21
3
23
280
7

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-95

Mortgage Loan No. 8 – Broadacres Office Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Bloomfield, NJ 07003
Original Balance:	$48,000,000			General Property Type:	Office
Cut-off Date Balance:	$48,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1972-1978/2025
Borrower Sponsors:	Ercument Tokat and			Size:	387,944 SF
	Melih Adbulhayoglu			Cut-off Date Balance Per SF:	$124
Guarantors:	Ercument Tokat and			Maturity Date Balance Per SF:	$124
	Melih Adbulhayoglu			Property Manager:	ERCT Property Management LLC
Mortgage Rate:	7.1300%				(borrower-affiliated)
Note Date:	6/4/2026
Maturity Date:	7/1/2031			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI(2):	$6,580,940
Amortization Term:	0 months			UW NCF:	$5,908,924
IO Period:	60 months			UW NOI Debt Yield:	13.7%
Seasoning:	0 months			UW NCF Debt Yield:	12.3%
Prepayment Provisions:	L(24),D(32),O(4)			UW NOI Debt Yield at Maturity:	13.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.70x
Additional Debt Type:	NAP			Most Recent NOI(2):	$5,700,294 (3/31/2026 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$5,856,527 (12/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$5,930,315 (12/31/2024)
Reserves(1)				Most Recent Occupancy:	89.5% (3/26/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.9% (12/31/2025)
RE Taxes:	$0	$123,437	NAP	3rd Most Recent Occupancy:	94.4% (12/31/2024)
Insurance:	$48,427	$16,142	NAP	Appraised Value (as of):	$85,500,000 (3/30/2026)
Replacement Reserve:	$0	$6,466	NAP	Appraised Value Per SF:	$220
TI/LC Reserve:	$2,000,000	$80,822	NAP	Cut-off Date LTV Ratio:	56.1%
Unfunded Obligations Reserve:	$1,351,141	$0	NAP	Maturity Date LTV Ratio:	56.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$48,000,000	100.0%	Loan Payoff(3):	$40,164,032	83.7%
			Upfront Reserves:	$3,399,568	7.1%
			Return of Equity:	$3,112,129	6.5%
			Closing Costs:	$1,324,271	2.8%
Total Sources:	$48,000,000	100.0%	Total Uses:	$48,000,000	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	The increase from Most Recent NOI to UW NOI is primarily attributed to recent leasing activity at the Broadacres Office Park Property (as defined below). Valley Hospital recently signed a lease which commenced March 30, 2026 and pays $264,912 of UW base rent.
(3)	The prior mortgage loan and mezzanine loan matured May 5, 2025 and the borrower negotiated a short term extension to June 4, 2026. Such prior loans were repaid in full on the origination date.

The Mortgage Loan. The eighth largest mortgage loan (the “Broadacres Office Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $48,000,000 and secured by a first priority fee mortgage encumbering an office park comprised of four suburban office buildings in Bloomfield, New Jersey totaling 387,944 SF (the “Broadacres Office Park Property”).

The Borrowers and the Borrower Sponsors. The borrowers for the Broadacres Office Park Mortgage Loan are comprised of 20 tenant-in common entities, each of which is a Delaware limited liability company. The borrowers were structured as tenants-in-common to satisfy 1031 exchange requirements when the Broadacres Office Park Property was acquired in 2021. The borrower sponsors and non-recourse carveout guarantors for the Broadacres Office Park Mortgage Loan are Ercument Tokat and Melih Adbulhayoglu. In total, Ercument Tokat indirectly owns 65% of the borrowers and Melih Adbulhayoglu indirectly owns 35% of the borrowers.

Ercument Tokat is a partner and founding member of the healthcare practice at Centerview Partners. Centerview Partners is an independent investment banking and advisory firm with offices located in New York, London, San Francisco, Palo Alto, and Los Angeles providing advice on mergers and acquisitions, financial restructuring, valuation, and capital structure to companies, institutions, and governments. Mr. Tokat has a real estate portfolio of residential, office, and mixed use properties throughout New Jersey that total over 500,000 SF of commercial space. Melih Adbulhayoglu is the founder of Xcitium (formerly known as Comodo Security Solutions), which Mr. Adbulhayoglu founded in 1998, and produces digital security products. Mr. Adbulhayoglu is also chief operating advisor of MAVeCAP, a venture capital firm which he founded in 2018.

The Property. The Broadacres Office Park Property is comprised of four suburban office buildings totaling 387,944 SF situated on 16.398 acres within an office park located in Bloomfield, New Jersey. The office buildings are connected via landscaped walkways and share campus amenities such as (i) the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-96

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

Nautilus Lounge, an offline social space, (ii) the Broadacres Café, which offers breakfast, lunch, and catering options, (iii) Surf Fitness, a fitness center, and (iv) a conference center. The Broadacres Office Park Property was built in phases between 1972 and 1978, and has had continued maintenance and upkeep work since completion. The prior owner of the Broadacres Office Park Property invested approximately $2.3 million in upgrades from 2017-2019 including new parking lots, an upgrade to energy-efficient LED exterior lighting, lobby renovations, restroom upgrades, new signage, and the addition of the Nautilus Lounge, Broadacres Café, and Surf Fitness Gym. The borrowers acquired the Broadacres Office Park Property in April 2021 for $52,000,000 plus an additional $1,600,000 in closing costs. Upon acquisition of the Broadacres Office Park Property, the borrowers implemented a capital improvement plan from 2022-2025 for a total cost of approximately $1,815,000, which included upgrading the first floor and common areas, replacing the roofs at 200 Broadacres Drive and 400 Broadacres Drive, and other upgrades across the four buildings. Along with the capital improvements plan, the borrowers spent approximately $10,500,000 in tenanting costs from 2021-2025, resulting in a total cost basis of approximately $65,915,000.

At the time of the borrowers’ acquisition, the Broadacres Office Park Property was 78.1% leased with approximately 68,140 SF leased to tenants in occupancy on a month-to-month basis or subject to lease terms with less than 12 months remaining. The Broadacres Office Park Property is currently 89.5% leased to 46 tenants. The Broadacres Office Park Property rent roll is granular, with no tenant leasing more than 7.9% of NRA and no tenant accounting for more than 8.2% of underwritten base rent. The Broadacres Office Park Property also includes an approximately 27,000 SF parcel of land leased to Shop Rite, pursuant to a ground lease dated November 6, 2017. The ground lease with Shop Rite has an initial term of 39 years, with three 20-year extension options. Shop Rite has operated its supermarket on the adjacent parcel located at 1409 Broad Street for more than 25 years and entered into the ground lease to accommodate a 14,000 SF expansion of the supermarket space and additional parking. Shop Rite’s current annual ground rent payment is $288,000 and will increase to $345,600 in 2028.

Major Tenants.

Partnership For Children of Essex (30,546 SF, 7.9% of NRA, 8.2% of underwritten rent). Partnership for Children of Essex is a private non-profit care management organization that assists youth with emotional and behavioral needs, intellectual and developmental needs, and substance abuse. Partnership For Children of Essex is part of New Jersey’s Children’s System of Care. Partnership For Children of Essex has been a tenant at the Broadacres Office Park Property since November 2017 and expanded its space at the Broadacres Office Park Property in June 2023. Partnership For Children of Essex currently has a lease expiration date of October 31, 2028 with two, five-year renewal options remaining and the right to terminate its lease in the event that the State of New Jersey fails to allocate sufficient funds in its annual budget for the tenant’s rent due under its lease for the next subsequent year.

NuRD LLC (24,520 SF, 6.3% of NRA, 7.3% of underwritten rent). NuRD LLC (“NuRD”) is a research and development company within the portfolio of parent company MAVeCap, which was founded by Melih Adbulhayoglu, one of the borrower sponsors and non-recourse carveout guarantors. MAVeCap is a technology-focused venture capital firm whose portfolio of companies includes Xcitium (formerly known as Comodo Security Solutions), NuFinTech, ITarian, NuCAL, NuSEC, Ezlo Innovation, NuRD, NuMSP, FormBot, and NuWeb. NuRD has research and development centers across the world in Ukraine, Turkey, Romania, India, and China, with its space at the Broadacres Office Park Property serving as the firm’s global headquarters. NuRD has been a tenant at the Broadacres Office Park Property since May 2021, simultaneous with the borrowers’ acquisition of the Broadacres Office Park Property. NuRD has a lease expiration date of April 30, 2031 with two, 5-year renewal options remaining and no termination options.

Dewberry Engineers Inc. (24,422 SF, 6.3% of NRA, 7.1% of underwritten rent). Dewberry Engineers Inc. is a family owned, nationwide engineering firm with over 70 years of experience in planning, designing, and construction services. Dewberry Engineers Inc. has over 2,500 employees in over 50 locations across the United States. In 2025, Dewberry Engineers Inc. ranked #35 in the top 500 design firms according to a nationally published engineering industry magazine. Dewberry Engineers Inc. has been a tenant at the Broadacres Office Park Property since March 2003, and has a current lease expiration date of July 31, 2029 with two, 5-year renewal options remaining and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-97

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

The following table presents a summary regarding the major tenants at the Broadacres Office Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of Portfolio SF	Annual UW Rent	% of Total Portfolio Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Partnership For Children of Essex	NR/NR/NR	30,546	7.9%	$781,590	8.2%	$25.59	10/31/2028	2 x 5 yr	Y(2)
NuRD LLC(3)	NR/NR/NR	24,520	6.3%	$690,238	7.3%	$28.15	4/30/2031	2 x 5 yr	N
Dewberry Engineers Inc.(4)	NR/NR/NR	24,422	6.3%	$677,220	7.1%	$27.73	7/31/2029	2 x 5 yr	N
Munzing North America, LP	NR/NR/NR	21,710	5.6%	$559,033	5.9%	$25.75	12/31/2028	1 x 5 yr	N
Alliance Health Systems, LLC	NR/NR/NR	19,689	5.1%	$554,112	5.8%	$28.14	4/30/2033	2 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		120,887	31.2%	$3,262,193	34.3%	$26.99

Other Tenants		226,206	58.3%	$6,249,435	65.7%	$27.63
Occupied Subtotal/Wtd. Avg.		347,093	89.5%	$9,511,628	100.0%	$27.40

Vacant Space		40,851	10.5%
Total/Wtd. Avg.		387,944	100.0%

(1)	Information is based on the underwritten rent roll dated March 26, 2026.
(2)	Partnership For Children of Essex currently has a lease end date of October 31, 2028 with two, five-year renewal options remaining and the right to terminate its lease in the event that the State of New Jersey fails to allocate sufficient funds in its annual budget for the tenant’s rent due under its lease for the next subsequent year.
(3)	NuRD is an affiliate of Melih Adbulhayoglu, one of the borrower sponsors and non-recourse carveout guarantors.
(4)	Dewberry Engineers Inc. has free rent in March 2027 and March 2028, which was reserved for at origination.

The following table presents certain information relating to the lease rollover at the Broadacres Office Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	6	32,686	8.4%	8.4%	$634,297	6.7%	6.7%	$19.41
2027	4	13,955	3.6%	12.0%	$381,883	4.0%	10.7%	$27.37
2028	5	66,752	17.2%	29.2%	$1,747,230	18.4%	29.1%	$26.17
2029	7	41,695	10.7%	40.0%	$1,244,099	13.1%	42.1%	$29.84
2030	5	34,395	8.9%	48.8%	$1,021,601	10.7%	52.9%	$29.70
2031	5	63,310	16.3%	65.2%	$1,775,835	18.7%	71.5%	$28.05
2032	5	26,819	6.9%	72.1%	$779,431	8.2%	79.7%	$29.06
2033	1	19,689	5.1%	77.2%	$554,112	5.8%	85.6%	$28.14
2034	2	16,899	4.4%	81.5%	$468,542	4.9%	90.5%	$27.73
2035	2	11,406	2.9%	84.4%	$329,558	3.5%	94.0%	$28.89
2036	2	3,570	0.9%	85.4%	$132,588	1.4%	95.3%	$37.14
2037 & Thereafter	2	15,917	4.1%	89.5%	$442,452	4.7%	100.0%	$27.80
Vacant	0	40,851	10.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	46	387,944	100.0%		$9,511,628	100.0%		$27.40

(1)	Information obtained from the underwritten rent roll dated March 26, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.

The Broadacres Office Park Property is located in Bloomfield, New Jersey within Essex County. Three of the four buildings that make up the Broadacres Office Park Property are positioned along Broadacres Drive, which is a 0.5 mile loop that begins and ends at Broad Street. The Broadacres Office Park Property is accessible from northern and central New Jersey as it is situated immediately west of the Garden State Parkway between exits 151 and 153. The Broadacres Office Park Property is approximately 15 miles north of Newark Liberty International Airport and approximately 16 miles from Manhattan. Public transportation available to the Broadacres Office Park Property is provided by NJ Transit, which operates both train and bus service in the area. There are multiple bus stops located along Broad Street and the Upper Montclair train station is located less than two miles west of the Broadacres Office Park Property. The Upper Montclair station is serviced by NJ Transit’s Montclair-Boonton line and provides direct access to New York Penn Station.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-98

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

The Broadacres Office Park Property is located in the Bloomfield / GSP submarket of the Northern NJ office market. According to the appraisal, as of the fourth quarter of 2025, the Northern NJ office market had a total inventory of 117,370,384 SF, a vacancy rate of 12.6%, and average asking gross rents of $29.60 PSF. According to the appraisal, as of the fourth quarter of 2025, the Bloomfield / GSP submarket had an inventory of 2,954,070 SF, a vacancy rate of 6.5%, and average asking gross rents of $27.82 PSF. According to the appraisal, the 2025 average population within a one-, three-, and five-mile radius of the Broadacres Office Park Property was 16,520, 200,057, and 656,854, respectively. According to the appraisal, the 2025 average household income within the same radii of the Broadacres Office Park Property was $233,594, $172,794, and $138,995, respectively.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the Broadacres Office Park Property:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
Broadacres Office Park (1) (Subject Property) Bloomfield, NJ	387,944	1972-1978 / 2025	Partnership For Children of Essex NuRD LLC	30,546 24,520	Nov. 2017 May 2021	11.0 10.0	$25.59 $28.15
96 E. Main Street 96 East Main Street Little Falls, NJ	8,150	1995 / NAP	Andrew Witt Chiropractic	610	Mar. 2025	5.0	$33.44
250 Lincoln Avenue 250 Lincoln Avenue Hawthorne, NJ	4,800	2000 / NAP	Gunn Management	2,400	Nov. 2024	5.0	$26.00
101 Eisenhower Pkway – Bldg 1 101 Eisenhower Parkway Roseland, NJ	237,000	1980 / NAP	Brach Eichler LLC	4,936	Jun. 2024	9.9	$26.25
348-360 Bloomfield Avenue 348-360 Bloomfield Avenue Montclair, NJ	20,448	1923 / NAP	Sol Spirit Wellness	850	Jun. 2024	3.0	$32.00
Eisenhower Corporate Campus 290 West Mount Pleasant Avenue Livingston, NJ	380,065	1984 / 2010	The Learning Experience	1,201	Mar. 2024	5.0	$29.50

Source: Appraisals, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated March 26, 2026 besides Year Built / Renovated.

Appraisal. The appraisal concluded an “As-Is” appraised value for the Broadacres Office Park Property of $85,500,000 as of March 30, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated April 13, 2026, there was no evidence of any recognized environmental conditions at the Broadacres Office Park Property. However, there was evidence of a controlled recognized environmental condition at the Broadacres Office Park Property pertaining to the property’s location in a designated classification exception area. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-99

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Broadacres Office Park Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$8,641,261	$9,723,665	$9,351,176	$9,333,237	$10,669,646	$27.50
Reimbursements	$735,634	$775,120	$817,905	$816,462	$1,142,250	$2.94
Other Income(2)	$288,000	$288,000	$288,000	$288,000	$288,000	$0.74
Less Vacancy & Credit Loss	($105,827)	($319,916)	($84,997)	($176,591)	($1,158,018)	($2.99)
Effective Gross Income	$9,559,068	$10,466,869	$10,372,084	$10,261,108	$10,941,878	$28.20

Real Estate Taxes	$1,416,218	$1,482,810	$1,423,206	$1,537,665	$1,572,900	$4.05
Insurance	$124,236	$120,213	$97,696	$142,514	$188,065	$0.48
Other Expenses	$2,663,456	$2,933,531	$2,994,655	$2,880,635	$2,599,973	$6.70
Total Expenses	$4,203,910	$4,536,554	$4,515,557	$4,560,815	$4,360,938	$11.24

Net Operating Income(3)	$5,355,158	$5,930,315	$5,856,527	$5,700,294	$6,580,940	$16.96
Capital Expenditures	$0	$0	$0	$0	$90,100	$0.23
TI/LC	$0	$0	$0	$0	$581,916	$1.50
Net Cash Flow	$5,355,158	$5,930,315	$5,856,527	$5,700,294	$5,908,924	$15.23

Occupancy %(4)	91.3%	94.4%	91.9%	89.5%	89.1%
NOI DSCR	1.54x	1.71x	1.69x	1.64x	1.90x
NCF DSCR	1.54x	1.71x	1.69x	1.64x	1.70x
NOI Debt Yield	11.2%	12.4%	12.2%	11.9%	13.7%
NCF Debt Yield	11.2%	12.4%	12.2%	11.9%	12.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated March 26, 2026, and includes $235,631 of rent steps through June 1, 2027 and a $94,610 annual reservation fee paid by Touro University.
(2)	Other Income represents ground rent paid by Shop Rite, which is currently $288,000 per annum and will increase to $345,600 in 2028.
(3)	The increase from 3/31/2026 TTM Net Operating Income to UW Net Operating Income is attributed to recent leasing at the Broadacres Office Park Property. Valley Hospital recently signed a lease which commenced March 30, 2026 and pays $264,912 of UW base rent.
(4)	UW Occupancy % represents economic occupancy. 3/31/2026 TTM Occupancy (%) is based on the underwritten rent roll dated as of March 26, 2026. Historical occupancy figures represent physical occupancy.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $48,427 for insurance premiums, (ii) $2,000,000 for future tenant improvements and leasing commissions generally and (iii) approximately $1,351,141 for unfunded obligations to certain tenants relating to free rent, tenant improvements and leasing commissions specified in the Broadacres Office Park Mortgage Loan agreement.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit into a tax reserve an amount equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months (which currently equates to $123,437 monthly).

Insurance – On a monthly basis, the borrowers are currently required to deposit into an insurance reserve an amount equal to 1/12th of the annual estimated insurance payments (which currently equates to $16,142 monthly). However, the borrowers will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender, and (iii) the borrowers provide the lender evidence of renewal of such policies prior to the expiration date of such policies and paid receipts for the insurance premiums at least 10 days prior to the expiration date of such policies.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit into a replacement reserve approximately $6,466 for annual capital expenditures approved by the lender.

TI/LC Reserve – On a monthly basis, the borrowers are required to deposit into a tenant improvements and leasing commissions (TI/LC) reserve approximately $80,822 for tenant improvements and leasing commissions incurred after origination.

Lockbox and Cash Management. The Broadacres Office Park Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish a lender controlled lockbox account and a lender controlled cash management account. In addition, the borrowers are required to provide, and upon the first occurrence of a Cash Sweep Event Period, the lender is authorized to deliver, letters to all tenants directing them to deposit rents directly into the lockbox account. During any Cash Sweep Event Period, all rents received by the borrowers or property manager must be deposited into the lockbox account within one business day of receipt, and swept on each business day to the cash management account. Provided no event of default is continuing, on each monthly payment date during a Cash Sweep Event Period, all funds in the cash management account as of the end of the prior month are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Broadacres Office Park Mortgage Loan, (iii) to fund the required monthly deposits into the replacement reserve and the TI/LC reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts into an excess cash flow account to be held as additional collateral for the Broadacres Office Park Mortgage Loan during

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-100

Office – Suburban	Loan #8	Cut-off Date Balance:	$48,000,000
1455 Broad Street and 200, 300, 400	Broadacres Office Park	Cut-off Date LTV:	56.1%
Broadacres Drive		UW NCF DSCR:	1.70x
Bloomfield, NJ 07003		UW NOI Debt Yield:	13.7%

the continuance of the Cash Sweep Event Period. Upon the termination of any Cash Sweep Event Period, all funds on deposit in such excess cash flow account are required to be returned to the borrowers.

A “Cash Sweep Event Period” commences upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio being less than 1.20x (a “DSCR Event”).

A Cash Sweep Event Period ends upon, (x) with respect to clause (i) above, the cure (if applicable) of such event of default and (y) with respect to clause (ii) above, the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

Purchase Option and Right of First Refusal. To the extent its leased premises is legally subdivided as described in its lease, Brookdale Shoprite Inc. has the following rights: (i) a purchase option in relation to its leased premises (not exercisable until after year 37 of its lease term which commenced in 2017) and (ii) a right of first offer. The right of first offer is only triggered upon a potential sale of the leased premises separate and apart from any other portion of the Broadacres Office Park Property and is not applicable in the case of the exercise of remedies by the lender.

Terrorism Insurance. The Broadacres Office Park Mortgage Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” property insurance policy that provides coverage for loss caused by acts of terrorism (including “fire following” such acts) in an amount not less than the lesser of (i) 100% of the full replacement cost of the Broadacres Office Park Property and (ii) the original principal balance of the Broadacres Office Park Mortgage Loan, plus 18 months of business interruption insurance with an extended period of indemnity of up to six months. If acts of terrorism or similar perils are excluded from the borrowers’ all-risk policy, the borrowers must obtain an endorsement to such policy, or a separate terrorism policy, insuring against such excluded acts and “fire following” in the amount of the full replacement cost of the Broadacres Office Park Property plus the business interruption coverage described above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to "acts of terrorism" which provides substantially similar protections) is in effect the lender is required to accept terrorism insurance which covers against "covered acts" as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-101

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-102

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

Marriott Tampa Westshore
1001 North Westshore Boulevard
Tampa, FL 33607
Sligh Ave
AdventHealth Carrollwood Hospital
HCA Florida West Tampa Hospital
Town 'N' Country
Egypt Lake-Leto
Anderson Rd
W. Hillsborough Ave
Hillsborough Ave
Memorial Hwy
Kelly Rd
Bray & Chelsea Park
Veterans Expwy
Tampa International Airport
Air Cargo Rd
Horizon Park Shopping Center
Al Lopez Field
South University Tampa
St. Joseph's Hospital
Armenia Ave
Highland Ave
Florida Ave
Hillsborough R.
George M. Steinbrenner Field
MLK Blvd
Rocky Point Golf Course
Hillsborough College - Dale Mabry Campus
Raymond James Stadium
Tampa Bay Buccaneers HQ
Fiesta Plaza
N. Blvd
C. Campbell Causeway
Columbus Dr
International Plaza and Bay Street
Northwest Tampa
Lois Ave
Dale Mabry Hwy
Himes Ave
Howard Ave
Westshore
Cypress St
Downtown Tampa
Straz Ctr. for the Performing Arts
Glazer Children's Museum
Bank of America Plaza
University of Tampa
Tampa Riverwalk
Old Tampa Bay
TAMPA
WestShore Plaza
W. Kennedy Blvd
Beach Park
HCA Florida South Tampa Hospital
Tampa Conv. Ctr.
Tampa General Hospital
Howard Frankland Bridge
Henderson Boulevard Shopping Ctr.
MacDill Ave
Hyde Park Village
Selmon Expwy
West Shore Blvd
St. Petersburg 16 miles
Henderson Blvd
Palma Ceia Golf and Country Club
Davis Island
Sunset Park
Bay To Bay Blvd
Tampa Bay
HILLSBOROUGH COUNTY
Palma Ceia Village
W. Euclid Ave
Britton Plaza
Bayside West
South Tampa
Gandy Commons
Gandy Shopping Center
Hillsborough Bay
Ballast Point
Manhattan Ave
Mac Dill Ave
Bayshore Blvd
Interbay Blvd
Holiday
Land O' Lakes
Wesley Chapel
Lutz
Tarpon Springs
Gulf of Mexico
Palm Harbor
Citrus Park
Carrollwood
Dunedin
Oldsmar
Town 'n' Country
Clearwater Beach
Safety Harbor
Clearwater
Brandon
Largo
Palm River
Riverview
Pinellas Park
Seminole
ST. PETERSBURG
Gulfport
St. Pete Beach
Gibsonton
Apollo Beach
Ruskin
Sun City Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-103

Mortgage Loan No. 9 – Marriott Tampa Westshore

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Tampa, FL 33607
Original Balance:	$46,500,000			General Property Type:	Hospitality
Cut-off Date Balance:	$46,438,991			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.0%			Title Vesting:	Sub-Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1981/2018
Borrower Sponsor:	Columbia Sussex Corporation			Size:	310 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room:	$149,803
Mortgage Rate:	6.6130%			Maturity Date Balance Per Room:	$137,113
Note Date:	5/28/2026			Property Manager:	Crestview Management, LLC
Maturity Date:	6/11/2031				(borrower-related)
Term to Maturity:	60 months
Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$7,800,445
Seasoning:	1 month			UW NCF:	$7,012,708
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	16.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	15.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	18.4%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.84x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$7,709,958 (4/30/2026 TTM)
Reserves(1)				2nd Most Recent NOI:	$7,680,427 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,270,351 (12/31/2024)
RE Taxes:	$410,837	$58,691	NAP	Most Recent Occupancy:	67.0% (4/30/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	69.0% (12/31/2025)
FF&E Reserve:	$0	$65,645	NAP	3rd Most Recent Occupancy:	73.0% (12/31/2024)
Seasonality Reserve:	$595,000	Springing	NAP	Appraised Value (as of)(2):	$92,900,000 (4/22/2028)
PIP Reserve:	$4,414,900	Springing	NAP	Appraised Value Per Room(2):	$299,677
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Cut-off Date LTV Ratio(2):	50.0%
Ground Rent Reserve:	$84,072	Springing	NAP	Maturity Date LTV Ratio(2):	45.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$46,500,000	100.0%	Loan Payoff:	$22,424,487	48.2%
			Return of Equity:	$17,757,032	38.2%
			Upfront Reserves:	$5,507,309	11.8%
			Closing Costs:	$811,172	1.7%
Total Sources:	$46,500,000	100.0%	Total Uses:	$46,500,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	The appraisal concluded to a hypothetical “Upon Completion” appraised value for The Marriott Tampa Westshore Property (as defined below) of $92,900,000 as of April 22, 2028, which assumes that there is $4,414,900 in an upfront PIP reserve for capital expenditures held in escrow as well as a gain in revenue as a result of the completed PIP. At origination, the borrower deposited $4,414,900 in an upfront PIP reserve for capital expenditures. The appraisal concluded to an “As Is” appraised value of $82,000,000 as of April 22, 2026, resulting in an Appraised Value Per Room of approximately $264,516, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.6% and 51.8%, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Marriott Tampa Westshore Mortgage Loan”) is evidenced by a single promissory note with an original principal balance as of the Cut-off date of $46,438,991. The Marriott Tampa Westshore Mortgage Loan is an amortizing loan and is secured by the borrower’s sub-leasehold interest in a 310-room full-service hotel located in Tampa, Florida (the “Marriott Tampa Westshore Property”).

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Westshore, LLC, a single-purpose, Delaware limited liability company.

The borrower sponsor is Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 49 hotels across 19 states and D.C. with major hospitality brands including Marriott, Hilton, and Hyatt. The non-recourse carveout guarantor is CSC Holdings, LLC an affiliate of CSC.

The Property. The Marriott Tampa Westshore Property is a 13-story, 310-room, full-service hotel located at 1001 North Westshore Boulevard, Tampa, Florida. Situated on an approximately 5.99-acre site, the Marriott Tampa Westshore Property was constructed in 1981 and most recently renovated in 2018. The Marriott Tampa Westshore Property is operated under a Marriott franchise agreement, which was renewed in 2024 and expires January 6, 2045, and is affiliated with a national reservation system consistent with branded full-service hotel operations. The borrower sponsor has invested approximately $11.1 million ($35,828/key) in capital improvements since 2015, including a full $9.0 million ($29,140/key) property improvement plan (“PIP”) in 2016-2019. Based on the franchise agreement, the Marriott Tampa Westshore Property has required capital improvements associated with a PIP with

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-104

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

a total estimated cost of $4.4 million which is required to be completed by May 2027. The PIP will include renovations of the guest rooms, public spaces, food and beverage outlets, meeting spaces, recreational facilities and exterior improvements.

Amenities at the Marriott Tampa Westshore Property include approximately 13,528 SF of meeting space, a restaurant/bar and lounge, an indoor/outdoor swimming pool, a fitness center, a business center, a guest laundry, and a sundries shop.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Tampa Westshore Property:

Historical Occupancy, ADR, RevPAR(1)(2)(3)
	Competitive Set			Marriott Tampa Westshore			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	71.5%	$177.87	$127.22	71.6%	$191.60	$137.18	100.1%	107.7%	107.8%
12/31/2024	71.8%	$183.33	$131.70	72.8%	$194.07	$141.32	101.4%	105.9%	107.3%
12/31/2025	70.0%	$184.11	$128.84	69.0%	$203.65	$140.60	98.7%	110.6%	109.1%
2/28/2026 TTM	69.5%	$182.87	$127.11	67.1%	$204.22	$137.12	96.6%	111.7%	107.9%

(1)	Source: Industry Report, unless otherwise indicated.
(2)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	The competitive set includes Hilton Tampa Airport Westshore, The Westshore Grand, A Tribute Portfolio, Hotel Alba Tampa, Tapestry Collection, Tampa Airport Marriott, Four Points by Sheraton Suites Tampa Airport Westshore, Holiday Inn Tampa Westshore – Airport Area and AC Hotels by Marriott Tampa Airport

The Market. The Marriott Tampa Westshore Property is located within the Westshore District of Tampa, Florida, the region’s primary business and commercial hub. The property is situated at the northeast corner of North Westshore Boulevard, approximately two miles southeast of Tampa International Airport and four miles west of the Tampa Central Business District. The Marriott Tampa Westshore Property benefits from its proximity to significant demand generators, including Tampa International Airport, the Westshore business district, and numerous corporate office parks, retail centers, and entertainment venues. The surrounding area includes major retail destinations such as International Plaza, Bay Street and Westshore Plaza, as well as recreational and entertainment venues such as Raymond James Stadium and various dining and hospitality offerings. The Westshore District represents the largest office submarket in the Tampa Bay area, encompassing more than 13.55 million square feet of office space, thousands of businesses, and a significant employment base that supports steady corporate and business-related lodging demand. In addition to corporate demand, Tampa also hosts a variety of events, conventions, and sporting activities, which further support transient and group demand for hotel properties.

The Marriott Tampa Westshore Property’s demand segmentation is estimated to consist of approximately 50% commercial demand, 25% group demand, and 25% leisure demand.

According to the appraisal, the 2025 estimated population within a one-, three-, and five-mile radius of the Marriott Tampa Westshore Property is approximately 10,357, 80,177, and 250,809, respectively, and the average household income for the same radii is approximately $118,540, $139,292, and $117,254, respectively.

According to a third-party report, the Marriott Tampa Westshore Property is in the Tampa CBD/Airport submarket, which is within the Tampa Bay - FL USA market. According to a third-party report, the Tampa CBD/Airport submarket is comprised of 13,835 rooms in total. As of February 2026, the Tampa CBD/Airport submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 71.9%, $195.47 and $140.55, respectively.

The following table presents competitive properties to the Marriott Tampa Westshore Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Meeting and Group	Leisure
Marriott Tampa Westshore	1981	310	50%	25%	25%
AC Hotels by Marriott Tampa Airport	1986	175	50%	15%	35%
Four Points by Sheraton Suites Tampa Airport	1982	261	40%	20%	40%
Hilton Tampa Airport Westshore	1986	238	50%	30%	20%
Holiday Inn Tampa Westshore	1970	284	40%	25%	35%
Hotel Alba Tampa, Tapestry Collection	1981	222	50%	25%	25%
Tampa Airport Marriott	1973	298	50%	30%	20%
The Westshore Grand, A Tribute Portfolio	1987	325	40%	30%	30%
Subtotal/Wtd. Avg.		2,113	46%	26%	28%

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-105

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

The following table presents certain information relating to comparable sales pertaining to the Marriott Tampa Westshore Property:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Rooms	Occupancy	Sale Date	Sale Price (Per Room)
Marriott Tampa Westshore	Tampa, FL	1981/2018	310	67.0%
Hilton St. Petersburg Bay front	St Petersburg, FL	1970/NAP	333	N/A	Mar-26	$288,288
Hilton Carillon Park	St Petersburg, FL	2006/NAP	227	N/A	Sep-25	$220,264
Hilton Garden Inn Ybor City	Tampa, FL	1999/NAP	95	N/A	Sep-25	$284,211
Residence Inn Downtown	Tampa, FL	2000/NAP	109	N/A	Oct-25	$275,229
Residence Inn Tampa Westshore	Tampa, FL	2001/NAP	160	N/A	Dec-23	$281,250
Westin Tampa Bay	Tampa, FL	2008/NAP	244	N/A	May-23	$245,287
DoubleTree Tampa Rocky Point	Tampa, FL	1986/NAP	291	N/A	Jan-23	$260,997

Source: Appraisal.

Appraisal. The appraisal concluded to a hypothetical “Upon Completion” appraised value for the Marriott Tampa Westshore Property of $92,900,000 as of April 22, 2028, which assumes that there is $4,414,900 in an upfront PIP reserve for capital expenditures held in escrow as well as a gain in revenue as a result of the completed PIP. At origination, the borrower deposited $4,414,900 in an upfront PIP reserve for capital expenditures. The appraisal concluded to an “as-is” value for the Marriott Tampa Westshore Property of $82,000,000 as of April 22, 2026, resulting in an appraised value per room of approximately $264,516, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.6% and 51.8%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated April 23, 2026, there was no evidence of any recognized environmental conditions at the Marriott Tampa Westshore Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-106

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Tampa Westshore Property:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	4/30/2026 TTM	UW	UW per Room
Occupancy	49.9%	62.6%	71.6%	73.0%	69.0%	67.0%	67.0%
ADR	$141.18	$178.98	$191.61	$193.78	$204.30	$206.72	$206.72
RevPAR	$70.51	$112.01	$137.20	$141.45	$140.90	$138.50	$138.50

Rooms Revenue	$7,977,665	$12,673,443	$15,523,633	$16,048,895	$15,943,296	$15,671,535	$15,671,535	$50,553
Food & Beverage Revenue	$1,498,148	$3,079,555	$3,045,413	$2,961,140	$3,346,566	$3,428,353	$3,428,353	$11,059
Other Income	$291,251	$314,068	$300,659	$430,929	$417,240	$593,529	$593,529	$1,915
Total Revenue	$9,767,064	$16,067,066	$18,869,705	$19,440,964	$19,707,102	$19,693,417	$19,693,417	$63,527

Room Expense	$1,931,939	$2,869,774	$3,197,942	$3,246,268	$2,939,054	$2,860,087	$2,860,087	$9,226
Food & Beverage Expense	$776,526	$1,356,635	$1,650,956	$1,577,097	$1,655,653	$1,660,201	$1,660,201	$5,355
Other Department Expense	$32,388	$35,929	$37,818	$40,154	$36,592	$34,743	$34,743	$112
Total Department Expenses	$2,740,853	$4,262,339	$4,886,716	$4,863,519	$4,631,299	$4,555,031	$4,555,031	$14,694
Gross Operating Income	$7,026,211	$11,804,728	$13,982,990	$14,577,445	$15,075,803	$15,138,386	$15,138,386	$48,834

Total Undistributed Expenses	$3,081,695	$4,460,269	$5,104,949	$5,412,550	$5,485,341	$5,544,363	$5,559,576	$17,934
Gross Operating Profit	$3,944,517	$7,344,458	$8,878,041	$9,164,895	$9,590,462	$9,594,023	$9,578,810	$30,899

Property Taxes	$541,185	$530,531	$553,683	$626,841	$673,808	$693,852	$701,848	$2,264
Insurance	$371,626	$408,498	$622,477	$743,868	$714,096	$682,256	$572,088	$1,845
Ground Lease	$262,605	$423,699	$500,429	$523,835	$522,131	$507,957	$504,430	$1,627
Total Expenses	$6,997,964	$10,085,335	$11,668,254	$12,170,612	$12,026,675	$11,983,459	$11,892,972	$38,364

Net Operating Income(2)	$2,769,100	$5,981,731	$7,201,452	$7,270,351	$7,680,427	$7,709,958	$7,800,445	$25,163
FF&E	$0	$0	$0	$0	$0	$0	$787,737	$2,541
Net Cash Flow	$2,769,100	$5,981,731	$7,201,452	$7,270,351	$7,680,427	$7,709,958	$7,012,708	$22,622

NOI DSCR	0.73x	1.57x	1.89x	1.91x	2.02x	2.03x	2.05x
NCF DSCR	0.73x	1.57x	1.89x	1.91x	2.02x	2.03x	1.84x
NOI Debt Yield	6.0%	12.9%	15.5%	15.7%	16.5%	16.6%	16.8%
NCF Debt Yield	6.0%	12.9%	15.5%	15.7%	16.5%	16.6%	15.1%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Tampa Westshore Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in Net Operating Income from 2021 to 2022 and 2022 to 2023 is primarily attributable to higher Occupancy and ADR, resulting in increased rooms revenue. This was due to recovery from the COVID-19 pandemic.

Escrows and Reserves.

Real Estate Taxes - The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $410,837 into a tax reserve account and ongoing monthly deposits equal to 1/12th of the annual real estate taxes, as estimated by the lender, in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates, with the initial monthly deposit estimated at $58,691.

Insurance - The Marriott Tampa Westshore Mortgage Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit, provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days after the expiration date of such policy.

FF&E Reserve - The Marriott Tampa Westshore Mortgage Loan documents require ongoing monthly deposits in an amount equal to the then-applicable FF&E reserve monthly deposit, initially $65,645, which is subject to adjustment by the lender. The required monthly deposit must at all times be equal to the greater of (i) the then-existing FF&E reserve monthly deposit and (ii) the greater of (a) 1/12th of 4.0% of the underwritten revenue for the prior fiscal year and (b) the amount required pursuant to the terms of the franchise agreement. FF&E Reserve funds are intended to fund capital expenditures related to the maintenance and replacement of furniture, fixtures, and equipment at the property in accordance with the lender-approved annual budget.

Seasonality Reserve – The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $595,000 into the Seasonality Reserve account (the “Seasonality Reserve Required Annual Balance”). These funds may be used to fund all or a portion of the monthly debt service payments occurring in January, June, July, August, September, October, and November, to the extent operating cash flow from the property is insufficient to cover

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-107

Hospitality – Full Service	Loan #9	Cut-off Date Balance:	$46,438,991
1001 North Westshore Boulevard	Marriott Tampa Westshore	Cut-off Date LTV:	50.0%
Tampa, FL 33607		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	16.8%

such payments. The lender may adjust the Seasonality Reserve Required Annual Balance, and thus the required deposit amounts, based on actual operating performance, to an amount sufficient to cover projected debt service shortfalls at a debt service coverage ratio of 1.30x, as determined by the lender based on the prior twelve months of operations.

On each monthly payment date occurring in February, March, April and May the borrower is required to deposit with the lender an amount equal to 1/4th of the Seasonality Reserve Required Annual Balance, initially $148,750 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance. No deposits are required during 2026.

PIP Reserve – The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $4,414,900 into the PIP Reserve account in connection with existing PIP work. In addition, if new PIP work is required by the franchisor during the loan term, the borrower is required to deposit within 15 days after receipt of notice of the same cash or a letter of credit equal to 100% of the estimated cost of such PIP work, less any amounts available in the FF&E Reserve and existing PIP Reserve accounts, as reasonably determined by the lender.

Replacement Comfort Letter Reserve - The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters, as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Ground Rent Reserve- The Marriott Tampa Westshore Mortgage Loan documents require an upfront deposit of $84,072 and so long as no Cash Trap Event Period (as defined below) is continuing, springing monthly deposits equal to the monthly ground rent deposit (initially estimated at $42,036) only to the extent the reserve falls below $84,072.

Lockbox and Cash Management. The Marriott Tampa Westshore Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver direction letters to each of the credit card banks and credit card companies with which the borrower has entered into merchant or processing agreements, directing them to remit all credit card receipts directly to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) deposit all rents and other revenue generated by the Marriott Tampa Westshore Property into the lender-controlled lockbox account within three business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Tampa Westshore Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Tampa Westshore Mortgage Loan documents may be held by the lender in an excess cash flow subaccount as additional collateral for the Marriott Tampa Westshore Mortgage Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.25x for any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the NCF DSCR being equal to or greater than 1.25x for one calendar quarter.

Right of First Refusal/Purchase Options.  Marriott International, Inc., as franchisor, has a conditional right of first refusal (“ROFR”) if there is a proposed transfer of the Marriott Tampa Westshore Property, any interest therein, or a controlling ownership interest in the borrower to a competitor (defined generally as any person or entity that owns or controls a hotel brand comprising at least 10 luxury hotels or 20 full-service hotels or 50 limited-service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the borrower’s interest upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not a competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

Ground Lease. The borrower’s interest in the Marriott Tampa Westshore Property is a sub-leasehold. The prime ground lease (“Prime Ground Lease”) was executed in 1979 between R.S. and Alfred S. Austin Properties, LLC (as successor to a family trust), as ground lessor, and Marriott Corporation, predecessor-in-interest to the current tenant under the Prime Ground Lease, Potomac Hotel Limited Partnership (“Potomac”). Potomac subsequently entered into a sub-ground lease transferring operational and leasehold rights under the Prime Ground Lease to NSHE Bowling Green, LLC. The borrower is the successor-in-interest to NSHE Bowling Green, LLC under that sub-ground lease, as confirmed by a May 15, 2006 Estoppel and Consent Agreement. The term of the Prime Ground Lease currently expires on December 30, 2027 and including borrower- or lender-exercisable extension options expires on December 31, 2057, and the term of the sub-ground lease ends one day prior to the expiration or termination of the Prime Ground Lease. Ground rent is under both the Prime Ground Lease and the sub-ground lease equal to the greater of (i) a fixed annual amount of $96,000, or (ii) a percentage rent equal to 3.0% of annual gross room sales, plus 1.0% of Annual Gross Food Sales, and 1.0% of annual gross alcoholic beverage sales. The underwritten annual ground rent is estimated at $504,430.

If the sub-ground lease is terminated, the lender has the right to enter into a direct lease with the Prime Ground Lease landlord. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus.

Terrorism Insurance. The Marriott Tampa Westshore Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Tampa Westshore Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than 12-months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-108

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-109

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-110

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

Rosemead Place
3506-3684 Rosemead Boulevard
& 3501-3505 Hart Avenue
Rosemead, CA 91770
Pasadena
Sierra Madre
Monrovia
Foothill Fwy
Hastings Village
METRO A LINE
Foothill Blvd
Monrovia Memorial Hospital
The Paseo
Colorado Blvd
Sierra Madre Plaza
Del Mar Blvd
Pasadena City College
The Shops On Lake Avenue
California Institute of Technology
Los Angeles County Arboretum
Santa Anita Park
Huntington Oaks Center
Mountain Vista Plaza
Foothill Fwy
California Blvd
East Pasadena
The Shops at Santa Anita
USC Arcadia Hospital
METRO A LINE
Duarte
Los Robles Ave
Sierra Madre Blvd
The Huntington Library, Art Museum, and Botanical Gardens
Huntington Dr
Duarte Rd
President Square
Arcadia
San Marino
Duarte Rd
East San Gabriel
Temple City Blvd
Baldwin Ave
El Monte Ave
Santa Anita Ave
Peck Rd
Myrtle Ave
Huntington Dr
San Gabriel CC
Arrow Hwy
South Pasadena
Mission Dr
San Gabriel Blvd
Rosemead Blvd
Camellia Square
Live Oak Ave
Irwindale Speedway
LOS ANGELES COUNTY
Las Tunas Dr
San Gabriel Valley Medical Center
North El Monte
Garfield Ave
Atlantic Blvd
Main St
San Gabriel
Temple City
Mission Rd
Midway Plaza
Lower Azusa Rd
Alhambra Golf Course
Mission Dr
Lower Azusa Rd
Alhambra Hospital Medical Ctr.
San Gabriel Valley Airport
Peck Rd
Alhambra
Universal Square
El Monte
Ramona Blvd
Los Angeles 8 miles
Valley Blvd
Valley Blvd
Santa Fe Trail Plaza
EL MONTE
Ramona Blvd
Baldwin Park
METROLINK SAN BERNARDINO LINE
San Bernardino Fwy
El Monte Shopping Center
Hellman Ave
Garfield Medical Ctr.
Rosemead
Rosemead Springs Business Center
Garvey Ave
Golden Vista Plaza
Garvey Ave
Kaiser Permanente Medical Ctr.
METROLINK
Wayfair Home Delivery
Monterey Park
Tyler Ave
Peck Rd
Whittier Narrows GC
Rush St
Durfee Ave
South San Gabriel
American Military Museum
City of Industry
Atlantic Blvd
Garfield Ave
University of the West
Pico Rivera Bicentennial Park
South El Monte
Fortune Business Park
Valley Blvd
San Gabriel River
California Country Club
Montebello
Pomona Fwy
Workman Mill Rd
Legg Lake
Durfee Ave
Rosemead Blvd
Pico Rivera Sports Arena
San Gabriel River Fwy
Neiman Marcus West Coast Service Center
METROLINK
RIVERSIDE LINE
Rio Hondo College
Pico Rivera
Gateway Pointe Industrial Park
Rose Hills
Hacienda Heights
7th Ave
METROLINK
Model Plaza Shopping Ctr.
Rose Hills Memorial Park
Norwalk Blvd
Whittier
Turnbull Cyn Rd
PUENTE HILLS
Beverly Blvd
SAN GABRIEL MTS
LOS ANGELES
Pasadena
ANAHEIM
LONG BEACH
SANTA ANA
IRVINE
Pacific Ocean
Pomona
Fullerton
Torrance

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-111

Mortgage Loan No. 10 – Rosemead Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Rosemead, CA 91770
Original Balance:	$46,000,000			General Property Type:	Retail
Cut-off Date Balance:	$46,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1969/2002
Borrower Sponsor:	Aespace America, Inc.			Size:	336,718 SF
Guarantor:	Aespace America, Inc.			Cut-off Date Balance PSF:	$137
Mortgage Rate:	6.5810%			Maturity Balance PSF:	$137
Note Date:	6/4/2026			Property Manager:	Beacon Property Management,
Maturity Date:	6/11/2031				Inc.
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,669,164
IO Period:	60 months			UW NCF	$4,483,767
Seasoning:	1 month			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF Debt Yield:	9.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.46x
Additional Debt Balance:	NAP			Most Recent NOI:	$4,429,612 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,241,099 (12/31/2025)
				3rd Most Recent NOI:	$4,194,554 (12/31/2024)
Reserves(1)				Most Recent Occupancy:	95.0% (4/30/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2025)
RE Taxes:	$338,036	$76,331	NAP	3rd Most Recent Occupancy:	97.0% (12/31/2024)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$83,000,000 (4/17/2026)
Replacement Reserve:	$0	$5,587	NAP	Appraised Value PSF:	$246
Leasing Reserve:	$500,000	$14,030	NAP	Cut-off Date LTV Ratio:	55.4%
Existing TI/LC Reserve:	$66,936	$0	NAP	Maturity Date LTV Ratio:	55.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$46,000,000	100.0%	Loan Payoff:	$35,098,351	76.3%
			Return of Equity:	$9,483,473	20.6%
			Upfront Reserves:	$904,972	2.0%
			Closing Costs:	$513,204	1.1%
Total Sources:	$46,000,000	100.0%	Total Uses:	$46,000,000	100.0%

(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The tenth largest mortgage loan (the “Rosemead Place Mortgage Loan”) is evidenced by a promissory note in the principal balance of $46,000,000 and secured by a first-priority mortgage encumbering the borrower’s fee interest in a retail anchored property totaling 336,718 SF located in Rosemead, California (the “Rosemead Place Property”).

The Borrower and the Borrower Sponsor. The borrower is Rosemead Place, LLC, a California limited liability company and single purpose entity. The borrower sponsor and the non-recourse carveout guarantor is Aespace America, Inc. (“Aespace America”).

Aespace America is a privately held real estate investment company headquartered in Los Angeles and owned by Herbert Yang, and his family. Aespace America Inc. focuses on identification, acquisition, and development of income yielding projects including mixed-use commercial, office, and residential properties throughout Southern California. Including the Rosemead Place Property, Aespace America Inc. owns three mixed use-retail shopping complexes situated in and around the San Gabriel Valley, totaling over 600,000 SF.

The Property. The Rosemead Place Property is a multi-tenant 336,718 SF retail power center located in Rosemead, California. Built in 1969 and renovated in 2002, the Rosemead Place Property includes 10 buildings, consisting of eight retail buildings and two office buildings (one single-tenant and one multi-tenant office component). Approximately 11.0% of the underwritten rent at the property comes from the office component. Parking is provided in surface and covered formats totaling 1,653 spaces (200 covered and 1,453 surface), representing a parking ratio of approximately 4.91 spaces per 1,000 SF of net rentable area. The Rosemead Place Property is anchored by Target and sub anchored by Ross Dress for Less and LA Fitness and has other notable regional/national tenants such as Dollar Tree and PetSmart. As of April 30, 2026, the Rosemead Place Property was 95.0% leased to 50 retail and office tenants with a weighted-average remaining lease term of approximately 2.4 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-112

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

Major Tenants.

Target (135,603 SF; 40.3% of NRA; 2.8% of UW base rent): Target is a general merchandise retailer whose origins trace back to 1902 with a nationwide store network exceeding 2,000 locations in all 50 states and is supported by 66 supply chain facilities and over 20 sourcing offices globally. Target has been in occupancy at the Rosemead Place Property since June 1967. Target has a lease expiring in August 2027 with one, ten-year renewal option and no termination options.

LA Fitness (42,500 SF; 12.6% of NRA; 11.4% of UW base rent): LA Fitness is an American gym chain founded in 1984 in Covina, California by Chinyol Yi and Louis Welch. There are nearly 700 LA Fitness clubs across the United States and Canada. LA Fitness has been in occupancy at the Rosemead Place Property since May 1989. LA Fitness has a lease expiration in February 2027 with one, five-year renewal option and no termination options.

Ross Dress For Less (24,713 SF; 7.3% of NRA; 7.6% of UW base rent): Ross Dress for Less is an off-price apparel and home fashion retailer operating under Ross Stores, Inc. The company operates approximately 1,917 Ross Dress for Less locations across 44 U.S. states, the District of Columbia, Guam, and Puerto Rico. Ross Dress For Less has been in occupancy at the Rosemead Place Property since February 2018. Ross Dress For Less has a lease expiration in January 2029 with four, five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the Rosemead Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Target	NR/A2/A	135,603	40.3%	$156,254	2.8%	$1.15	8/31/2027	1 x 10 yrs	N
LA Fitness	NR/NR/NR	42,500	12.6%	$631,623	11.4%	$14.86	2/28/2027	1 x 5 yrs	N
Ross Dress For Less	NR/A2/A-	24,713	7.3%	$420,121	7.6%	$17.00	1/31/2029	4 x 5 yrs	N
PetSmart	NR/NR/NR	11,265	3.3%	$313,505	5.6%	$27.83	9/30/2030	2 x 5 yrs	N
Ulta	NR/NR/NR	10,006	3.0%	$299,680	5.4%	$29.95	10/31/2031	1 x 5 yrs	N
Major Tenants		224,087	66.6%	$1,821,183	32.7%	$8.13

Other Tenants		95,749	28.4%	$3,742,865	67.3%	$39.09
Occupied Collateral Subtotal/Wtd. Avg.		319,836	95.0%	5,564,048	100.0%	$17.40

Vacant Space		16,882	5.0%
Total		336,718	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2026 inclusive of contractual rent steps through May 2027 totaling $60,697.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

The following table presents certain information with respect to the lease rollover at Rosemead Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	7	7,202	2.1%	2.1%	$267,749	4.8%	4.8%	$37.18
2027	12	197,964	58.8%	60.9%	$1,501,841	27.0%	31.8%	$7.59
2028	7	10,536	3.1%	64.1%	$474,346	8.5%	40.3%	$45.02
2029	8	37,638	11.2%	75.2%	$976,069	17.5%	57.9%	$25.93
2030	4	25,936	7.7%	82.9%	$821,680	14.8%	72.6%	$31.68
2031	4	17,726	5.3%	88.2%	$603,311	10.8%	83.5%	$34.04
2032	2	6,008	1.8%	90.0%	$194,050	3.5%	87.0%	$32.30
2033	2	3,987	1.2%	91.2%	$209,907	3.8%	90.7%	$52.65
2034	2	8,204	2.4%	93.6%	$299,825	5.4%	96.1%	$36.55
2035	2	3,158	0.9%	94.5%	$168,718	3.0%	99.2%	$53.43
2036	1	1,477	0.4%	95.0%	$46,552	0.8%	100.0%	$31.52
Thereafter	0	0	0.0%	95.0%	$0	0.0%	100.0%	$0.00
Vacant	0	16,882	5.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	51	336,718	100.0%		$5,564,048	100.0%		$17.40	(3)

(1)	Based on the underwritten rent roll dated April 30, 2026 inclusive of contractual rent steps through May 2027 totaling $60,697.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-113

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

The Market.

The Rosemead Place Property is an anchored retail power center located in Rosemead, California and is part of the Los Angeles-Long Beach-Glendale metropolitan area. The Rosemead Place Property is positioned on the southwest corner of Rosemead Boulevard and Marshall Street, directly adjacent to the north side of the San Bernardino Freeway (Interstate 10), a major east-west artery. The Los Angeles-Long Beach-Glendale metropolitan area is supported by an economy that includes the entertainment industry, healthcare, logistics, and technology. The area is home to the nation's largest seaport, making logistics a key pillar of the local economy. Major employers in the region include Cedars-Sinai Medical Center, Los Angeles Intl Airport-LAX, University of California Los Angeles (UCLA), VXI Global Solutions and The Walt Disney Co.

According to the appraisal, the Rosemead Place Property is located in the Western San Gabriel Valley retail submarket within the Los Angeles retail market. As of the first quarter of 2026, the Western San Gabriel Valley retail submarket had an inventory of 27,742,097 SF with a vacancy rate of 4.1% and an asking rent of $29.41 PSF. The 2025 estimated population within a one-, three- and five-mile radius of the Rosemead Place Property was 25,609, 241,287 and 563,548, respectively, and the 2025 estimated average household income within the same radii was approximately $101,488, $107,306 and $122,896, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Rosemead Place Property:

Market Rent Summary
	In Line/ Pad Shop $42 PSF Space	Outparcel Restaurant $36 PSF Space	In Line/ Pad Shop $33 PSF Space	Subanchor $30 PSF Space	Subanchor $18 PSF Space	Anchor - Target $9 PSF Space	In Line/ Pad Shop $36 PSF Space	In Line/ Pad Food $51 PSF Space	In Line/ Pad Shop $54 PSF Space	MT Small Office Space	ST Office Space
Rentable Area	5,969	8,572	9,520	21,271	42,500	135,603	14,712	12,720	12,064	25,961	6,000
Market Rent (PSF per Year)	$42.00	$36.00	$33.00	$30.00	$18.00	$9.00	$36.00	$51.00	$45.00	$48.00	$51.00
Lease Term (Years)	5	10	5	10	10	10	5	5	5	3	3
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net	Net	Net	None	None
Rent Increase Projection (per Year)	3.00%	Midterm 10%	3.00%	Midterm 10%	Midterm 10%	Midterm 10%	3.00%	3.00%	3.00%	3.00%	3.00%
Tenant Improvements (New Tenant) (PSF)	$20.00	$20.00	$20.00	$10.00	$10.00	$5.00	$20.00	$20.00	$20.00	$7.00	$7.00
Tenant Improvements (Renewal) (PSF)	$15.00	$15.00	$15.00	$5.00	$5.00	$2.00	$10.00	$15.00	$15.00	$2.00	$2.00

Source: Appraisal, unless otherwise indicated.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-114

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

The following table presents recent leasing data at comparable retail properties with respect to the Rosemead Place Property:

Comparable Retail Leases
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Rosemead Place 3506-3684 Rosemead Boulevard & 3501-3505 Hart Avenue Rosemead, CA	1969 / 2002	336,718(1)		6,880(1)(2)			$38.61(1)(2)
Santa Fe Trail Plaza 10605-10697 Valley Boulevard El Monte, CA	2015	93,800	Cali Wings Inc	1,319	July-24	8.0	$67.80
9450 Las Tunas Drive 9450 Las Tunas Drive Temple City, CA	1968	20,100	Ace Hardware	20,100	September-24	10.0	$20.04
Diamond Square Shopping Center 8150 Garvey Avenue Rosemead, CA	1991	61,890	NAV	2,677	May-25	6.0	$42.00
1412 South Garfield Avenue 1412 South Garfield Avenue Alhambra, CA	1991 / 2014	6,600	NAV	6,600	August-23	5.0	$42.00
Arcadia Hub Shopping 1201 - 1325 South Baldwin Avenue Arcadia, CA	1963 / 2002	182,338	NAV	15,000	December-23	5.0	$24.00
TAWA Gateway 140 West Valley Boulevard San Gabriel, CA	1990	220,352	Buffalo Wild Wings	1,500	September-23	10.0	$36.00
Huntington Oaks Shopping Center 542 West Huntington Drive Monrovia, CA	1982	250,787	Five Below	9,852	January-25	10.0	$25.00

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 30, 2026.
(2)	Represents the average of the in place tenants.

The table below presents certain information relating to sales of comparable retail properties to the Rosemead Place Property:

Comparable Retail Sales
Property Name/Location	Year Built/ Renovated	Occupancy	Total NRA (SF)	Sale Date	Sale Price	Sale Price (SF)	OAR
Rosemead Place 3506-3684 Rosemead Boulevard & 3501-3505 Hart Avenue Rosemead, CA	1969 / 2002	95.0%(1)	336,718(1)	-	-	-	-
Fig @ 7th 735 Figueroa Street Los Angeles, CA	1986 / 2012	85%	330,000	May-26	$68,500,000	$208	7.5%
Chino Spectrum Towne Center 3801 Grand Ave. Chino, CA	2002	95%	461,269	Dec-25	$138,000,000	$299	6.3%
Hollywood Collection 7021 Hollywood Boulevard Hollywood, CA	1990 / 2014	86%	180,797	Jun-25	$69,000,000	$382	6.8%
Stevenson Ranch Village 24909 Pico Canyon Road Santa Clarita, CA	1999	92%	187,035	Nov-24	$57,800,000	$309	6.5%
Huntington Oaks Shopping Center 542 West Huntington Drive Monrovia, CA	1982	86%	250,787	Oct-24	$82,000,000	$327	7.2%
Falcon Ridge Town Center 15218 Summit Avenue Fontana, CA	2005	95%	249,232	Sep-24	$64,700,000	$260	7.6%
Marketplace del Rio 3762-3774 Mission Avenue Oceanside, CA	1990 / 2004	100%	183,292	Jul-24	$56,600,000	$309	6.4%
Buena Park Place 8161-8351 La Palma Avenue Buena Park, CA	1961 / 2016	100%	208,572	Dec-23	$53,000,000	$254	6.5%

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated April 30, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-115

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

Appraisal. The appraisal concluded to an “as-is” appraised value for the Rosemead Place Property of $83,000,000 as of April 17, 2026.

Environmental Matters. According to the Phase I environmental report dated April 27, 2026, there was evidence of recognized environmental conditions in connection with the Rosemead Place Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Rosemead Place Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Base Rent(2)	$5,171,155	$5,211,092	$5,164,845	$5,363,315	$6,103,586	$18.13
Gross Potential Rent	$5,171,155	$5,211,092	$5,164,845	$5,363,315	$6,103,586	$18.13
Percentage Rent	$0	$0	$0	$0	$0	$0.00
(Vacancy/Credit Loss)	$0	$0	$0	$0	($539,538)	($1.60)
Net Rental Income	$5,171,155	$5,211,092	$5,164,845	$5,363,315	$5,564,048	$16.52
Expense Recoveries	$1,220,837	$1,442,351	$1,538,932	$1,540,189	$1,651,379	$4.90
Other Income	$1,083	$3,150	$3,150	$3,150	$3,150	$0.01
Effective Gross Income	$6,393,075	$6,656,593	$6,706,927	$6,906,654	$7,218,577	$21.44

Real Estate Taxes	$800,267	$832,750	$836,416	$841,854	$872,352	$2.59
Insurance	$127,132	$137,856	$133,210	$139,673	$134,422	$0.40
Management Fee	$149,165	$160,735	$153,077	$169,434	$216,557	$0.64
Other Operating Expenses	$1,319,467	$1,330,699	$1,343,125	$1,326,082	$1,326,082	$3.94
Total Expenses	$2,396,031	$2,462,039	$2,465,828	$2,477,042	$2,549,413	$7.57

Net Operating Income	$3,997,044	$4,194,554	$4,241,099	$4,429,612	$4,669,164	$13.87
Replacement Reserves	$0	$0	$0	$0	$67,038	$0.20
TI/LC	$0	$0	$0	$0	$118,359	$0.35
Net Cash Flow	$3,997,044	$4,194,554	$4,241,099	$4,429,612	$4,483,767	$13.32

Occupancy (%)(3)	96.0%	97.0%	100.0%	95.0%	91.2%
NOI DSCR	1.30x	1.37x	1.38x	1.44x	1.52x
NCF DSCR	1.30x	1.37x	1.38x	1.44x	1.46x
NOI Debt Yield	8.7%	9.1%	9.2%	9.6%	10.2%
NCF Debt Yield	8.7%	9.1%	9.2%	9.6%	9.7%

(1)	Information is based on the underwritten rent roll dated April 30, 2026.
(2)	UW Base Rent includes contractual rent steps taken through May 2027 totaling $60,697.
(3)	UW Occupancy % represents economic occupancy and 3/31/2026 TTM represents physical occupancy as of April 30, 2026.

Escrows and Reserves.

Real Estate Taxes – The Rosemead Place Mortgage Loan documents require an upfront deposit of $338,036 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the ensuing 12 months, initially equal to $76,331.

Insurance – The Rosemead Place Mortgage Loan documents require ongoing insurance reserves deposits in an amount equal to 1/12th of the annual estimated insurance premiums that the lender reasonably estimates will be payable; provided that no such deposits are required if, (i) no event of default has occurred and is continuing; and (ii) the Rosemead Place Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal and paid receipts no later than 10 days prior to expiration of the policies.

Replacement Reserve – The Rosemead Place Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $5,587.

Leasing Reserve – The Rosemead Place Mortgage Loan documents require an upfront deposit for tenant improvements and leasing commissions in the amount of $500,000, and ongoing monthly deposits of $14,030 for future tenant improvement and leasing commission expenses.

Existing TI/LC Reserve – The Rosemead Place Mortgage Loan documents require an upfront deposit of $66,936 for outstanding tenant improvements and leasing commissions pertaining to Dennis K. Kuwaye Jr., DDS Inc.

Lockbox and Cash Management. The Rosemead Place Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below) the borrower is required to establish a lender-controlled lockbox account and deposit all rents directly into such lockbox account. If no Cash Trap Event Period is continuing, funds in the lockbox account will be disbursed to the borrower. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-116

Retail - Anchored	Loan #10	Cut-off Date Balance:	$46,000,000
3506-3684 Rosemead Boulevard &	Rosemead Place	Cut-off Date LTV:	55.4%
3501-3505 Hart Avenue		UW NCF DSCR:	1.46x
Rosemead, CA 91770		UW NOI Debt Yield:	10.2%

the lender and disbursed on each payment date in accordance with the Rosemead Place Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”), tested quarterly, falling below 1.10x;
(iii)	Major Tenant (as defined below) provides notice of its intention not to renew its lease or fails to exercise its extension option or renew its lease prior to the date that is nine months prior to its then-current expiration date;
(iv)	A default occurs under the Major Tenant’s lease;
(v)	Major Tenant fails to continuously occupy the Major Tenant’s leased space (the “Major Tenant Space”) or fails to be open for business during customary hours;
(vi)	Major Tenant files, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becomes involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws; or
(vii)	Major Tenant terminates or cancels its lease or gives notice of, or commences a legal proceeding asserting, any of the foregoing.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above the cure of the related event of default;
●	with regard to clause (ii), above the NCF DSCR being at least 1.15x for two consecutive calendar quarters;
●	with regard to clause (iii)-(vii) above, a Major Tenant Re-Tenanting Event (as defined below) has occurred;
●	with regard to clause (iii) above, the lender receives satisfactory evidence, including a tenant estoppel certificate in form and substance satisfactory to the lender, that the Major Tenant has exercised its renewal or extension option;
●	with regard to clause (iv), above the subject default is cured and no other default under the related lease occurs for a period of two consecutive calendar quarters;
●	with regard to clause (v) above the Major Tenant has resumed its normal business operations in its Major Tenant Space and is open during customary hours for a period of two consecutive calendar quarters;
●	with regard to clause (vi) above the bankruptcy or insolvency proceeding has terminated in a manner reasonably satisfactory to the lender, the related lease has been affirmed, and the terms of such lease, as affirmed, are reasonably satisfactory to the lender; or
●	with regard to clause (vii) above the Major Tenant revokes any notification of any termination, cancellation or surrender of the lease and delivers a tenant estoppel certificate acceptable to the lender.

“Major Tenant” means each of the tenant known as Target Corporation, its successors and assigns, and any replacement tenant that enters into a lease for 50% or more of the Major Tenant space in accordance with the terms of the Rosemead Place Mortgage Loan Agreement.

A “Major Tenant Re-Tenanting Event” will occur when the lender has received satisfactory evidence that (i) the applicable space has been leased to replacement tenants, (ii) the tenant that is in occupancy of the space is paying full, unabated rent pursuant to the lease to the lender, and (iii) all tenant improvement costs and leasing commissions have been paid.

Terrorism Insurance. The Rosemead Place Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the Rosemead Place Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-117

Mortgage Loan No. 11 – West Valley Corporate Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Chatsworth, CA 91311
Original Balance:	$45,500,000			General Property Type:	Office
Cut-off Date Balance:	$45,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1992/NAP
Borrower Sponsor:	Omninet Capital, LLC			Size:	250,463 SF
Guarantors:	Neil Kadisha and Benjamin Nazarian			Cut-off Date Balance Per SF:	$182
Mortgage Rate:	6.3780%			Maturity Date Balance Per SF:	$182
Note Date:	5/6/2026			Property Manager:	Omninet Property Management, Inc.
Maturity Date:	6/1/2031				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$5,498,161
IO Period:	60 months			UW NCF:	$5,187,202
Seasoning:	1 month			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.76x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$5,099,409 (3/31/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(3):	$5,099,283 (12/31/2025)
Reserves				3rd Most Recent NOI(3):	$4,455,221 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	100.0% (2/6/2026)
RE Taxes:	$42,483	$42,483	NAP	2nd Most Recent Occupancy(3):	86.4% (12/31/2025)
Insurance:	$0	Springing(1)	NAP	3rd Most Recent Occupancy(3):	79.6% (12/31/2024)
Replacement Reserve:	$0	$5,218	NAP	Appraised Value (as of)(4):	$75,200,000 (3/1/2027)
TI/LC Reserve:	$0	$20,872	$751,389	Appraised Value Per SF:	$300
Deferred Maintenance:	$20,313	$0	NAP	Cut-off Date LTV Ratio(4):	60.5%
Other Reserves(2):	$17,468,009	$0	NAP	Maturity Date LTV Ratio(4):	60.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$45,500,000	88.4%	Loan Payoff:	$32,299,294	62.8%
Borrower Sponsor Equity:	$5,948,047	11.6%	Upfront Reserves:	$17,530,805	34.1%
			Closing Costs:	$1,617,948	3.1%
Total Sources:	$51,448,047	100.0%	Total Uses:	$51,448,047	100.0%

(1)	On each monthly payment date, if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The West Valley Corporate Center Property (as defined below) is currently insured under a blanket insurance policy.
(2)	Other Reserves consist of a landlord obligation reserve of $15,744,092 and a free rent reserve of $1,723,917.
(3)	The increase in NOI and occupancy from historical periods to Most Recent and UW is attributed to the recent expansion spaces of the two largest tenants, North Los Angeles County Regional Center, Inc. (“NLACRC”) (66.6% of NRA and 66.1% of UW Rent) and Cake Mortgage Corp. (10.9% of NRA, 11.0% of UW Rent). See “Major Tenants” section below for further discussion.
(4)	The appraised value represents the “As Stabilized” value, which assumes that renovation and construction of both the existing premises and the expansion premises for NLACRC has been substantially completed. Furthermore, the value assumes that NLACRC has taken full occupancy, by the expected commencement date of March 2027, and all the leasing costs are paid. The entire amount of the tenant improvements and leasing commissions of $15,744,092 was reserved at the origination of the West Valley Corporate Center Mortgage Loan (as defined below). The appraisal concluded an “as-is” appraised value of $70,400,000 as of February 10, 2026. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value are 64.6% and 64.6%, respectively.

The Mortgage Loan. The eleventh largest mortgage loan (the “West Valley Corporate Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $45,500,000 and is secured by a first priority fee mortgage encumbering a 250,463 SF office property located in Chatsworth, California (the “West Valley Corporate Center Property”).

The Borrower and the Borrower Sponsor. The borrower is Omninet West Valley, LLC, a Delaware limited liability company and a single purpose entity. The borrower sponsor is Omninet Capital, LLC. The non-recourse carveout guarantors are Neil Kadisha and Benjamin Nazarian.

Neil Kadisha and Benjamin Nazarian are principals of the borrower sponsor, Omninet Capital, LLC, a private investment firm focusing on private equity and commercial real estate. Neil Kadisha, together with Izak Nazarian (the father of Benjamin Nazarian), co-founded Omninet Corp. in 1984. Neil Kadisha and Izak Nazarian co-founded Omninet Capital, LLC, which focuses on private equity and commercial real estate. Their commercial real estate portfolio has grown to a total of 37 properties and is diversified in location and asset type. The portfolio includes 21 office, two retail and 14 multifamily properties. Omninet Capital, LLC owns and operates over 5 million SF of commercial space and more than 5,700 multifamily units throughout the United States.

The Property. The West Valley Corporate Center Property is a ten-story office building located in Chatsworth, California. Originally built in 1992, the West Valley Corporate Center Property is comprised of 250,463 SF and is situated on approximately 9.29 acres. The building amenities include a four-story parking garage, underground executive parking, electric vehicle charging stations, on-site café, and upper floor suites with panoramic views of the San Fernando Valley. The West Valley Corporate Center Property includes 1,243 parking spaces (including 827 spaces within a four-story parking garage and 416 surface-level spaces), resulting in a parking ratio of 4.96 spaces per 1,000 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-118

Office – Suburban	Loan #11	Cut-off Date Balance:	$45,500,000
9200 Oakdale Avenue	West Valley Corporate Center	Cut-off Date LTV:	60.5%
Chatsworth, CA 91311		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

The borrower sponsor acquired the West Valley Corporate Center Property in 2012 and has invested approximately $36.5 million in capital expenditures and leasing costs. The West Valley Corporate Center Property serves as the headquarter location for the two largest tenants, NLACRC and Cake Mortgage Corp. In 2026, NLACRC expanded its space by 54,752 SF and Cake Mortgage Corp. expanded its space by 17,574 SF. The West Valley Corporate Center has a weighted average lease term of 10.4 years. Over the past ten years, occupancy at the West Valley Corporate Center Property has ranged from 79.6% to 93.0%, with an annual average occupancy of 86.4%. As of February 6, 2026, the West Valley Corporate Center Property was 100.0% leased to six tenants.

Major Tenants.

North Los Angeles County Regional Center, Inc. (166,867 SF, 66.6% of NRA, 66.1% of UW Rent). NLACRC is a private, nonprofit organization that operates as part of California's statewide system for delivering services to individuals with developmental disabilities. NLACRC was established in 1974 and has been wholly funded by the State of California (AA/Aa2/AA- by Fitch/Moody’s/S&P) for the past 50 years. Following the passage of the Lanterman Development Disabilities Services Act (1969) (the “Lanterman Act”), 21 regional centers (including NLACRC) were established within the State to provide said services in their respective geographic areas. The Lanterman Act establishes these services as a legal entitlement and requires the State of California to maintain and fund the regional center system to meet demand. All 21 regional centers have been in operation continuously since the early 1970s. The State of California's funding of the regional centers has expanded significantly, increasing from approximately $6.9 billion in 2019 to $18.2 billion in 2026. NLACRC is one of the largest regional centers, serving the San Fernando, Santa Clarita, and Antelope Valleys. NLACRC has experienced significant growth in its service population over the past seven years with a caseload that has increased from approximately 26,800 individuals in 2020 to approximately 38,000 in 2025. In the fiscal year ending June 30, 2025, NLACRC received total state funding of $1.16 billion. Funding has increased in recent years, rising from approximately $936 million in 2023 to $992 million in 2024 and approximately $1.12 billion in 2025.

The West Valley Corporate Center Property serves as NLACRC’s headquarters and central administrative hub, housing executive leadership, service coordination functions, and core operational teams. NLACRC originally took occupancy in 2016 for 106,283 SF on a 10-year lease term. In 2022, NLACRC expanded by 5,832 SF. In 2026, NLACRC expanded by 54,752 SF, increasing its total space to 166,867 SF. In addition to the expansion, NLACRC extended its lease term for the entirety of its premises to February 29, 2040, with one, 10 year renewal option. In conjunction with the expansion and lease extension, the landlord is required to complete construction on the expansion space and renovation of the existing space. The full amount of tenant improvements and leasing commissions of $15,744,092 was reserved at the origination of the West Valley Corporate Center Mortgage Loan. NLACRC is required to pay rent of $32.88 PSF on its existing premises (112,115 SF) during the buildout of the expansion space. The expansion space has an expected rent commencement date of March 2027, and the base rent will be $34.20 PSF with 3.0% annual increases throughout the lease term. We cannot assure you whether the buildout will be completed as expected or whether the tenant will take occupancy as expected or at all. The full amount of gap and free rent of $1,723,917 was fully reserved at the origination of the West Valley Corporate Center Mortgage Loan.

Cake Mortgage Corp. (27,184 SF, 10.9% of NRA, 11.0% of UW Rent). Cake Mortgage Corp., founded in 2018, is a privately held mortgage banking and brokerage firm headquartered at the West Valley Corporate Center Property. The company originates residential mortgage loans, including purchase financing and refinancing, and provides a range of lending solutions supported by in-house underwriting, processing, and borrower coordination functions. Cake Mortgage Corp. is licensed in 49 states and supports a network of more than 500 broker partners. Cake Mortgage Corp. originally took occupancy at the West Valley Corporate Center Property in 2020 for 9,610 SF on a 10-year lease through 2030. In 2025, the tenant expanded by 17,574 SF increasing its total space to 27,184 SF with a lease expiration of July 31, 2030. Cake Mortgage Corp. currently pays rent of $34.11 PSF on its existing premises, increasing to $35.14 PSF in January 2027. On the expansion space, current rent is $34.08 PSF which increases to $35.10 PSF in August of 2026.

Ace American Insurance Company (27,184 SF, 10.9% of NRA, 9.5% of UW Rent). Ace American Insurance Company is a Philadelphia-based subsidiary of Chubb Limited (“Chubb”) (NYSE: CB) (A+/Baa2/BBB+ by Fitch/Moody’s/S&P). Ace American Insurance Company functions as a primary underwriting entity within Chubb's U.S. operations and is a market leader across commercial insurance, specialty lines, agricultural insurance, and high-net-worth personal lines. Chubb operates in 54 countries and offers over 200 insurance products spanning personal lines (home, auto, valuables, travel) and commercial lines (cyber, marine, professional liability, workers' compensation, and industry-specific solutions for construction, healthcare, real estate, and technology). Ace American Insurance Company’s lease at the West Valley Corporate Center Property commenced in June 2008 and has a current expiration of September 30, 2028, with one three-year renewal option. Ace American Insurance Company currently pays rent of $29.40 PSF, increasing to $30.28 PSF in September 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-119

Office – Suburban	Loan #11	Cut-off Date Balance:	$45,500,000
9200 Oakdale Avenue	West Valley Corporate Center	Cut-off Date LTV:	60.5%
Chatsworth, CA 91311		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the West Valley Corporate Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
North Los Angeles County Regional Center, Inc.(3)	AA/Aa2/AA-	166,867	66.6%	$5,718,851	66.1%	$34.27	2/29/2040	1 x 10yr	N
Cake Mortgage Corp.	NR/NR/NR	27,184	10.9%	$954,542	11.0%	$35.11	7/31/2030	None	N
Ace American Insurance Company	A+/Baa2/BBB+	27,184	10.9%	$823,186	9.5%	$30.28	9/30/2028	1 x 3yr	N
Omron Management Center of America	NR/NR/NR	21,699	8.7%	$798,705	9.2%	$36.81	1/31/2032	1 x 5yr	Y(4)
Patterson Dental Supply Inc.	NR/NR/NR	6,204	2.5%	$207,446	2.4%	$33.44	7/31/2030	1 x 5yr	N
Major Tenants Subtotal/Wtd. Avg.		249,138	99.5%	$8,502,730	98.3%	$34.13

Other Tenants		1,325	0.5%	$151,079	1.7%	$114.02
Occupied Subtotal/Wtd. Avg.		250,463	100.0%	$8,653,809	100.0%	$34.55

Vacant Space		0	0.0%
Total/Wtd. Avg.		250,463	100.0%

(1)	Information is based on the underwritten rent roll dated February 6, 2026, inclusive of rent steps through June 2027.
(2)	Certain ratings are those of the parent company or the government entity that funds the tenant whether or not the parent company or government entity guarantees the lease.
(3)	NLACRC currently occupies 112,115 SF and has executed a 54,572 SF expansion lease which is expected to commence in March 2027. The expansion lease is co-terminous with the existing lease. NLACRC. NLACRC is required to pay rent of $32.88 PSF on its existing premises (112,115 SF) during the buildout of the expansion space. The expansion space has an expected rent commencement date of March 2027, and the base rent will be $34.20 PSF with 3.0% annual increases throughout the lease term. We cannot assure you whether the buildout will be completed as expected or whether the tenant will take occupancy as expected or at all. The full amount of gap and free rent of $1,723,917 was fully reserved at the origination of the West Valley Corporate Center Mortgage Loan.
(4)	Omron Management Center of America (“Omron”) has a one-time option to terminate its lease effective as of November 30, 2028, upon prior written notice given during the termination notice period of September 1, 2027 to November 30, 2027. Omron is required to pay a termination fee equal to the sum of four months of rent and unamortized leasing costs as of the termination effective date

The following table presents certain information relating to the lease rollover schedule at the West Valley Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026(3)	2	0	0.0%	0.0%	$119,903	1.4%	1.4%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	1.4%	$0.00
2028	3	28,509	11.4%	11.4%	$854,362	9.9%	11.3%	$29.97
2029	0	0	0.0%	11.4%	$0	0.0%	11.3%	$0.00
2030	2	33,388	13.3%	24.7%	$1,161,988	13.4%	24.7%	$34.80
2031(4)	0	0	0.0%	24.7%	$0	0.0%	24.7%	$0.00
2032	1	21,699	8.7%	33.4%	$798,705	9.2%	33.9%	$36.81
2033	0	0	0.0%	33.4%	$0	0.0%	33.9%	$0.00
2034	0	0	0.0%	33.4%	$0	0.0%	33.9%	$0.00
2035	0	0	0.0%	33.4%	$0	0.0%	33.9%	$0.00
2036	0	0	0.0%	33.4%	$0	0.0%	33.9%	$0.00
2037 & Thereafter	1	166,867	66.6%	100.0%	$5,718,851	66.1%	100.0%	$34.27
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg	9	250,463	100.0%		$8,653,809	100.0%		$34.55

(1)	Information is based on the underwritten rent roll dated February 6, 2026, inclusive of rent steps through June 2027.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	MTM tenants include parking and storage tenants with 0 SF.
(4)	The West Valley Corporate Center Mortgage Loan has a maturity date of June 1, 2031.

The Market. The West Valley Corporate Center Property is located in Chatsworth, a neighborhood situated in the northwestern corner of the San Fernando Valley and bordered by the Santa Susana Mountains to the north and west. Regional accessibility is provided by the 101, 405, and 118 Freeways. The area is home to a variety of office and flex industrial parks occupied by a diverse tenant base, including healthcare providers, government agencies, defense contractors, and technology firms. The West Valley Corporate Center Property is positioned at the southeast corner of Oakdale Avenue and Prairie Street, approximately 5.3 miles west of the San Diego (I-405) Freeway. Chatsworth Station, part of Metrolink's Ventura County Line, is located approximately 3 miles from the West Valley Corporate Center Property and provides commuter rail service to downtown Los Angeles and Ventura County.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-120

Office – Suburban	Loan #11	Cut-off Date Balance:	$45,500,000
9200 Oakdale Avenue	West Valley Corporate Center	Cut-off Date LTV:	60.5%
Chatsworth, CA 91311		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

Chatsworth is part of the greater Los Angeles-Long Beach- Anaheim, California Metropolitan Statistical Area (“MSA”). The MSA includes major public universities such as the University of California at Los Angeles and the University of California at Irvine, as well as California State University campuses in Los Angeles, Fullerton, and Long Beach. Corporate headquarters in Los Angeles County include American Honda Motor Company, Princess Cruise Lines, and Trader Joe's, and Orange County includes the headquarters of Ingram Micro, Hyundai Motor America, and Blizzard Entertainment. The West Valley Corporate Center Property is located within the Western San Fernando Valley office submarket. According to a third-party market report, as of the first quarter of 2026, the Western San Fernando Valley office submarket comprises approximately 9.0 million SF of inventory, and has a vacancy rate of 9.5% and an average annual asking rental rate of $32.76 PSF.

The estimated 2025 population within a one-, three-, and five-mile radius of the West Valley Corporate Center Property was 15,682, 221,706 and 473,754, respectively. The average household income within the same radii was $153,578, $131,270 and $139,429, respectively.

The following table presents certain information relating to comparable office leases with respect to the West Valley Corporate Center Property:

Summary of Comparable Office Leases(1)
Property / Location	Year Built/ Renovated	NRA (SF)	Distance to Subject	Tenant Name	Lease Start Date	Term (months)	Tenant Size (SF)	Base Rent PSF	TI/LC PSF/Annual Rent increases/Free Rent
West Valley Corporate Center Chatsworth, CA	1992/NAP	250,463(2)	-	NLACRC	Oct-16(2)	281(2)	166,867(2)	$34.27(2)	$110/3.0%/1 mos.
Warner Center Tower 5 21800 Oxnard Street Woodland Hills, CA	1984/NAP	223,824	6.5 miles	Republic Indemnity	Jul-26	89	12,000	$30.60	$70/3.0%/5 mos.
Farmers Plaza at Warner Center 6301 Owensmouth Avenue Woodland Hills, CA	1979/NAP	290,681	5.8 miles	Farmers Insurance	Dec-25	120	251,774	$30.00	$20/3.0%/12 mos.
Warner Center Tower 6 21700 Oxnard Street Woodland Hills, CA	1990/NAP	472,959	6.3 miles	CohnReznick	Nov-25	89	7,193	$30.60	$85/3.0%/4 mos.
Warner Corporate Center 21300 Victory Boulevard Woodland Hills, CA	1988/NAP	257,256	5.2 miles	Barrister Executive Suites	Jul-25	120	25,266	$28.20	$100/3.0%/4 mos.
Campus at Warner Center 21255 Burbank Boulevard Woodland Hills, CA	2008/NAP	262,696	6.3 miles	Progressive Insurance	May-25	65	13,351	$40.20	$70/3.0%/5 mos.
Campus at Warner Center 21215 Burbank Boulevard Woodland Hills, CA	2008/NAP	254,216	6.2 miles	Bank of America	Feb-25	65	10,347	$40.20	$35/3.0%/5 mos.

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated February 6, 2026. NLACRC currently occupies 112,115 SF and has executed a 54,572 SF expansion lease which is expected to commence in March 2027. The expansion space has an expected rent commencement date of March 2027, and the base rent will be $34.20 PSF with 3.0% annual increases throughout the lease term. The Base Rent PSF is inclusive of the expansion space rent.

The following table presents certain information relating to the appraisal’s market rent conclusion for the West Valley Corporate Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
Office	$34.20	60	3.0%

Appraisal. The appraised value represents the “As Stabilized” value for the West Valley Corporate Center Property of $75,200,000 as of March 1, 2027, which assumes that renovation and construction of both the existing premises and the expansion premises for NLACRC has been substantially completed. Furthermore, the value assumes that NLACRC has taken full occupancy, by the expected commencement date of March 2027, and all the leasing costs are paid. The entire amount of the tenant improvements and leasing commissions of $15,744,092 was reserved at the origination of the West Valley Corporate Center Mortgage Loan. The appraisal concluded an “as-is” appraised value of $70,400,000 as of February 10, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated February 25, 2026, there are certain recognized environmental conditions at the West Valley Corporate Center Property relating to an existing and historical underground storage tank. An opinion of probable cost (“OPC”) was provided based upon available information to remediate any environmental issues related to the West Valley Corporate Center Property. The OPC provided a reasonable probable cost estimate of $285,469. The borrowers obtained an environmental insurance policy with Beazley Excess and Surplus Insurance, Inc. (rated “A” by A.M. Best) that provides a $2,000,000 policy limit per incident and in the aggregate for an eight year term (three years past the West Valley Corporate Center Mortgage Loan maturity), with a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-121

Office – Suburban	Loan #11	Cut-off Date Balance:	$45,500,000
9200 Oakdale Avenue	West Valley Corporate Center	Cut-off Date LTV:	60.5%
Chatsworth, CA 91311		UW NCF DSCR:	1.76x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the West Valley Corporate Center Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM		UW		UW PSF
Gross Potential Rent(2)	$6,716,575	$6,691,795	$7,514,604	$7,692,589		$8,653,809		$34.55
Expense Reimbursements	$533,612	$478,922	$587,978	$612,446		$245,900		$0.98
Concessions	($70,678)	$0	($299,623)	($438,261)		$0		$0.00
Net Rental Income	$7,179,509	$7,170,717	$7,802,959	$7,866,774		$8,899,709		$35.53
Other Income(3)	$117,987	$216,833	$213,454	$201,701		$4,005		$0.02
Vacancy & Credit Loss	$0	$0	$0	$0		($436,738)		($1.74)
Effective Gross Income	$7,297,496	$7,387,550	$8,016,413	$8,068,475		$8,466,976		$33.81

Real Estate Taxes	$463,382	$478,380	$486,512	$488,348		$570,363		$2.28
Insurance	$132,403	$176,624	$132,030	$120,651		$111,674		$0.45
Other Operating Expenses	$2,389,475	$2,277,325	$2,298,588	$2,360,067		$2,286,778		$9.13
Total Operating Expenses	$2,985,260	$2,932,329	$2,917,130	$2,969,066		$2,968,815		$11.85

Net Operating Income	$4,312,236	$4,455,221	$5,099,283	$5,099,409		$5,498,161		$21.95
Replacement Reserves	$0	$0	$0	$0		$62,616		$0.25
TI/LC	$0	$0	$0	$0		$248,343		$0.99
Net Cash Flow	$4,312,236	$4,455,221	$5,099,283	$5,099,409		$5,187,202		$20.71

Occupancy %	84.0%	79.6%	86.4%	100.0%	(4)	95.0%	(5)
NOI DSCR	1.47x	1.51x	1.73x	1.73x		1.87x
NCF DSCR	1.47x	1.51x	1.73x	1.73x		1.76x
NOI Debt Yield	9.5%	9.8%	11.2%	11.2%		12.1%
NCF Debt Yield	9.5%	9.8%	11.2%	11.2%		11.4%

(1)	The increase in Net Operating Income and occupancy from historical periods to 3/31/2026 TTM and UW is attributed to recent expansion spaces of the two largest tenants, NLACRC (66.6% of NRA and 66.1% of UW Rent) and Cake Mortgage Corp. (10.9% of NRA, 11.0% of UW Rent). See “Major Tenants” section above for further discussion.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 6, 2026, inclusive of rent steps through June 2027.
(3)	Historical other income includes interest income and electric vehicle charging Income. UW other income excludes interest income.
(4)	Represents occupancy based on the underwritten rent roll as of February 6, 2026.
(5)	Based on economic vacancy of 5.0%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-122

Mortgage Loan No. 12 – Broadway Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	Santa Monica, CA 90404
Original Balance:	$43,000,000			General Property Type:	Office
Cut-off Date Balance:	$43,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1946-1950/2024
Borrower Sponsor:	DivcoWest			Size:	83,169 SF
Guarantor:	DW-OR Partners II, LP			Cut-off Date Balance PSF:	$517
Mortgage Rate:	6.4790%			Maturity Date Balance PSF:	$517
Note Date:	6/1/2026			Property Manager:	DivcoWest Real Estate Asset
Maturity Date:	6/11/2031				Management, Inc.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$5,535,413
Seasoning:	1 month			UW NCF:	$5,394,026
Prepayment Provisions(1):	L(3),YM(22),DorYM(28),O(7)			UW NOI Debt Yield:	12.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	12.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	12.9%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.91x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$4,989,125 (3/31/2026 TTM)
				2nd Most Recent NOI:	$5,315,574 (12/31/2025)
Reserves				3rd Most Recent NOI:	$5,349,553 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.2% (3/28/2026)
RE Taxes:	$77,800	$25,936	NAP	2nd Most Recent Occupancy:	NAV
Insurance:	$0	Springing(2)	NAP	3rd Most Recent Occupancy:	NAV
Capital Expenditures:	$0	$1,386	$33,268	Appraised Value (as of):	$69,800,000 (4/29/2026)
Unfunded Obligations:	$10,325	$0	NAP	Appraised Value PSF:	$839
Rollover Reserve:	$0	$10,396	$374,261	Cut-off Date LTV Ratio:	61.6%
Rent Concession Reserve:	$73,800	$0	NAP	Maturity Date LTV Ratio:	61.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	43,000,000	100.0%	Loan Payoff:	34,532,768	80.3%
			Closing Costs:	1,270,557	3.0%
			Return of Equity	7,034,750	16.4%
			Upfront Reserves:	161,925	0.4%
Total Sources:	$43,000,000	100.0%	Total Uses:	$43,000,000	100.0%

(1)	See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the prospectus for additional information.
(2)	The borrower is required to deposit 1/12th of insurance premiums upon the occurrence of an event of default or failure of the borrower to maintain a blanket policy acceptable to the lender.
(3)	The increase from the Most Recent NOI to the UW NOI is driven by recent leasing activity at the Broadway Place Property (as defined below), including the renewals of Edmunds.com and Tool of North America.

The Mortgage Loan. The twelfth largest mortgage loan (the “Broadway Place Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $43,000,000 and secured by the borrower’s fee simple interest in an 83,169 SF office property located in Santa Monica, California (the “Broadway Place Property”).

The Borrower and the Borrower Sponsor. The borrower is CF Santa Monica Office II, L.P., a Delaware limited partnership and single purpose entity. The borrower sponsor is DivcoWest. The non-recourse carveout guarantor is DW-OR Partners II, LP, a joint venture between DivcoWest, which holds a 1% ownership interest, and Columbia PERFCO LP, which holds a 99% ownership interest and is an affiliate of the State of Oregon Pension Fund.

Founded in 1993 by Stuart Shiff, DivcoWest is a vertically integrated real estate owner, operator, and developer headquartered in San Francisco, with additional offices including in Los Angeles, Menlo Park, New York City, Washington, D.C., Cambridge, and Austin. The firm focuses on acquiring, developing, and operating commercial real estate, with investments spanning office, research and development, life science, industrial, retail, and multifamily assets nationwide. As of September 30, 2025, Divco West reports 24.6 million SF under management.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-123

Office – Suburban	Loan #12	Cut-off Date Balance:	$43,000,000
2014 Broadway	Broadway Place	Cut-off Date LTV:	61.6%
Santa Monica, CA 90404		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	12.9%

The Property. The Broadway Place Property is a class C, multi-tenant office property totaling 83,169 SF, located in Santa Monica, California, within Los Angeles County. Built between 1946 and 1950 and fully renovated in 2024, the Broadway Place Property is situated on an approximately 3.08 acres site and consists of four separate office buildings configured as single-story structures and includes 169 surface parking spaces, which equates to a ratio of 2.0 spaces per 1,000 SF of net rentable area (“NRA”). The two largest tenants at the Broadway Place Property are UMG Recordings, Inc. and Route App Inc. (Club Kuma) which together occupy approximately 27,364 SF, and account for about 32.9% of the total rentable area, with other notable tenants including TigerConnect, Panay Films, Inc. and Epidemic Sound US Inc. As of March 28, 2026, the Broadway Place Property was 90.2% leased to 12 separate tenants and has a weighted-average remaining lease term of approximately 3.6 years.

Major Tenants.

UMG Recordings, Inc. (14,941 SF; 18.0% of NRA; 20.0% of UW rent). UMG Recordings, Inc. operates as part of Universal Music Group which is a music-based entertainment company. The company’s core business activities include music production and recording, distribution and promotion of artists, catalog management and licensing and development of new platforms and business models for music consumption. UMG Recordings, Inc. has been a tenant at the Broadway Place Property since May 2023, has a lease expiration in October 2028, and has one, five-year renewal option remaining and no termination options.

Route App Inc. (Club Kuma) (12,423 SF; 14.9% of NRA; 15.9% of UW rent). Founded in 2019, Route App Inc. is a United States-based software company focused on transforming the e-commerce post-purchase experience. Its platform combines shipping insurance, tracking, returns, and AI-driven resolution tools to help merchants improve customer experience and retention while reducing operational friction. Route App Inc has been a tenant at the Broadway Place Property since June 2023, has a lease expiration in October 2030. Route App Inc. is currently subleasing its entire 12,423 SF space to ClubKuma, Inc. (“Club Kuma”) under a sublease which expires in October 2027 with a one-time renewal option through October 2030. Route App Inc. agreed to not exercise any renewal option afforded under its lease as a result of subleasing the premises and has the one-time right to terminate its lease as of September 30, 2028, subject to 12 months’ prior notice, payment of a termination fee, and if Club Kuma has exercised its sublease renewal option, Club Kuma’s prior written consent.

TigerConnect (9,600 SF; 11.5% of NRA; 13.0% of UW rent). Founded in 2010, TigerConnect is an AI-driven healthcare communication platform that connects people, data, and systems across care delivery. The platform focuses on ensuring alerts, requests, and patient-related workflows reach the right clinician at the right time. TigerConnect has been a tenant at the Broadway Place Property since October 2023 and, has a lease expiration in February 2033. TigerConnect is currently subleasing its entire 9,600 SF space to KMT Arizona LLC (“KMT”) through February 2031. TigerConnect will assign the lease to KMT beginning in March 2031 upon which KMT will succeed TigerConnect as tenant for a two-year extended term through February 2033 with one three-year renewal option through February 2036. TigerConnect agreed to not exercise the early termination option afforded under its lease as a result of subleasing the premises. KMT is currently building out its space with the office expected to open by August 1, 2026.

The following table presents certain information relating to the tenancy at the Broadway Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
UMG Recordings, Inc.	NR/NR/NR	14,941	18.0%	$1,065,545	20.0%	$71.32	10/31/2028	1 x 5 yrs	N
Route App Inc. (Club Kuma)(2)	NR/NR/NR	12,423	14.9%	$847,077	15.9%	$68.19	10/31/2030	None	Y(3)
TigerConnect (KMT)(4)	NR/NR/NR	9,600	11.5%	$692,352	13.0%	$72.12	2/28/2033	1 x 3 yrs	N
Panay Films, Inc.	NR/NR/NR	5,994	7.2%	$483,837	9.1%	$80.72	8/31/2030	1 x 3 yrs	N
Epidemic Sound US Inc. (Titan)(5)	NR/NR/NR	6,000	7.2%	$453,805	8.5%	$75.63	7/31/2030	None	Y(6)
Major Tenant Subtotal/Wtd. Avg.		48,958	58.9%	$3,542,616	66.6%	$72.36

Non-Major Tenants		26,084	31.4%	$1,779,783	33.4%	$68.23
Occupied Collateral Subtotal/Wtd. Avg.		75,042	90.2%	$5,322,399	100.0%	$70.93

Vacant Space		8,127	9.80%
Total/Wtd. Avg.		83,169	100.00%

(1)	Information is based on the underwritten rent roll dated March 28, 2026.
(2)	Route App Inc. is subleasing the entirety of its space to Club Kuma through October 2027 at a current annual base rent of $63.65 PSF. Club Kuma has the one-time option to renew its sublease until October 31, 2030 and is entitled to rent abatement under its sublease during the months of September 2026 and September 2027.
(3)	Route App Inc. has the one-time right to terminate its lease as of September 30, 2028 with 12 months’ prior notice, subject to a termination fee equal to the unamortized cost of the monthly rent and the tenant’s pro rata share of operating expenses abated during the second and third months of the lease term, all brokerage commissions paid by the landlord associated with the lease, and the landlord’s total out-of-pocket contribution towards the landlord work under the lease, together with interest on such amounts calculated using a 7.00% interest rate. However, if Club Kuma exercises its extension option and is not in default under the sublease, Route App Inc. may not exercise its termination right without Club Kuma’s prior written consent.
(4)	TigerConnect is subleasing the entirety of its space to KMT through February 28, 2031 at a current annual base rent of $61.80 PSF. On March 1, 2031, KMT will succeed TigerConnect as tenant under the lease through February 28, 2033. KMT has the one-time option to renew the lease for a period of three years from March 1, 2033 through February 29, 2036.
(5)	Epidemic Sound US Inc. is subleasing the entirety of its space through May 31, 2027 to Titan Content, Inc. and Bell Partners AB at a current annual base rent of $55.17 PSF. Titan Content, Inc. and Bell Partners AB have the one-time option to extend such sublease through March 31, 2028.
(6)	Epidemic Sound US Inc. has the one-time right to terminate its lease as of March 31, 2028 with notice at any time on or before June 30, 2027, subject to the payment of a $399,041 termination fee.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-124

Office – Suburban	Loan #12	Cut-off Date Balance:	$43,000,000
2014 Broadway	Broadway Place	Cut-off Date LTV:	61.6%
Santa Monica, CA 90404		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	12.9%

The following table presents certain information relating to the lease rollover schedule at the Broadway Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling	(3)
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	3,200	3.8%	3.8%	$235,546	4.4%	4.4%	$73.61
2028	3	25,215	30.3%	34.2%	$1,774,668	33.3%	37.8%	$70.38
2029	2	6,400	7.7%	41.9%	$393,984	7.4%	45.2%	$61.56
2030	3	24,417	29.4%	71.2%	$1,784,719	33.5%	78.7%	$73.09
2031	1	3,010	3.6%	74.8%	$223,594	4.2%	82.9%	$74.28
2032	1	3,200	3.8%	78.7%	$217,536	4.1%	87.0%	$67.98
2033	1	9,600	11.5%	90.2%	$692,352	13.0%	100.0%	$72.12
2034	0	0	0.0%	90.2%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	90.2%	$0	0.0%	100.0%	$0.00
2036	0	0	0.0%	90.2%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	90.2%	$0	0.0%	100.0%	$0.00
Vacant	0	8,127	9.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	12	83,169	100.0%		$5,322,399	100.00%		$70.93

(1)	Information is based on the underwritten rent roll dated March 28, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Broadway Place Property is located within the Los Angeles–Long Beach–Anaheim, CA metropolitan statistical area and benefits from frontage along Broadway and its proximity to U.S. Route 66, providing strong accessibility and connectivity to nearby commercial and residential areas as well as Interstate 10 (Santa Monica Freeway), which provides direct east–west connectivity and terminates near the Pacific Ocean, Interstate 405, State Route 1 (Pacific Coast Highway) and State Route 2. The Broadway Place Property is approximately 0.3 miles from the 17th Street/Santa Monica College Metro E Line station, and approximately 0.1 miles from the nearest bus stop, with access to 14 transit routes. Los Angeles International Airport (LAX) is approximately nine miles away. Major attractions in the area include Third Street Promenade, Santa Monica Pier, Palisades Park, Santa Monica State Beach and Bergamot Station Arts Center. Major employers in the region include Allied Universal Manager, County of Los Angeles, Los Angeles Unified School District, The Walt Disney Company and State of California.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 39,025, 233,016 and 470,496, respectively, and the median household income within the same radii was approximately $114,880, $122,543 and $125,095, respectively.

According to the appraisal, the Broadway Place Property is located within the Santa Monica submarket of the Los Angeles metropolitan area. As of 2025, the Santa Monica submarket reported total inventory of approximately 17.0 million SF with a 19.9% vacancy rate and average asking rent of $61.27 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Broadway Place Property:

Market Rent Summary
Office Space
Market Rent (PSF)	$70.00
Lease Term (Months)	90
Lease Type (Reimbursements)	Triple Net
Tenant Improvements New (PSF)	$30.00
Rent Increase Projection	3.0% Increase per year

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-125

Office – Suburban	Loan #12	Cut-off Date Balance:	$43,000,000
2014 Broadway	Broadway Place	Cut-off Date LTV:	61.6%
Santa Monica, CA 90404		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	12.9%

The table below presents certain information relating to comparable sales with respect to the Broadway Place Property:

Comparable Office Sales
Property / Location	Year Built	Year Renovated	Sale Date	Total NRA (SF)	Occ. %(1)	Sale Price	Price PSF	Cap Rate
2014 Broadway, Santa Monica, CA	1946-1950	2024	-	83,169	90.2%	-	-	-
501 Santa Monica Blvd Office, Santa Monica, CA	1976	1990	July 2025	78,509	65.0%	$40,000,000	$510	-
2220 Colorado Avenue, Santa Monica, CA	1999	-	October 2024	225,773	100.0%	$188,000,000	$833	6.50%
9650 Wilshire Boulevard, Beverly Hills, CA	1935	1984	July 2024	285,149	74.6%	$211,000,000	$740	8.41%
1630-1638 12th Street, Santa Monica, CA	1955	-	September 2023	19,335	100.0%	$20,200,000	$1,045	4.70%
2701 Olympic Boulevard, Santa Monica, CA	1957	2017	August 2023	87,822	100.0%	$93,604,519	$1066	8.40%
Average(2)	1964			139,318	87.9%	$110,560,904	$839	7.00%

Source: Appraisal, unless indicated otherwise.

(1)	Based on the underwritten rent roll dated March 28, 2026.
(2)	Does not include the Broadway Place Property.

The table below presents certain information relating to comparable leases to the Broadway Place Property identified by the appraisal:

Comparable Office Leases
Property Name / Location	Year Built	Total NRA (SF)	Tenant Names	Tenant Type	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
Broadway Place Santa Monica, CA(1)	1946-1950	83,169	-	-	-	-	-	$69.12
13031 West Jefferson Los Angeles, CA	1971	346,008	Verizon Wireless	Office	04/2026	3.0	56,995	$67.20
729-733 Seward Street Los Angeles, CA	1925	25,500	Nike	Office	01/2026	7.6	25,500	$68.00
8665 Hayden Place Culver City, CA	2012	17,920	HKS Architects	Office	05/2025	10.8	17,920	$65.52
The Water Garden Santa Monica, CA	1990	367,301	AMC Networks	Office	09/2024	2.0	44,649	$72.00
401-415 Santa Monica Blvd Santa Monica, CA	1994	40,257	Syneos Health		02/2024	10.5	8,373	$76.80

Source: Appraisal, unless indicated otherwise.

(1)	Based on the underwritten rent roll dated March 28, 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Broadway Place Property of $69,800,000 as of April 29, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 26, 2026, there was evidence of recognized environmental conditions at the Broadway Place Property. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-126

Office – Suburban	Loan #12	Cut-off Date Balance:	$43,000,000
2014 Broadway	Broadway Place	Cut-off Date LTV:	61.6%
Santa Monica, CA 90404		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Broadway Place Property:

Cash Flow Analysis
	2024	2025	3/31/2026 TTM	UW	UW PSF
Base Rent(1)	$5,491,455	$5,176,255	$4,995,280	$5,322,399	$63.99
Grossed Up Vacant Space	$0	$0	$0	$568,890	$6.84
Gross Potential Rent	$5,491,455	$5,176,255	$4,995,280	$5,891,289	$70.84
Free Rent Adjustment	$243,762	$264,949	$241,442	$0	$0.00
(Vacancy/Credit Loss/Collection Loss)	$0	($50,236)	($50,239)	($568,890)	$(6.84)
Net Rental Income	$5,247,693	$4,861,071	$4,703,599	$5,322,399	$63.99
Other Income	$26,295	$5,382	$12,735	$12,735	$0.15
Parking/Garage/Other	$390,969	$379,576	$381,793	$420,000	$5.05
Total Recoveries	$1,209,589	$1,423,990	$1,333,027	$1,305,773	$15.70
Effective Gross Income	$6,874,546	$6,670,018	$6,431,154	$7,060,906	$84.90
Real Estate Taxes	$402,001	$419,254	$426,805	$538,113	$6.47
Insurance	$15,903	$85,313	$66,693	$69,166	$0.83
Management Fee	$192,928	$188,532	$195,031	$211,827	$2.55
Other Operating Expenses	$914,161	$661,345	$753,500	$706,387	$8.49
Total Expenses	$1,524,992	$1,354,445	$1,442,030	$1,525,493	$18.34

Net Operating Income(3)	$5,349,553	$5,315,574	$4,989,125	$5,535,413	$66.56
Replacement Reserves	$0	$0	$0	$16,634	$0.20
TI/LC	$0	$0	$0	$124,754	$1.50
Net Cash Flow	$5,349,553	$5,315,574	$4,989,125	$5,394,026	$64.86

Occupancy (%)(2)	NAV	NAV	90.2%	90.3%
NOI DSCR	1.89x	1.88x	1.77x	1.96x
NCF DSCR	1.89x	1.88x	1.77x	1.91x
NOI Debt Yield	12.4%	12.4%	11.6%	12.9%
NCF Debt Yield	12.4%	12.4%	11.6%	12.5%

(1)	UW Base Rent includes contractual rent steps taken through May 2027.
(2)	Historical occupancy figures prior to TTM 3/31/2026 are unavailable due to a change in ownership in 2025. TTM 3/31/2026 Occupancy (%) is based on the underwritten rent roll as of March 28, 2026. UW Occupancy (%) represents underwritten economic occupancy.
(3)	The increase from TTM 3/31/2026 Net Operating Income to the UW Net Operating Income is driven by recent leasing activity at the Broadway Place Property, including the renewals of Edmunds.com Inc. and Tool of North America LLC.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-127

Mortgage Loan No. 13 – 10 West End

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR			Location:	St. Louis Park, MN 55416
Original Balance(1):	$42,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$42,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2019/NAP
Borrower Sponsor:	BOF III Platform JV, LLC			Size:	343,896 SF
Guarantor:	BOF III Platform JV, LLC			Cut-off Date Balance Per SF(1):	$227
Mortgage Rate:	6.7500%			Maturity Date Balance Per SF(1):	$227
Note Date:	6/12/2026			Property Manager:	Bridge Commercial Real Estate -
Maturity Date:	7/1/2031				Minnesota, LLC
Term to Maturity:	60 months				(borrower-affiliated)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(4):	$10,350,392
Seasoning:	0 months			UW NCF:	$9,893,823
Prepayment Provisions:	YM1(53),O(7)			UW NOI Debt Yield(1):	13.3%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF Debt Yield(1):	12.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	13.3%
Additional Debt Balance(1):	$36,000,000			UW NCF DSCR(1):	1.85x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$9,422,159 (3/31/2026 TTM)
				2nd Most Recent NOI(4):	$9,174,035 (12/31/2025)
				3rd Most Recent NOI(4):	$7,495,129 (12/31/2024)
Reserves				Most Recent Occupancy:	96.3% (5/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.5% (12/31/2025)
RE Taxes:	$1,140,594	$285,148	NAP	3rd Most Recent Occupancy:	91.2% (12/31/2024)
Insurance(2):	$0	Springing	NAP	Appraised Value (as of):	$136,000,000 (5/14/2026)
Replacement Reserve:	$0	$5,732	NAP	Appraised Value Per SF:	$395
TI/LC Reserve(3):	$3,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio(1):	57.4%
Rent Concession Reserve:	$210,924	$0	NAP	Maturity Date LTV Ratio(1):	57.4%

Sources and Uses
Sources	Proceeds	% of Total	Us es	Proceeds	% of Total
Whole Loan Amount:	$78,000,000	100.0%	Loan Payoff:	$65,682,302	84.2%
			Return of Equity:	$6,828,390	8.8%
			Upfront Reserves:	$4,351,518	5.6%
			Closing Costs:	$1,137,790	1.5%
Total Sources:	$78,000,000	100.0%	Total Uses:	$78,000,000	100.0%

(1)	The 10 West End Mortgage Loan (as defined below) is part of the 10 West End Whole Loan (as defined below), with an aggregate original principal balance of $78,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 10 West End Whole Loan.
(2)	The borrower will be required to deposit 1/12th of the estimated annual insurance premiums upon (i) an event of default, (ii) an acceptable blanket policy is no longer in place for the 10 West End Property (as defined below), or (iii) borrower fails to provide evidence of payment of the insurance premiums at least 10 days prior to the due date.
(3)	If the balance of the TI/LC reserve falls below $1,000,000, the borrower will be required to deposit $57,316 monthly until the balance equals $1,000,000.
(4)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI and the increase from Most Recent NOI to UW NOI is primarily attributable to an increase in triple net leasing and occupancy at the 10 West End Property.

The Mortgage Loan. The thirteenth largest mortgage loan (the “10 West End Mortgage Loan”) is part of a whole loan (the “10 West End Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $78,000,000. The 10 West End Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in a 343,896 SF office property located in St. Louis Park, Minnesota (the “10 West End Property”). The 10 West End Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $42,000,000. The 10 West End Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR23 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-128

Office - Suburban	Loan #13	Cut-off Date Balance:	$42,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

The table below summarizes the promissory notes that comprise the 10 West End Whole Loan.

10 West End Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$42,000,000	$42,000,000	BANK5 2026-5YR23	Yes
A-2(1)	$36,000,000	$36,000,000	MSBNA	No
Total	$78,000,000	$78,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the 10 West End Whole Loan is BOF III MN 10 West End LLC, a Delaware limited liability company. The non-recourse carveout guarantor and sponsor for the 10 West End Whole Loan is BOF III Platform JV, LLC, which is a joint venture between Grosvenor Investments North America, LLC (“Grosvenor”) and Bridge Investment Group Holdings, LLC (“Bridge”).

Grosvenor is an alternative asset management firm. Grosvenor provides services in private equity, infrastructure, real estate, credit, and absolute return strategies. Founded in Chicago in 1971, Grosvenor has over 50 years of experience, with employees around the world, including New York, Toronto, Chicago, London, Frankfurt, Hong Kong, Seoul, and Tokyo. Bridge is a real estate investment and property management firm that was founded in 2009. Bridge Investment Group is led by a group of experienced leaders, and has over 300 employees. In 2025, Bridge was acquired by Apollo Global Management.

The Property. The 10 West End Property is an 11-story, 343,896 SF Class A office building situated on a 3.54 acre site in St. Louis Park, Minnesota. Built in 2019, the 10 West End Property offers amenities to tenants including a fitness center, conference and training facilities, free WiFi, a sky deck, bike room, electric vehicle charging, and a seven-story parking garage which contains 1,292 parking spaces, resulting in a parking ratio of approximately 3.76 spaces per 1,000 SF.

The borrower acquired the 10 West End Property in November 2022 for approximately $118.5 million. Since acquisition, the borrower sponsor has invested approximately $2.8 million in capital improvements and an additional $12.2 million in tenanting costs at the 10 West End Property, resulting in a total cost basis of approximately $133.5 million. At acquisition, the 10 West End Property was approximately 73% occupied, Since acquisition, the borrower sponsor has executed nine new leases for approximately 95,000 SF and 32.1% of underwritten base rent. As of May 1, 2026, the 10 West End Property was 96.3% leased to 23 tenants with a weighted average lease term remaining of approximately 5.7 years. The 10 West End Property rent roll is granular, with the top five tenants at the 10 West End Property accounting for 58.1% of SF and 59.6% of underwritten base rent, with no other tenant accounting for over 7.1% of SF or 6.9% of underwritten base rent. The tenancy at the 10 West End Property is diverse, with tenants operating in various industries such as consulting, investment management, hospitality, real estate, agriculture, professional staffing, and brokerage services.

Major Tenants.

HDR Engineering (61,128 SF, 17.8% of NRA, 18.1% of underwritten rent). HDR Engineering is a private consulting firm that specializes in architecture, engineering, environmental, and construction services. Founded in Nebraska in 1917, HDR Engineering currently has over 14,000 employees in over 200 offices around the world. HDR Engineering has been a tenant at the 10 West End Property since February 2021, and expanded its space at the 10 West End Property in August 2023 (7,455 SF) and June 2026 (6,141 SF). HDR Engineering, has a lease end date of December 31, 2028 with two, five-year renewal options remaining and no termination options. HDR Engineering’s current annual contract rent is $31.05 PSF, and it has an annual underwritten base rent of $36.17 PSF.

Kemps, LLC (34,853 SF, 10.1% of NRA, 11.8% of underwritten rent). Founded in 1914, Kemps, LLC is an American dairy company which produces a variety of dairy products primarily in the midwestern portion of the United States. In 2011, Kemps, LLC was acquired by Dairy Farmers of America, one of the largest dairy companies in the country. Kemps, LLC has been a tenant at the 10 West End Property since October 2023, when the firm established its space at the 10 West End Property as its new global headquarters. Kemps, LLC expanded their space an additional 10,165 SF in February 2026. Kemps, LLC has a lease end date of December 31, 2036, approximately 5.5 years after the maturity of the 10 West End Whole Loan, with two, five-year renewal options remaining and no termination options. Kemps, LLC has a monthly rent abatement of approximately $35,154 from August 2026 through January 2027, which was reserved for at origination. Kemps, LLC current annual contract rent is $35.48 PSF, and it has an annual underwritten base rent of $36.17 PSF.

Radisson Hospitality Inc. (34,697 SF, 10.1% of NRA, 9.9% of underwritten rent). Radisson Hospitality Inc. is an international hospitality firm which operates in Europe, the Middle East, Africa, and the Asia-Pacific regions. In 2022, Radisson Hospitality Inc. sold their United States operations to Choice Hotels International, Inc. Radisson Hospitality Inc. fully subleases its space to HMA Group Holdings, LLC (“HMA”) related to the corporate sale and merger. The sublease began in 2024 and is coterminous with the Radisson Hospitality Inc. lease, which has a lease expiration date of October 31, 2032, with two, five-year renewal options and no termination options. The sublease rent is $30.00 PSF, which is in line with the direct Radisson lease. HMA is a hospitality company which owns and operates national hotel brands such as InterContinental Hotels Group (IHG), Marriott, Hilton, Hyatt and Choice.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-129

Office - Suburban	Loan #13	Cut-off Date Balance:	$42,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

The following table presents a summary regarding the major tenants at the 10 West End Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent		% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
HDR Engineering	NR/NR/NR	61,128	17.8%	$1,933,446		18.1%	$31.63	12/31/2028	2 x 5 yr	N
Kemps, LLC	NR/Baa1/BBB+	34,853	10.1%	$1,260,484	(3)	11.8%	$36.17	12/31/2036	2 x 5 yr	N
Radisson Hospitality Inc	NR/Baa3/BBB-	34,697	10.1%	$1,058,259		9.9%	$30.50	10/31/2032	2 x 5 yr	N
Two Harbors Investment Corp	NR/NR/NR	34,640	10.1%	$1,039,200		9.7%	$30.00	4/30/2033	2 x 5 yr	Y(4)
AB Carval Investors LP	NR/NR/NR	34,622	10.1%	$1,073,282		10.0%	$31.00	12/31/2031	2 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		199,940	58.1%	$6,364,671		59.6%	$31.83

Other Tenants		131,306	38.2%	$4,317,638		40.4%	$32.88
Occupied Subtotal/Wtd. Avg.		331,246	96.3%	$10,682,308		100.0%	$32.25

Vacant Space		12,650	3.7%
Total/Wtd. Avg.		343,896	100.0%

(1)	Information is based on the underwritten rent roll dated May 1, 2026.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Kemps, LLC has a monthly rent abatement of approximately $35,154 from August 2026 through January 2027, which was reserved for at origination.
(4)	Two Harbors Investment Corp has the right to terminate its lease effective June 30, 2029 by providing written notice to the landlord no later than June 30, 2028 and paying a termination fee equal to the amount of (i) base rent for the entire premises which would be payable for the two month period immediately following the termination date, (ii) the estimated annualized amount of expenses which would be payable for the two month period immediately following the termination date, and (iii) the remaining transaction costs from the period between the termination date and March 31, 2033, which will amortize on a straight-line basis at an interest rate of 8.0%.

The following table presents certain information relating to the lease rollover at 10 West End Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	1	14,283	4.2%	4.2%	$396,353	3.7%	3.7%	$27.75
2028	2	68,571	19.9%	24.1%	$2,141,850	20.1%	23.8%	$31.24
2029	6	20,599	6.0%	30.1%	$727,362	6.8%	30.6%	$35.31
2030	4	15,519	4.5%	34.6%	$588,144	5.5%	36.1%	$37.90
2031	1	34,622	10.1%	44.7%	$1,073,282	10.0%	46.1%	$31.00
2032	1	34,697	10.1%	54.8%	$1,058,259	9.9%	56.0%	$30.50
2033	5	79,610	23.1%	77.9%	$2,496,206	23.4%	79.4%	$31.36
2034	1	24,372	7.1%	85.0%	$767,718	7.2%	86.6%	$31.50
2035	0	0	0.0%	85.0%	$0	0.0%	86.6%	$0.00
2036	2	38,973	11.3%	96.3%	$1,433,134	13.4%	100.0%	$36.77
2037 & Thereafter	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
Vacant	0	12,650	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	23	343,896	100.0%		$10,682,308	100.0%		$32.25

(1)	Information obtained from the underwritten rent roll dated May 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.

The 10 West End Property is located in St. Louis Park, Minnesota within Hennepin County. The 10 West End Property is located within the West End mixed-use development, which includes retail, multifamily, and office space approximately four miles west of downtown Minneapolis. The 10 West End Property is located within walking distance of restaurants, retail shops, hotels, grocery stores, and apartments. Bridge, one of the members of the borrower sponsor and non-recourse carveout guarantor, owns two office properties within approximately one and four miles of the 10 West End Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-130

Office - Suburban	Loan #13	Cut-off Date Balance:	$42,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

The 10 West End Property is located in the I-394 Corridor submarket of the Minneapolis office market. According to the appraisal, the I-394 Corridor office submarket had a total inventory of 29,651,184 SF, a vacancy rate of 10.4%, and average asking gross rents of $28.69 PSF in 2025. According to the appraisal, the Minneapolis office market had an inventory of 205,875,465 SF, a vacancy rate of 11.9%, and average asking gross rents of $23.29 PSF in 2025. According to the appraisal, the 2025 average population within a one-, three-, and five-mile radius of the 10 West End Property was 9,835, 121,800, and 432,142, respectively. According to the appraisal, the 2025 median household income within the same radii of the 10 West End Property was $106,068, $93,032, and $85,726, respectively.

The following table presents recent leasing data for office tenants at comparable office properties with respect to the 10 West End Property:

Comparable Office Lease Summary
Subject/Location	Size (SF)	Year Built / Renovated	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (years)	Rent PSF
10 West End (Subject Property)(1) 1601 Utica Avenue South St. Louis Park, MN	343,896	2019 / NAP	HDR Engineering	61,128	Feb. 2021	7.9	$31.63
7250 France 7250 France Avenue South Edina, MN	136,066	2026 / NAP	NAV	11,619	Aug. 2026	10.0	$42.00
7001 France 7001 France Avenue South Edina, MN	235,130	2026 / NAP	NorthMarq NAV	52,963 20,606	Jun. 2026 Jun. 2026	10.0 5.4	$38.00 $38.00
RBC Gateway 250 Nicollet Mall Minneapolis, MN	1,101,164	2022 / NAP	NAV	3,539	Dec. 2024	10.0	$32.00
The Steelman Exchange 241 North 5th Avenue Minneapolis, MN	227,779	2019 / NAP	Grant Thornton International	15,314	Jul. 2024	10.0	$29.00

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll dated May 1, 2026 besides Year Built / Renovated.

Appraisal. The appraisal concluded an “As-Is” appraised value for the 10 West End Property of $136,000,000 as of May 14, 2026.

Environmental Matters. According to the Phase I environmental site assessment dated May 11, 2026, there was no evidence of any recognized environmental conditions at the 10 West End Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-131

Office - Suburban	Loan #13	Cut-off Date Balance:	$42,000,000
1601 Utica Avenue South	10 West End	Cut-off Date LTV:	57.4%
St. Louis Park, MN 55416		UW NCF DSCR:	1.85x
		UW NOI Debt Yield:	13.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 10 West End Property:

Cash Flow Analysis
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$9,812,589	$10,189,738	$10,044,699	$10,225,362	$11,188,308	$32.53
Reimbursements	$3,537,900	$5,186,700	$6,079,893	$6,087,137	$6,338,464	$18.43
Other Income(2)	$29,004	$37,603	$48,573	$48,572	$45,225	$0.13
Less Vacancy & Credit Loss	($1,871,791)	($1,735,524)	($569,189)	($615,546)	($876,339)	($2.55)
Effective Gross Income	$11,507,702	$13,678,517	$15,603,976	$15,745,526	$16,695,659	$48.55

Real Estate Taxes	$2,828,373	$3,419,575	$3,402,790	$3,295,685	$3,322,119	$9.66
Insurance	$134,944	$143,955	$144,434	$142,942	$144,333	$0.42
Other Expenses	$2,666,920	$2,619,859	$2,882,717	$2,884,739	$2,878,815	$8.37
Total Expenses	$5,630,236	$6,183,389	$6,429,941	$6,323,366	$6,345,266	$18.45

Net Operating Income(3)	$5,877,466	$7,495,129	$9,174,035	$9,422,159	$10,350,392	$30.10
Capital Expenditures	$0	$0	$0	$0	$68,779	$0.20
TI/LC	$0	$0	$0	$0	$387,790	$1.13
Net Cash Flow	$5,877,466	$7,495,129	$9,174,035	$9,422,159	$9,893,823	$28.77

Occupancy %(4)	89.7%	91.2%	94.5%	96.3%	95.0%
NOI DSCR	1.10x	1.40x	1.72x	1.77x	1.94x
NCF DSCR	1.10x	1.40x	1.72x	1.77x	1.85x
NOI Debt Yield	7.5%	9.6%	11.8%	12.1%	13.3%
NCF Debt Yield	7.5%	9.6%	11.8%	12.1%	12.7%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated May 1, 2026, and includes rent steps through July 2026.
(2)	Other Income includes parking fees, late fees, utility charges, sign revenue, and other miscellaneous fees.
(3)	The increase in 2023 Net Operating Income to UW Net Operating Income is attributable to increased triple-net leasing at the 10 West End Property.
(4)	UW Occupancy % represents economic occupancy. 3/31/2026 TTM Occupancy (%) is based on the underwritten rent roll dated as of May 1, 2026. Historical occupancy figures represent physical occupancy.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-132

Mortgage Loan No. 14 – One Washington

Mortgage Loan Information					Property Information
Mortgage Loan Seller:	WFB				Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/MDBRS):	NR/NR/NR				Location:	Boston, MA 02108
Original Balance:	$38,025,000				General Property Type:	Office
Cut-off Date Balance:	$38,025,000				Detailed Property Type:	CBD
% of Initial Pool Balance:	3.2%				Title Vesting:	Fee
Loan Purpose:	Refinance				Year Built/Renovated:	1972/2021
Borrower Sponsor:	The Georgetown Company				Size:	153,759 SF
Guarantors:	Georgetown Investors 1, LLC				Cut-off Date Balance PSF:	$247
Mortgage Rate:	7.3890%				Maturity Date Balance PSF:	$247
Note Date:	6/11/2026				Property Manager:	Park Madison Property
Maturity Date:	6/11/2031					Management Co., LLC
Term to Maturity:	60 months					(borrower-related) and CBRE, Inc
Amortization Term:	0 months				Underwriting and Financial Information
IO Period:	60 months				UW NOI(2):	$5,115,869
Seasoning:	1 month				UW NCF:	$4,854,479
Prepayment Provisions:	L(25),D(31),O(4)				UW NOI Debt Yield:	13.5%
Lockbox/Cash Mgmt Status:	Hard/In Place				UW NCF Debt Yield:	12.8%
Additional Debt Type:	NAP				UW NOI Debt Yield at Maturity:	13.5%
Additional Debt Balance:	NAP				UW NCF DSCR:	1.70x
Future Debt Permitted (Type):	No (NAP)				Most Recent NOI(2):	$3,932,468 (3/31/2026 TTM)
Reserves(1)					2nd Most Recent NOI:	$3,542,057 (12/31/2025)
Type	Initial	Monthly		Cap	3rd Most Recent NOI:	$4,240,254 (12/31/2024)
RE Taxes:	$375,417	$125,139		NAP	Most Recent Occupancy:	92.2% (4/30/2026)
Insurance:	$0	Springing	(1)	NAP	2nd Most Recent Occupancy:	89.6% (12/31/2025)
Replacement Reserve:	$546,500	$2,562		NAP	3rd Most Recent Occupancy:	95.0% (12/31/2024)
TI/LC Reserve:	$800,000	$19,211		NAP	Appraised Value (as of):	$58,500,000 (4/21/2026)
Existing TI/LC Reserve:	$334,815	$0		NAP	Appraised Value PSF:	$380
Deferred Maintenance:	$14,318	$0		NAP	Cut-off Date LTV Ratio:	65.0%
Rent Concession Reserve:	$30,511	$0		NAP	Maturity Date LTV Ratio:	65.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,025,000	97.0%	Loan Payoff:	$36,692,589	93.6%
Borrower Sponsor Equity:	$1,168,733	3.0%	Upfront Reserves:	$2,101,561	5.4%
			Closing Costs:	$399,582	1.0%
Total Sources:	$39,193,733	100.0%	Total Uses:	$39,193,733	100.0%

(1)	The borrower is required to deposit into an insurance reserve account on a monthly basis, 1/12th of the amount payable for renewal of the coverage afforded by the insurance policies; provided that no such reserves are required if (i) no event of default has occurred and is continuing and (ii) the One Washington Property (as defined below) is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 days prior to the expiration date of the policies.
(2)	The increase from Most Recent NOI to UW NOI was primarily driven by new leases (Consulate General of Israel, Lavallee Brensinger PLLC, and Weston & Sampson Engineers) which commenced after May 1, 2025 and contribute approximately $1.1 million of base rent.

The Mortgage Loan. The fourteenth largest mortgage loan (the “One Washington Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,025,000 and secured by the borrower’s fee interest in a multi-tenant office building with retail space totaling 153,759 SF, located in Boston, Massachusetts (the “One Washington Property”).

The Borrower and the Borrower Sponsor. The borrower is Boston Cornhill LLC, a Delaware limited liability company and single-purpose entity. The borrower sponsor is The Georgetown Company, and the non-recourse carveout guarantor is Georgetown Investors 1, LLC, an affiliate of the borrower sponsor.

Founded in 1978, The Georgetown Company is a privately held diversified real estate company led by chief executive officer Adam Flatto. Headquartered in New York, The Georgetown Company has offices in Columbus, OH; Washington, D.C.; Atlanta, GA; and Los Angeles, CA. Over its 40+ year history, Georgetown and its principals have developed, owned and overseen in excess of 25 million square feet of office, residential, retail and recreational properties.

The Property. The One Washington Property is a Class B, multi-tenant high-rise office building property with retail space and is located in Boston, Massachusetts. Constructed in 1972 and renovated periodically over the last 10 years, most recently in 2021, the One Washington Property is a 16-story building and is situated on a 0.40-acre site, positioned on the west side of Washington Mall and south of City Hall Plaza. The One Washington Property includes two retail tenants, Staples and Five Iron Golf, which account for 22.9% of the NRA and 23.0% of the underwritten rent. Since the acquisition of the property in 2013, the borrower sponsor has invested approximately $19.3 million in capital expenditures and improvements at the One Washington Property. Parking is provided by 18 on-site subterranean parking spaces, resulting in a parking ratio of approximately 0.12 spaces per 1,000 square feet

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-133

Office – CBD	Loan #14	Cut-off Date Balance:	$38,025,000
1 Washington Mall	One Washington	Cut-off Date LTV:	65.0%
Boston, MA 02108		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	13.5%

of net rentable area. As of April 30, 2026, the One Washington Property was 92.2% leased to 18 separate tenants and has a weighted-average remaining lease term of 4.4 years.

Major Tenants.

WinnResidential (27,415 SF; 17.8% of NRA; 23.8% of underwritten rent). WinnResidential is the property management division of WinnCompanies, a United States-based real estate development and property management firm, which was founded in 1971. Over time, WinnResidential has evolved into one of the company’s primary business units, focusing on multifamily housing management across affordable, military, and market-rate segments. WinnResidential oversees a portfolio comprising over 840 properties and over 120,000 residential units across 26 states and the District of Columbia. WinnResidential has been in occupancy at the One Washington Property since 2019, has a lease expiration in December 2029 and has three five-year extension options and no termination options.

Staples (17,656 SF; 11.5% of NRA; 12.0% of underwritten rent). Staples, Inc. is a workplace products and services company headquartered in Framingham, Massachusetts. The company was founded in 1986, when it introduced the office superstore concept with the opening of its first retail location in Brighton, Massachusetts. Staples operates more than 900 retail stores in the United States, supported by a network of fulfillment centers and e-commerce platforms. Staples has occupied two suites at the One Washington Property since February 2013 and all associated leases have an expiration date in February 2028. One of the suites occupied by Staples (Suite 200, 8.9% NRA) has two five-year extension options and none of the suites has a termination option.

Five Iron Golf (17,576 SF; 11.4% of NRA; 11.0% of underwritten rent). Five Iron Golf is an indoor golf and entertainment company that combines technology-enabled golf practice with hospitality-oriented venues. The company’s business model centers on the integration of technology-based golf simulation with hospitality services. Five Iron Golf was founded in 2017, beginning with a single location on Fifth Avenue in New York City’s Flatiron District and has since expanded to over 30 locations across major cities in the United States, with additional international franchise locations in multiple countries. Five Iron Golf has occupied two suites at the One Washington Property since August 2022, and all associated leases have a lease expiration in August 2033. One of the suites occupied by Five Iron Golf (Suite 100-B/105, 9.6% NRA) has two five-year extension options and none of the suites has a termination option.

The following table presents certain information relating to the tenancy at One Washington Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Total SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
WinnResidential	NR/NR/NR	27,415	17.8%	$1,939,389	23.8%	$70.74	12/31/2029	3 x 5 yrs	N
Staples	NR/NR/NR	17,656	11.5%	$981,755	12.0%	$55.60	2/26/2028	2 x 5 yrs	N
Five Iron Golf	NR/NR/NR	17,576	11.4%	$899,096	11.0%	$51.15	8/31/2033	2 x 5 yrs	N
Consulate General of Israel	A/Baa1/A	8,773	5.7%	$535,153	6.6%	$61.00	8/31/2045	1 x 5 yrs	N
Stewart Title Guaranty Company	BBB-/NR/NR	8,031	5.2%	$530,207	6.5%	$66.02	9/30/2027	1 x 5 yrs	N
Major Tenants Subtotal/Wtd. Avg.		79,451	51.7%	$4,885,600	59.9%	$61.49

Other Tenants		62,276	40.5%	$3,274,259	40.1%	$52.58
Occupied Subtotal/Wtd. Avg.		141,727	92.2%	$8,159,858	100.0%	$57.57

Vacant Space		12,032	7.8%
Total/Wtd. Avg.		153,759	100.0%

(1)	Based on the underwritten rent roll dated April 30, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-134

Office – CBD	Loan #14	Cut-off Date Balance:	$38,025,000
1 Washington Mall	One Washington	Cut-off Date LTV:	65.0%
Boston, MA 02108		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	13.5%

The following table presents certain information relating to the lease rollover schedule at the One Washington Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling	UW Base Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	4	13,051	8.5%	8.5%	$795,704	9.8%	9.8%	$60.97
2028	4	30,117	19.6%	28.1%	$1,641,044	20.1%	29.9%	$54.49
2029	5	40,377	26.3%	54.3%	$2,682,673	32.9%	62.7%	$66.44
2030	1	4,792	3.1%	57.5%	$259,251	3.2%	65.9%	$54.10
2031	5	27,041	17.6%	75.0%	$1,346,937	16.5%	82.4%	$49.81
2032	0	0	0.0%	75.0%	$0	0.0%	82.4%	$0.00
2033	2	17,576	11.4%	86.5%	$899,096	11.0%	93.4%	$51.15
2034	0	0	0.0%	86.5%	$0	0.0%	93.4%	$0.00
2035	0	0	0.0%	86.5%	$0	0.0%	93.4%	$0.00
2036	0	0	0.0%	86.5%	$0	0.0%	93.4%	$0.00
Thereafter	2	8,773	5.7%	92.2%	$535,153	6.6%	100.0%	$61.00
Vacant	0	12,032	7.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	23	153,759	100.0%		$8,159,858	100.0%		$57.57

(1)	Based on the underwritten rent roll dated April 30, 2026.

The Market. The One Washington Property is located at 1 Washington Mall in Boston, Massachusetts, within the Boston-Cambridge-Newton, Massachusetts-New Hampshire Core-Based Statistical Area (“CBSA”). The One Washington Property is situated adjacent to City Hall Plaza and within walking distance of Faneuil Hall, with other nearby landmarks including the Old State House, Post Office Square, Downtown Crossing, and Boston’s waterfront, benefiting from the recent $70 million renovation of the seven-acre City Hall Plaza in 2022. The One Washington Property features good accessibility and is proximate to several major transportation arteries. Interstate 93, a primary north-south highway, runs through downtown Boston providing access to regional roadways including I-95, Route 3, and I-495. The region's primary east-west artery, Interstate 90 (the Mass Pike), is also accessible, connecting Boston to the western parts of the state and into New York. The One Washington Property is in close proximity to both South Station, which is a major transportation hub for Greater Boston, providing service for Amtrak, MBTA Commuter Rail, the Red Line subway, and the Silver Line bus, with connections to downtown Boston, the Seaport District, and Cambridge. Logan International Airport is accessible from the property via subway or water shuttle. Major attractions and demand generators include Faneuil Hall Marketplace, a significant tourist and retail destination with over 70 stores and 14 restaurants. Major employers in the Boston CBSA include EMC International Holdings, Inc., Marmaxx Operating Corp., Pharmaron, Inc. and Parexel International, LLC.

According to the appraisal, the One Washington Property is located within the Financial District submarket within the Boston office market. As of the fourth quarter of 2025, the submarket had an inventory of 35.9 million SF with a vacancy rate of 21.6% and a direct average rent of $71.31 PSF. The appraiser concluded a market rent range of $52.00 to $65.00 for the One Washington Property.

According to the appraisal, the 2024 population within the Boston-Cambridge-Newton, Massachusetts-New Hampshire CBSA is 4.9 million and the average household income within the CBSA, as of 2024, was $139,452, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Washington Property:

Market Rent Summary(1)
	Retail - Five Iron	Retail - Staples	Office - FL 2-9 (other than FL 5)	Office - FL 5	Office - FL 10-18
Market Rent (PSF)	$50.00	$60.00	$52.00	$65.00	$54.00
Lease Term (Years)	10	10	5	5	5
Lease Type	NNN	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Escalations (Annual)	3.0%	2.0%	2.0%	2.0%	2.0%
Tenant Improvements (New/Renewal)	$100 / $0	$100 / $0	$55 / $30	$55 / $30	$55 / $30
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	$15.00 / $15.00	$15.00 / $15.00	$15.00 / $15.00
Free Rent (Months) (New/Renewal)	6 / 3	6 / 3	5 / 3	5 / 3	5 / 3

(1)	Information obtained from the appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-135

Office – CBD	Loan #14	Cut-off Date Balance:	$38,025,000
1 Washington Mall	One Washington	Cut-off Date LTV:	65.0%
Boston, MA 02108		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	13.5%

The table below presents certain information relating to comparable properties to the One Washington Property identified by the appraisal:

One Washington Comparable Office Leases
Property Name	Year Built / Renovated	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
One Washington 1 Washington Mall Boston, MA	1972 / 2021	WinnResidential(1)	27,415(1)	Various(1)	10.0(1)	$70.74(1)
Ten Post Office Square, 10 Post Office Square, Boston, MA	1924 / 2005	Fairmont Consulting	8,025	Mar-26	7.0	$54.00
343 Congress Street, Boston, MA	1888 / 2000	Chewy	26,599	Mar-26	5.0	$55.50
35 Thomson Place, Boston, MA	1910 / NAP	The SLAM Collaborative	8,223	Nov-25	7.0	$50.50
One Liberty Square, 1 Liberty Square, Boston, MA	1926 / 1994	Melick and Porter	12,607	Nov-25	7.0	$52.00
One Bowdoin Square, Boston, MA	1968 / 1999	Smartleaf	6,732	Oct-25	3.0	$52.00
The Landmark Building, 160 Federal Street, Boston, MA	1929 / 1986	Barclay Damon	11,648	Oct-25	5.0	$65.00
374 Congress Street, Boston, MA	1905 / 2007	FIS	2,783	Aug-25	5.0	$58.00
155 Federal Street, Boston, MA	1983 / NAP	R4 Capital	11,269	Jun-25	10.0	$55.00
One Bowdoin Square, Boston, MA	1968 / 1999	Arrowood	6,020	Mar-25	3.0	$51.00

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated April 30, 2026.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One Washington Property:

One Washington Comparable Retail Leases
Property Name	Year Built / Renovated	Tenant	Tenant Size (SF)	Lease Date/ Term (yrs.)	Lease Term (years)	Base Rent PSF
One Washington 1 Washington Mall Boston, MA	1972 / 2021	Five Iron Golf(1)	17,576(1)	Aug-22(1)	11.0(1)	51.15(1)
Mixed-Use Building 399 Washington Street Boston, MA	1881 / 2026	Uniqlo	26,482	Apr-26	10.0	$38.00
Vertex Building 11 Fan Pier Boulevard Boston, MA	2013 / NAP	Tacos El Chikis	2,279	Jul-25	10.0	$62.00
Vertex Building 11 Fan Pier Boulevard Boston, MA	2013 / NAP	Committee	6,704	Jun-25	10.0	$63.00
745 Atlantic Avenue Boston, MA	1988 / 2014	Flour & Egg	3,400	Jan-25	10.0	$35.00
15 Broad Street Boston, MA	1910 / NAP	ARI Boston	1,929	Apr-24	5.0	$47.00
Faneuil Hall 1 South Market Street Boston, MA	1900 / 1975	Sugar Factory	9,300	Jan-24	10.0	$51.16

Source: Appraisal.

(1)	Based on the underwritten rent roll dated April 30, 2026.

Appraisal. According to the appraisal as of April 21, 2026, the One Washington Property had an “as-is” appraised value of $58,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated April 28, 2026, there was no evidence of any recognized environmental conditions at the One Washington Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-136

Office – CBD	Loan #14	Cut-off Date Balance:	$38,025,000
1 Washington Mall	One Washington	Cut-off Date LTV:	65.0%
Boston, MA 02108		UW NCF DSCR:	1.70x
		UW NOI Debt Yield:	13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at One Washington Property:

Cash Flow Analysis(1)
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF
Base Rent(2)	$6,373,433	$7,028,824	$6,579,121	$6,926,538	$8,785,522	$57.14
Gross Potential Rent	$6,373,433	$7,028,824	$6,579,121	$6,926,538	$8,785,522	$57.14
Expense Reimbursement	$469,329	$508,009	$384,974	$364,681	$368,551	$2.40
Other Income	$122,595	$122,400	$116,688	$137,994	$138,005	$0.90
Net Rental Income	$6,965,357	$7,659,233	$7,080,783	$7,429,213	$9,292,079	$60.43
(Vacancy/Credit Loss)	($1,025)	$0	$0	$0	($625,664)	($4.07)
Effective Gross Income	$6,964,332	$7,659,233	$7,080,783	$7,429,213	$8,666,415	$56.36

Real Estate Taxes	$1,828,021	$1,659,534	$1,582,356	$1,506,131	$1,430,156	$9.30
Insurance	$75,849	$77,305	$64,866	$64,742	$58,777	$0.38
Management Fee	$118,395	$126,107	$126,177	$124,252	$259,992	$1.69
Other Operating Expenses	$1,467,929	$1,556,033	$1,765,327	$1,801,620	$1,801,620	$11.72
Total Expenses	$3,490,194	$3,418,979	$3,538,726	$3,496,745	$3,550,546	$23.09

Net Operating Income(3)	$3,474,138	$4,240,254	$3,542,057	$3,932,468	$5,115,869	$33.27
Capital Expenses	$0	$0	$0	$0	$30,752	$0.20
TI/LC	$0	$0	$0	$0	$230,639	$1.50
Net Cash Flow	$3,474,138	$4,240,254	$3,542,057	$3,932,468	$4,854,479	$31.57

Occupancy (%)(4)	86.8%	95.0%	89.6%	92.2%	92.9%
NOI DSCR	1.22x	1.49x	1.24x	1.38x	1.80x
NCF DSCR	1.22x	1.49x	1.24x	1.38x	1.70x
NOI Debt Yield	9.1%	11.2%	9.3%	10.3%	13.5%
NCF Debt Yield	9.1%	11.2%	9.3%	10.3%	12.8%

(1)	Information is based on the underwritten rent roll dated as of April 30, 2026.
(2)	UW Base Rent includes contractual rent steps taken through April 2027.
(3)	The increase in Net Operating Income from 3/31/2026 TTM to UW was primarily driven by new leases (Consulate General of Israel, Lavallee Brensinger PLLC, and Weston & Sampson Engineers) which commenced after May 1, 2025 and contribute approximately $1.1 million of base rent.
(4)	UW Occupancy % represents economic occupancy and 3/31/2026 TTM occupancy represents physical occupancy as of April 30, 2026.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-137

Mortgage Loan No. 15 – Hazleton Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/MDBRS):	NR/NR/NR			Location:	Hazleton, PA 18202
Original Balance:	$38,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$38,000,000			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	3.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(6):	Various/Various
Borrower Sponsor:	Hamister Group, LLC			Size(6):	314 Rooms
Guarantor:	Daniel M. Hamister			Cut-off Date Balance per Room:	$121,019
Mortgage Rate:	6.9610%			Maturity Date Balance per Room:	$121,019
Note Date:	6/12/2026			Property Manager:	Hamister Group, LLC
Maturity Date:	7/1/2031				(borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$5,198,349
IO Period:	60 months			UW NCF:	$4,703,415
Seasoning:	0 months			UW NOI Debt Yield:	13.7%
Prepayment Provisions(1):	L(24),D(29),O(7)			UW NCF Debt Yield:	12.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.7%
Additional Debt Type:	NAP			UW NCF DSCR:	1.75x
Additional Debt Balance:	NAP			Most Recent NOI:	$5,084,816 (4/30/2026 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$5,295,187 (12/31/2025)
Reserves				3rd Most Recent NOI:	$5,448,716 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	74.9% (4/30/2026)
RE Taxes:	$171,967	$28,661	NAP	2nd Most Recent Occupancy:	76.9% (12/31/2025)
Insurance:	$0	Springing(2)	NAP	3rd Most Recent Occupancy:	73.1% (12/31/2024)
FF&E Reserve:	$0	$41,244(3)	NAP	Appraised Value (as of)(7):	$56,200,000 (4/9/2026)
Deferred Maintenance:	$11,688	$0	NAP	Appraised Value per Room:	$178,981
PIP Reserve(4):	$3,800,000	$0	NAP	Cut-off Date LTV Ratio(7):	67.6%
Franchise Renewal Reserve(5):	$0	Springing	NAP	Maturity Date LTV Ratio(7):	67.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$38,000,000	100.0%	Loan Payoff:	$22,733,744	59.8%
			Return of Equity:	$10,571,428	27.8%
			Reserves:	$3,983,655	10.5%
			Closing Costs:	$711,174	1.9%
Total Sources:	$38,000,000	100.0%	Total Uses:	$38,000,000	100.0%

(1)	See “Release of Properties” below for further discussion.
(2)	On each monthly payment date, if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments. The Hazleton Hotel Portfolio Properties (as defined below) are currently insured under a blanket insurance policy.
(3)	Monthly furniture, fixtures and equipment (“FF&E”) reserve equals greater of 4% of room revenue for the calendar month that is two months prior to the monthly payment date or the amount required by the franchisor (initially estimated to be $41,244).
(4)	In February 2026, the franchisor, Hilton Franchise Holding LLC (“Hilton”), required a Property Improvement Plan (“PIP”) for the Hampton Inn Hazleton property to meet the current brand standards. Hilton provided a mid-range PIP budget of $3,281,741. At loan closing, $3.8 million was reserved upfront for PIP completion.
(5)	The borrower is required to deposit $144,000 into the Franchise Renewal Reserve account on a monthly basis during the 30 months prior to the maturity date, unless the franchise expiration dates of the Residence Inn Hazleton property and Fairfield Inn Hazleton property are extended at terms acceptable to lender.
(6)	See the “Hazleton Hotel Portfolio Property Schedule” table below for details regarding the individual properties.
(7)	Includes the “As is” values for the Residence Inn Hazleton property ($15,900,000) and Fairfield Inn Hazleton property ($15,900,000) and “Hypothetical As if Complete” value for the Hampton Inn Hazleton property ($24,400,000) each as of April 9, 2026. The appraisal concluded a “Hypothetical As if Complete” value of $24,400,000 for the Hampton Inn Hazleton property which assumes a total capital expenditure of $3,500,000 will be completed in a competent and timely manner. A PIP amount of $3.8 million was reserved at loan origination. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate “as-is” appraised value of $52,800,000 are 72.0% and 72.0%, respectively.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Hazleton Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,000,000 and secured by fee mortgages encumbering three limited service hospitality properties located in Hazleton, Pennsylvania (collectively, the “Hazleton Hotel Portfolio Properties”, and each individually a “Hazleton Hotel Portfolio Property”).

The Borrowers and the Borrower Sponsor. The borrowers are HH FF1 Hazleton, LLC, HH H1 Hazleton, LLC and HH R1 Hazleton, LLC, each a Delaware limited liability company and single-purpose entity. The borrower sponsor is Hamister Group, LLC (“Hamister Group”) and the non-recourse carve-out guarantor is Daniel M. Hamister.

Hamister Group was founded in 1977 by Mark E. Hamister. Daniel M. Hamister began working in the Hamister Group in 2001 and took the role of chairman and chief executive officer in August 2021. Hamister Group is a Buffalo, New York-based real estate investment and management firm with over 48 years of experience across the healthcare and hospitality sectors. Since its founding, Hamister Group has acquired or developed 12 hotels throughout the United States. Currently, Hamister Group's portfolio consists of 11 hotels, 13 senior living or home health care facilities and four apartment complexes. The hotel properties are primarily Marriott and Hilton-branded select-service properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-138

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$38,000,000
Various	Hazleton Hotel Portfolio	Cut-off Date LTV:	67.6%
Hazleton, PA 18202		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	13.7%

The Properties. The Hazleton Hotel Portfolio Properties are comprised of three limited service hotels located in Hazleton, Pennsylvania totaling 314 rooms: Hampton Inn Hazleton, Fairfield Inn Hazleton and Residence Inn Hazleton. The Hazleton Hotel Portfolio Properties represent three different brands, offering limited service accommodations for corporate, leisure and group guests. The Hazleton Hotel Portfolio Properties are located within four miles of each other. The borrower sponsor acquired the Hazleton Hotel Portfolio Properties in 2016 for $34.5 million and has invested approximately $9.4 million of capital expenditures since then. The franchise agreements for all the Hazleton Hotel Portfolio Properties extend through August 2031. In February 2026, Hilton required a PIP for the Hampton Inn Hazleton property to meet the current brand standards. At loan closing, $3.8 million was reserved upfront for PIP completion. Following the completion of the PIP, the franchise agreement is expected to be extended through 2041. We cannot assure you that such extension will take place.

The Hazleton Hotel Portfolio Mortgage Loan is full recourse to the Hazleton Hotel Portfolio Mortgage Loan nonrecourse carveout guarantor if any franchise agreement is terminated, surrendered, expires or is otherwise cancelled, in each case without the lender’s prior written consent, until such time as the Hazleton Hotel Portfolio Borrower has entered into a replacement franchise agreement. We cannot assure you that the nonrecourse carveout guarantor will be able to perform its obligations.

According to the appraisal, the property segmentation at the Hazleton Hotel Portfolio Properties are estimated at 95% transient and 5% meeting and group.

The following table presents certain information relating to the Hazleton Hotel Portfolio Properties:

Hazleton Hotel Portfolio Property Schedule
Property Name Address	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/ Renovated	Rooms	4/30/2026 TTM NCF	% NCF	Appraised Value	% of Appraised Value
Hampton Inn Hazleton(1) 1 Top of the 80s Road Hazleton, PA 18202	$16,400,000	43.2%	1993/NAP	122	$1,930,167	42.1%	$24,400,000	43.4%
Fairfield Inn Hazleton 1 Woodbine Street Hazleton, PA 18202	$10,800,000	28.4%	2002/2018	100	$1,356,153	29.5%	$15,900,000	28.3%
Residence Inn Hazleton 1 Station Circle Hazleton, PA 18202	$10,800,000	28.4%	2008/2018	92	$1,303,562	28.4%	$15,900,000	28.3%
Total	$38,000,000			314	$4,589,882		$56,200,000

(1)	In February 2026, Hilton required a PIP for the Hampton Inn Hazleton property to meet the current brand standards. Following the completion of the PIP, the franchise agreement is expected to be extended through 2041. The appraisal concluded a “Hypothetical As if Complete” value of $24,400,000 for the Hampton Inn Hazleton property which assumes a total capital expenditure of $3,500,000 will be completed in a competent and timely manner. At loan closing, $3.8 million was reserved upfront for PIP completion.

Hampton Inn Hazleton

The Hampton Inn Hazleton property is a three-story, 122-room, limited service hotel built on a 4.67-acre site just west of Interstate-81, approximately five miles northwest of Downtown Hazleton. The Hampton Inn Hazleton property opened in 1993. Since acquisition in 2016, the borrower sponsor has invested approximately $4.50 million ($36,904 per room) in capital improvements. In February 2026, Hilton required a PIP for the Hampton Inn Hazleton property to meet the current brand standards. Hilton provided a mid-range PIP budget of $3,281,741. At loan origination, $3.8 million was reserved upfront for PIP completion. Following the completion of the PIP, the franchise agreement is expected to be extended through 2041.

The guestroom mix at the Hampton Inn Hazleton property is comprised of 84 double/double rooms, 24 king rooms, 12 studio suites and two king suites. Facilities and amenities include a complimentary hot breakfast, outdoor swimming pool, business center, fitness center, guest laundry and complimentary guest parking.

Fairfield Inn Hazleton

The Fairfield Inn Hazleton property is a three-story, 100-room, limited service hotel built on a 2.87-acre site just off of Interstate-81, approximately five miles northwest of Downtown Hazleton. The Fairfield Inn Hazleton property opened in 2002. Since acquisition in 2016, the borrower sponsor has invested approximately $3.0 million ($29,961 per room) in capital improvements. The Fairfield Inn Hazleton property is subject to a franchise agreement with Marriott International, Inc. that expires in August 2031.

The guestroom mix at the Fairfield Inn Hazleton property is comprised of 35 queen/queen rooms, 27 junior suites, 22 king rooms, 11 one-bedroom suites and five whirlpool suites. Facilities and amenities include a complimentary hot breakfast, indoor swimming pool, fitness center, sundry shop, business center, guest laundry, a small meeting room and complimentary guest parking.

Residence Inn Hazleton

The Residence Inn Hazleton property is a three-story, 92-room, limited service hotel built on a 4.11-acre site located just off of Interstate-81, approximately four miles southwest of Downtown Hazleton. The Residence Inn Hazleton property opened in 2008. Since acquisition, the borrower sponsor has invested approximately $1.91 million ($20,766 per room) in capital improvements. The Residence Inn Hazleton property is subject to a franchise agreement with Marriott International, Inc. that expires in August 2031.

The guestroom mix at the Residence Inn Hazleton property is comprised of 64 studio suites, 17 one-bedroom suites and 11 two-bedroom suites. Facilities and amenities include an all-suite configuration with fully equipped kitchens, a complimentary hot breakfast buffet, a fire pit area, indoor swimming pool and spa, fitness center, business center, guest laundry, a small meeting room and complimentary guest parking.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-139

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$38,000,000
Various	Hazleton Hotel Portfolio	Cut-off Date LTV:	67.6%
Hazleton, PA 18202		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	13.7%

The following table presents certain information relating to the Occupancy, ADR and RevPar of the Hampton Inn Hazleton property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hampton Inn Hazleton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	75.6%	$110.37	$83.48	67.2%	$172.73	$116.03	88.8%	156.5%	139.0%
2024	71.4%	$113.30	$80.87	64.9%	$172.55	$112.02	91.0%	152.3%	138.5%
2025	72.2%	$109.98	$79.42	68.4%	$169.88	$116.13	94.7%	154.5%	146.2%
4/30/2026 TTM	73.8%	$111.36	$82.15	64.9%	$170.70	$110.74	87.9%	153.3%	134.8%

Source: Third party hospitality research reports.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The Competitive Set includes Holiday Inn Express & Suites Drums Hazleton I 80, Comfort Inn West Hazleton, Candlewood Suites Hazleton, Fairfield Inn & Suites Hazleton and Residence Inn Hazleton.

The following table presents certain information relating to the Occupancy, ADR and RevPar of the Fairfield Inn Hazleton property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn Hazleton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	73.3%	$119.12	$87.36	77.6%	$132.02	$102.44	105.8%	110.8%	117.3%
2024	69.4%	$121.42	$84.31	73.9%	$136.00	$100.47	106.4%	112.0%	119.2%
2025	71.0%	$118.09	$83.79	74.2%	$135.76	$100.79	104.6%	115.0%	120.3%
4/30/2026 TTM	71.8%	$118.71	$85.24	73.4%	$136.87	$100.50	102.3%	115.3%	117.9%

Source: Third party hospitality research reports.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The Competitive Set includes Holiday Inn Express & Suites Drums Hazleton I 80, Comfort Inn West Hazleton, Candlewood Suites Hazleton, Hampton Inn Hazleton and Residence Inn Hazleton.

The following table presents certain information relating to the Occupancy, ADR and RevPar of the Residence Inn Hazleton property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Residence Inn Hazleton			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	72.5%	$116.94	$84.73	83.2%	$143.40	$119.26	114.8%	122.6%	140.8%
2024	68.8%	$119.79	$82.37	78.3%	$144.86	$113.37	113.8%	120.9%	137.6%
2025	69.0%	$120.70	$83.27	86.1%	$122.33	$105.36	124.8%	101.4%	126.5%
4/30/2026 TTM	70.1%	$120.36	$84.42	83.4%	$127.88	$106.64	118.9%	106.2%	126.3%

Source: Third party hospitality research reports.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The Competitive Set includes Holiday Inn Express & Suites Drums Hazleton I 80, Comfort Inn West Hazleton, Candlewood Suites Hazleton, Hampton Inn Hazleton and Fairfield Inn & Suites Hazleton.

The Market. The Hazleton Hotel Portfolio Properties are located in Hazleton, Luzerne County, Pennsylvania. Specifically, the Hazleton Hotel Portfolio Properties are located at the intersection of two major interstate corridors (Interstate-80 and Interstate-81) in Northeastern Pennsylvania. Hazleton's economy is broadly organized around four pillars: transportation and logistics/warehousing, manufacturing (with a particular concentration in food processing and consumer goods), healthcare and social services, and retail trade. The area is served by the Wilkes-Barre/Scranton International Airport located approximately 33 miles northeast of Hazleton.

Humbolt Industrial Park is a major economic driver in the region and creates notable demand for area hotels. Developed in 1970, Humbolt Industrial Park is a well-established industrial hub stretching five miles along State Road 924. Major employers in the region include Amazon.com, American Eagle Outfitters, Geisinger Health System, Lehigh Valley Hospitality Hazleton, The Hershey Company, and AutoZoners LLC. Project Hazelnut is an approximately 1,300-acre large scale data center campus proposed to be located with the Humboldt North Industrial Park and to include multiple purpose-built data center facilities planned in Hazle Township. If approved Project Hazelnut is expected to be located within five miles from the Hazleton Hotel Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-140

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$38,000,000
Various	Hazleton Hotel Portfolio	Cut-off Date LTV:	67.6%
Hazleton, PA 18202		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	13.7%

The following table presents the appraisals’ primary competitive properties to the Hazleton Hotel Portfolio Properties:

Competitive Property Summary(1)(2)
Property	Year Opened	Rooms	Commercial	Leisure	Group	2025 Occupancy	2025 ADR	2025 RevPAR
Hampton Inn Hazleton	1993	122	60%	35%	5%	68.6%	$169.61	$116.42
Fairfield Inn Hazleton	2002	100	60%	35%	5%	75.0%	$134.62	$101.01
Residence Inn Hazleton	2008	92	65%	30%	5%	87.1%	$120.40	$104.81
Holiday Inn Express & Suites Drums Hazleton I 80	2006	80	60%	35%	5%	60-65%	$105-110	$65-70
Tru by Hilton Hazleton	2026	81	55%	40%	5%	45-50%	$120-125	$55-60
Comfort Inn Hazleton	1988	117	55%	40%	5%	55-60%	$85-90	$50-55
Candlewood Suites Hazleton	2009	124	65%	30%	5%	70-75%	$95-100	$70-75
Total/Average		716	60%	35%	5%	71.2%	$119.85	$85.38

Source: Appraisal.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(2)	The appraisals’ competitive set does not include a recently opened property Home2Suites by Hilton that is expected to directly compete with the Hazleton Hotel Portfolio Properties.

Appraisal. The aggregate appraised value of $56,200,000 includes the “As is” values for the Residence Inn Hazleton property ($15,900,000) and Fairfield Inn Hazleton property ($15,900,000) and the “Hypothetical As if Complete” value for the Hampton Inn Hazleton property ($24,400,000) as of April 9, 2026. The appraisal concluded a “Hypothetical As if Complete” value of $24,400,000 for the Hampton Inn Hazleton property which assumes a total capital expenditure of $3,500,000 will be completed in a competent and timely manner. A PIP amount of $3.8 million was reserved at loan origination. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate “as-is” appraised value of $52,800,000 are 72.0% and 72.0%, respectively.

Environmental Matters. According to the Phase I environmental site assessments dated between April 20, 2026 and April 21, 2026, there was no evidence of any recognized environmental conditions at the Hazleton Hotel Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Hazleton Hotel Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	2025	4/30/2026 TTM	UW	UW per Room
Occupancy(1)	72.0%	76.8%	73.1%	76.9%	74.9%	74.9%
ADR(1)	$142.26	$148.57	$150.15	$142.12	$143.76	$143.76
RevPAR(1)	$101.44	$112.72	$108.67	$108.11	$106.26	$106.26

Room Revenue	$11,625,668	$12,918,376	$12,489,166	$12,390,119	$12,179,001	$12,179,001	$38,787
Other Income(2)	$165,032	$165,238	$170,842	$186,048	$194,344	$194,344	$619
Total Revenue	$11,790,700	$13,083,614	$12,660,008	$12,576,167	$12,373,345	$12,373,345	$39,406

Room Expense	$2,250,869	$2,504,978	$2,534,404	$2,532,439	$2,513,257	$2,513,257	$8,004
Other Income Expense	$86,264	$88,247	$85,824	$87,473	$98,137	$98,137	$313
Real Estate Taxes	$296,227	$298,528	$303,724	$318,630	$326,780	$337,455	$1,075
Insurance	$176,992	$175,733	$180,280	$176,536	$178,851	$178,376	$568
Other Expenses	$4,079,668	$4,231,773	$4,107,060	$4,165,902	$4,171,504	$4,047,771	$12,891
Total Expenses	$6,890,020	$7,299,259	$7,211,292	$7,280,980	$7,288,529	$7,174,996	$22,850

Net Operating Income	$4,900,680	$5,784,355	$5,448,716	$5,295,187	$5,084,816	$5,198,349	$16,555
FF&E	$471,628	$523,345	$506,400	$503,047	$494,934	$494,934	$1,576
Net Cash Flow	$4,429,052	$5,261,010	$4,942,316	$4,792,140	$4,589,882	$4,703,415	$14,979

NOI DSCR	1.83x	2.16x	2.03x	1.97x	1.90x	1.94x
NCF DSCR	1.65x	1.96x	1.84x	1.79x	1.71x	1.75x
NOI Debt Yield	12.9%	15.2%	14.3%	13.9%	13.4%	13.7%
NCF Debt Yield	11.7%	13.8%	13.0%	12.6%	12.1%	12.4%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at Hazleton Hotel Portfolio Properties are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Income includes vending sales, retail kiosk revenue, valet revenue, meeting room rentals and other miscellaneous income.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-141

Hospitality – Limited Service	Loan #15	Cut-off Date Balance:	$38,000,000
Various	Hazleton Hotel Portfolio	Cut-off Date LTV:	67.6%
Hazleton, PA 18202		UW NCF DSCR:	1.75x
		UW NOI Debt Yield:	13.7%

Release of Properties. The Hazleton Hotel Portfolio Mortgage Loan documents provide that on any payment date after the expiration of the defeasance lockout period, provided that no default or event of default has occurred and is continuing, the borrower has the right to obtain the release of up to two individual Hazleton Hotel Portfolio Properties in connection with a bona fide third party sale of such individual Hazleton Hotel Portfolio Properties, upon defeasance of a release price equal to 110% of the allocated loan amount of such individual Hazleton Hotel Portfolio Properties and satisfaction of the following conditions, among others: (i) after giving effect to such release, following the release the loan to value ratio does not exceed the lesser of 72% or the loan to value ratio of the Hazleton Hotel Portfolio Properties immediately prior to such release; (ii) the debt service coverage ratio of the remaining Hazleton Hotel Portfolio Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.75x, (iii) after giving effect to such release, the debt yield of the remaining Hazleton Hotel Portfolio Properties is not less than the greater of the debt yield immediately preceding the release and 12.4%; (iv) satisfaction of REMIC related conditions; and (v) rating agency confirmation.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
T-142

BANK5 2026-5YR23

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.